Prospectus Supplement (Sales Report) No. 37 dated July 1, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 358695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358695	$1,000	$1,000	9.63%	1.00%	June 26, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 358695. Member loan 358695 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	2.64%
Length of employment:	3 years	Location:	Burlington, VT

Home town:	Philadelphia
Current & past employers:	Self Employed
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

Loan will assist in the purchase of a trailer needed for a small business.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,738.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your business? How much is the trailer? Are you using any savings towards it?	I am remodeling contractor. The trailer is $2000. I would be using $1000 of savings towards it.

Member Payment Dependent Notes Series 372239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372239	$4,550	$4,550	12.84%	1.00%	June 29, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372239. Member loan 372239 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,498 / month
Current employer:	Paul Bell	Debt-to-income ratio:	21.18%
Length of employment:	9 years 4 months	Location:	Oakland, CA

Home town:	Oakland
Current & past employers:	Paul Bell, Carpenters Local Union 713
Education:	Merritt College

This borrower member posted the following loan description, which has not been verified:

I have been married for one year now. My husband and I are in the market to purchase a new home as we have now rented out our former residence. We have been approved through our lender for 225K at this time, but we are looking for more purchasing power by eliminating current credit debts which is why I am looking to obtain this loan to consolidate a total of four of my credit debts. I only have five credit files total, with one being my car note. I am not attempting to modify this account because it is a joint account with my husband and he takes care of the payment for that. However I do have three credit cards and one signature loan that I would use this loan if obtained to pay off. I have no collections and I am current on every account and I will add that I have never been late. It's just that at this point with the economy the way it is I would prefer to have one bill with one due date instead of variations across the board. I have a job that I have been working for 9+ years as well as I recieve SS Disability and child support, also financial support from my husband. I know it is hard to believe one's word when you don't know them personally, therefore I can only offer my credit rating as being sufficient enough to support my statement that if in fact I am given this loan, it will be paid back on time and in full.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,125.00	Public Records On File:	1
Revolving Line Utilization:	64.30%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a public record on file can you please explain?	The public record is a Bancruptcy that I filed in 01/2000. All debts were discharged in 04/2000. The reason for this filing was due to the fact that I was injured on my job as a carpenter and permanently disabled by that injury.
Could you clear things up - you state you were inured on the job as a carpenter and that this loan is for yourself and your husband. Whos credit history are we looking at here? Please advise a.s.a.p. Best Regards	Please let me clrarify. The loan is for me soley to consolidate my credit, the purpose is to help me & my husband in this home buying venture because if I can clear up my debt then more of my income can be used in the equation as to how much more we can afford. The credit history you are looking at is mine alone. My husband also has good credit but with the house we already have, even though it is rented, it makes it a little difficult to obtain the approval amount we are looking for to purchase a second home unless I free up more of my income to contribute.

Member Payment Dependent Notes Series 375929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375929	$18,000	$18,000	9.63%	1.00%	June 30, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375929. Member loan 375929 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,187 / month
Current employer:	WVDOT	Debt-to-income ratio:	4.05%
Length of employment:	6 years 5 months	Location:	parkersburg, WV

Home town:	Charleston
Current & past employers:	WVDOT, S&S Engineering
Education:	Marietta College

This borrower member posted the following loan description, which has not been verified:

I will use this loan to consolidate high interest store name credit cards used for renovation of my home. I've been in my house over two years and haven't missed a payment by even a day.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1970	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,259.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear catcher13, What is your company doing? Also what is your profession there? In addition to that I find it interesting that you are requesting 18000 loan, while your credit card balances are 8000. What are you going to do with the extra $10,000?	Construction, Engineering Technologist. I have other home projects planned for the near future.
you are requesting $18000 but your credit balance is $8259 what are you doing with the rest of the money? do you mind asking you what is your monthly mortgage? thank you	I have other projects planned for the near future. Mortgage is $660.
Suggest you get your income verified. This will encourage prospective lenders.	How's that done?

Member Payment Dependent Notes Series 377886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377886	$4,800	$4,800	13.79%	1.00%	June 22, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377886. Member loan 377886 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	One of the "Big 4" CPA Firms	Debt-to-income ratio:	2.45%
Length of employment:	1 year	Location:	Miami, FL

Home town:	Miami
Current & past employers:	One of the "Big 4" CPA Firms
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I had $15,000 on credit cards for Undergra/Graduate school expenses. I graduated in May 2008 and started working full time for a large accounting firm. Since then I have paid down my credit card debt to $9,500. If you read my credit report, you will see I have never missed a single credit card payment in my life and I expect to pay them off in 2 more years. However due to the financial crisis these credit card companies start raising their interest rates without cause. The interest rate I am getting here will probably be the same as those credit card companies charging me, but I would rather give my business to someone who at least would appreciate me as a good paying borrower not an account number that they could manipulate with.

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,757.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382516	$20,000	$20,000	15.68%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382516. Member loan 382516 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Bellco Glass, Inc	Debt-to-income ratio:	15.10%
Length of employment:	2 years	Location:	Vineland, NJ

Home town:
Current & past employers:	Bellco Glass, Inc
Education:	Cumberland County College

This borrower member posted the following loan description, which has not been verified:

I did not had any money for my sister marriage, so I thought to take it out from my personal credit cards and will pay back ASAP, but the credit card interest rate went up so high that my loan from credit card total amount was around $34,000.00 in mid year 2007 and I paid almost $20,000.00 till today, but my balance got down to only $14,500.00. I still have remaining debt of $19,500.00 left to pay off and I'm seeking some loan at lower interest rate, so I can get rid off my debt ASAP. I can make payments on my loan at $1000 a month or will try to pay more than that to get over with this situation as quick as possible. I'm paying 12.99% APR interest on my credit cards at this moment because of some special offers, but that interest rate is not fixed which is why I'm applying for this loan. I would like to get atleast same if not lower interest rate than that.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,738.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, do you mean you are in debts coz of your sister's wedding? can you get your income verified please? thx	yes, thats what I meant. I receive check for $961.54/week which is $50,000/year, if you want to make sure from the company I work for, you surely can.
thx for the response. just didn't understand why you needed to pay for her wedding. Did you submit your tax document/W2 to LC? I guess that's the way you get your income verified. It will help people to trust you more and to fund you.:)	well! I'm from India and its in my culture, usually Dad pays for the daughter wedding, but my Dad passed away 8 years ago and I'm the oldest son in the family, so it was my responsibility to take care of my sister wedding. It wasn't just my responsibility but also my love to her. Lending Club didn't asked for my W-2 from the last year, I thought they have there own way to verify my income, but I can provide them my W-2 from last year or my recent paystubs, but who should I contact to do that?
Have you submitted your W-2 to lending club for verification yet?	nobody asked me for W-2 from Lending Club, and who should I send it to? Do you have the person name, number and fax number that I can contact to and send my W-2 for verification.
I am on the lending side of lending club, so I don't know who you contact to send W-2 to. But I know that if they receive it, it will confirm your income, and that will help funders lend to you. contact lending club.	I just received email day before yesterday regarding W-2 form, lease, HR contact for the company I work for and paystubs to send it to the Lending Club for my income verification. so, I faxed all my document yesterday. I'm assuming they should have verified my income by now.
contact support@lendingclub.com	I did faxed all my documents on 06/23/09 to Lending club for verification of my income. Thanks for your help.
Hello! You seem like a good person to help your sister. Thanks also for verifying your income. One question - $700 seems like a large monthly loan payment for someone making your salary ($4167/month). I imagine you make around $2500-3000 after taxes? Do you have many other monthly expenses? Thanks and good luck! Aaron	Hi, Basically I pay my credit Card bills alomost 1000-1200 every month, so if I'm making $700.00 payment a month then I'm saving about $500.00/month, which is quite beneficial for me. My total expense including everything (but not credit card bills) is about $1000.00 to $1100.00.
PS - Also, I see you were trying to get a rate equal to or lower than the 12.99% rate on your current credit cards. Of course, your Lending Club rate is higher. Why not cancel your loan request? Aaron	Yes, when I earlier applied for this loan which was about a month earlier, my total average rate of interest was about 12.99%, and I was not getting that rate from Lending Club so, I refused the loan request, but it is a variable rate which I received from special offers. Now, special offers are done and my interest rate is getting sky rocket high as you know how the credit card company works. The best thing I like about Lending Club is that the interest rate is fixed and at the certain amount of time you will be debt free, which is most likely not possible with the credit cards company. This is why I'm pursuing again my request with the Lending Club.
Thank you for your answer. It sounds like you have expenses under control. I will help fund your loan! Good luck to you and your sister... Aaron	Thanks for your help.

Member Payment Dependent Notes Series 390572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390572	$4,800	$4,800	14.11%	1.00%	June 29, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390572. Member loan 390572 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,033 / month
Current employer:	FutureVision Technologies	Debt-to-income ratio:	14.67%
Length of employment:	3 years	Location:	West Jordan, UT

Home town:
Current & past employers:	FutureVision Technologies
Education:	Utah State University, University of Utah

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two high interest credit cards. The debt was incurred from trying to start a small business in 2007. I'm a good candidate because I have never missed a payment and am very responsible with my money.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,038.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 391152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391152	$4,000	$4,000	16.32%	1.00%	June 26, 2009	July 5, 2012	July 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391152. Member loan 391152 was requested on June 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Sprint Nextel Corp.	Debt-to-income ratio:	20.89%
Length of employment:	8 years 5 months	Location:	Olathe, KS

Home town:	Kansas City
Current & past employers:	Sprint Nextel Corp., Valentine Radford
Education:	Baker University College of Arts and Sciences, University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

Help us to pay off our car and taxes. Resulting loan will decrease our current payment and improve our cash flow by $80 a month.

A credit bureau reported the following information about this borrower member on June 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	58
Revolving Credit Balance:	$34,008.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396604	$15,000	$15,000	13.47%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396604. Member loan 396604 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	14.34%
Length of employment:	1 year 7 months	Location:	OKLAHOMA CITY, OK

Home town:	Oklahoma City
Current & past employers:	Self Employed, Carpenter
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Seeking to improve and repair an investment property in OKC near the Paseo Arts district. Property has no liens and consists of a 3 bedroom 1595sf house and a 1480sf commercial building with 2 spaces that can rented individually. I plan to use one space for myself as a recording/rehearsal space for my band and rent the other space in the commercial building and the house. I plan on doing most of the repair work myself and with the help of friends. I am a carpenter by trade and have been involved in many facets of construction for the past 9 years. I have friends with experience in electrical work, HVAC, and many other construction fields.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	69
Revolving Credit Balance:	$8,644.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you expect to be your monthly ROI (Return on Investment) for the rental property that you are renovating? Is your income already including rents from this property and if so, how much of an increase will these improvements bring in rent?	My current income does not include rents from this property. The property currently has no tenants. Based on comparable properties in the neighborhood, the house should rent in the range of $600-$700 a month and each side of the commercial building should rent for $500 a month, possibly more. I anticipate a minimum of $1000-$1200 a month in rental income as I intend to use one side of the commercial building for my own purposes, but the option to rent both sides of the building will be kept open if needed. Most likely, due to taxes, insurance, and the cost of the loan, I doubt I'll see any profit until the loan is satisfied or I can refinance based on home equity at the end of the year. No local banks would even consider a home equity loan right now due to obvious reasons. Should financial hardship hinder my ability to repay, I would sell the property.

Member Payment Dependent Notes Series 401572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401572	$20,200	$20,200	14.74%	1.00%	June 19, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401572. Member loan 401572 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,531 / month
Current employer:	Union for Reform Judaism	Debt-to-income ratio:	10.19%
Length of employment:	2 years 10 months	Location:	Brooklyn, NY

Home town:	Burlingame
Current & past employers:	Union for Reform Judaism
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

This is to consolidate all credit debt. I have a great credit score. I am chosing to consolidate my credit balances to make my monthly payment more managable and to bring down my debt faster. I do not want to take any negative actions toward my credit.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,167.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 402075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
402075	$10,000	$10,000	12.53%	1.00%	June 30, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 402075. Member loan 402075 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,160 / month
Current employer:	Cleveland Clinic	Debt-to-income ratio:	3.37%
Length of employment:	1 year 5 months	Location:	Elyria, OH

Home town:	Cleveland
Current & past employers:	Cleveland Clinic
Education:	Lorain County Community College

This borrower member posted the following loan description, which has not been verified:

My fiance and I are getting married in a year. With down payments and money due up front we are finding ourselves putting things on credit cards. We have a total of about $25,000 spread out on several credit cards that were charged up due to my schooling and our upcoming wedding. We also bought a house and soon found out that owning a home can be very pricey. We recently had close to $3,000.00 worth of plumbing done, a Kitchen remodel after we found out we had to knock out a kitchen wall to replace gas lines that had been leaking and so on and so forth. My credit report and my fiances credit report both have no negative marks as we have never been late or missed any payments on these cards. We are currently spending well over $1,000 a month to pay the credit cards down and would love to consolidate to one payment with a set pay off date as we are starting to feel that there is no end in sight. If this is something that someone would be willing to finance, this would be a huge weight lifted off of our shoulders. Thanks!

A credit bureau reported the following information about this borrower member on May 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,158.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congrats on the marriage. Will your new spouce be helping out with payments or are you mostly paying it? If so, would you mind providing their income? What are your monthly expenses by category? Thanks.	Thank You! Yes he will be helping pay our debt down. I am a R.N. for the Cleveland Clinic and he is a Manager for a major distribution company and also works as a reserve police officer part time. He is full time for the distribution company and has been employed there for the last 6 yrs. His hourly wage is $16.36 an hour. Typical monthly from that job is TAKE home $1,800. Monthly from the Police Department part time varies but only averages $300monthly. Then you have my income from the Hospital. Expenses (PAST MONTH) Mortgage $750(escrow,prty tax included) Gas: $35 Water:$45 Cable:$98 Electric: $75 Car Pymt: $250 Car Ins: $73 Fuel: $250 Groceries : $300 Cell Phones - $115 TOTAL:$1,991 + THE Below Credit Card Payment. If we are able to get the $25,000 we are asking for through Lendingclub our montly payments for the credit cards will drop from 1,400 to 831 with a SET Pay off date which would be FANTASTIC!! Our biggest problem is that the debt is spread out over several high interest cards which makes you feel like there is NO end in sight particuarly when you are mid way through planning a wedding... I would love to stress that we both have NEVER missed a payment on the home, car, or credit cards and we both have never had any sort of Negative markings in our credit reports! If you have anymore questions PLEASE dont hesitate to ask!! Thank You Much! Peepz1505
Do you foresee any new events that may cause you to need to borrow more on your credit cards? With the wedding in a year, what is the left over budget for the wedding, and will your total balance owed increase? congratulations, and thank you for your reply.	I dont forsee any events that may cause us to borrow money on the credit cards. We have kept our credit accounts open but have destoyed cards the cards with the exception of one (in case of any unforseen events). In regards to the wedding, a great deal of the wedding has already been taken care of. This was one of the contributing factors to the debt. We have waited to tie all of the debt up until we felt comfortable that we wouldn't need to use the credit cards. We really just want one payment VS 6 payments because paying 6 different interest rates each month really is a waste of money not to mention how long it would take to pay off. Thank you for your interest and please feel free to ask anymore questions... Peepz1505
Lending Club approved $10k, not the $25k asked for. How does that impact your plans?	Something is better than nothing. It actually is going to help alot in regards to 3 USBANK credit cards that we have with $2000-$3000 on a piece at a 21% Interest rate(Due to a change in the "Service Agreement"). Even with the 10,000 cap consolidating just those 3 cards is going to save us alot of money and we will actually still be paying less on the 10,000 Lending CLub Loan versus the 3 High Rate Cards. Maybe when this one ends try to borrow again? I read that I can have 2 loans out at a time.... We will see how we feel after consolidating those 3. Thanks For the inquiry! Peepz1505

Member Payment Dependent Notes Series 403004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403004	$9,600	$9,600	13.47%	1.00%	June 17, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403004. Member loan 403004 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,048 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	13.99%
Length of employment:	9 years 7 months	Location:	Endicott, NY

Home town:	Endicott
Current & past employers:	Lockheed Martin Corp.
Education:	Binghamton University

This borrower member posted the following loan description, which has not been verified:

I am in deseparate need of repair of my roof and gutters on an old EJ home I purchased 3 years ago. I have an excellent job, 10 years at Lockheed Martin. I have been making improvements to the home since I moved in, building the equity back up, yet unfortunately it has absorbed quite a bit of my cash flow. To date I have put in new electric service, a new furnace with A/C, a new concrete patio, a new driveway, new kitchen, and updated my bathroom. I would like to be able to continue to build the equity. Thank you for your consideration of helping to fund my loan.

A credit bureau reported the following information about this borrower member on May 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	30
Revolving Credit Balance:	$19,358.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the low bid on your "Roof& Gutter" job? Good Luck! Plasticman	The low bid was $11,679. The highest was $17,900.

Member Payment Dependent Notes Series 403739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403739	$12,000	$12,000	11.89%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403739. Member loan 403739 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,367 / month
Current employer:	Hartford Fire Insurance	Debt-to-income ratio:	0.41%
Length of employment:	3 years 3 months	Location:	SOUTH GATE, CA

Home town:	Hollywood
Current & past employers:	Hartford Fire Insurance, Provident Funding Associates, LLP
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan so that I may have some extra cash to qualify for a home loan. I am a responsible candidate as I have good credit and have drastically improved my credit over the last four years since I have graduated college. I have been at my current job for over 3 years and make a decent salary. I work as an auditor, so I would consider myself pretty good with finances and consider my job stable even in this economy. I am planning on purchasing a new home as the prices are now well within my range. I haven't been able to save much for a down payment as I have been making monthly rent payments and have been trying to help out my little brother with his college expenses. I would normally ask my dad for extra cash, but he was laid off a few months ago and has been dipping into his savings to make the mortgage payments. He will begin to take draws from his IRA next year so I don't want to bother him until then. Right now I want to take advantage of government programs that offer credit to first time home buyers while I can and while the prices on homes are low. I would really appreciate any extra cash as it would help me finally purchase my first home.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$411.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS/WAS YOUR FATHER'S OCCUPATION ?	He was a production manager for a furniture manufacturing plant. He worked there for 30 years, but the plant closed. He was offered a job to remain with the company, but would require relocation. At his age he is ready for retirement in the next year.
What are your monthly expenses by category, could you list them? You only have $411 of revolving debt? any other debt (include any payments of that as well in your categories)?	Monthly rent $1600 Other bills about $300, includes cell phone, electric, internet, satellite tv, gym membership, insurance Revolving debt is usually low as I try to only use credit cards when I travel and usually pay them off quickly to avoid interest charges
Looks like you've come upon a great opportunity to buy a low and affordable home. Give more details about how your income, debt, investments, and emergency savings will balance out when you acquire the new mortgage? Also after acquiring the home and building up a nice 3 to 18 months emergency fund, do you plan on paying off the mortgage fast so you're financially free to do what ever you want (semi-retire) or will you gamble it on other investments such as the stock market in which the result can turn out badly (delay retirement)?	With the prices of homes low at the moment, I actually hope to be saving more money on a monthly basis than what I am now making rent payments. That's why I want more money for a down payment to bring my monthly payments lower. Interest rates are low and I'm not worried about paying off the mortgage too fast. I will take my time with it and save some extra money which I may invest into the stock market. As far as my retirement, I've got a long way to go and am not shy about investing in the current market for long term returns. When I get closer to retirement I will begin to move my investments into something stable, but I'm still young and I view the current market as something I should take advantage of now for future returns.
Hi, I am interested in funding your loan, but I have a question. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	I just sent that information in, so I figure it should be verified shortly.
I use to read stuff like this when I first started investing in 1991 and it made sense at the time and I believed them but not long enough to avoid the Tech stock market crash and this recent over leveraged stock market crash. I was able to do this because my mother told me I can handle her retirement if I don't loose any money including the profits - this I've managed. So thanks to her requirements, I'm a bit better off then most professionals. Given this experience... Remember that taking advantage of something (risk) is a double edge sword, ask how you're being taken advantage off with this advice to buy stock? If you don't buy stock who will loose out when you only spend your money on low cost guarantee products like bonds and your mortgage? Another thought, what happens to the stock market when real money which comes mostly from people's retirement contribution slows down because recent loss fear or the loss of jobs? In the end, forget long term returns go for guaranteed returns instead. It'll move you far away from the greed trap. Give my experience a little more thought and know that congress is also thinking about increasing the $8000 home credit to $15000 because homes are still not selling well and are still going down.	Thanks for the advice. I will strongly consider investing in notes like Lending Club where I can get good returns. As far as the tax credit being increased, I don't think that this would apply until next year if there is another stimulus package and mortgage rates are increasing now. My goal is for my current monthly payments to be lowered or remain the same, while I gain equity from a home. I think an increase in the home credit will be necessary just to keep up with increasing mortgage rates in the future, but I still see now as a great time to buy. I don't want to "miss the boat" on the current housing market.
Hi. Can I just ask what type of living arrangement you have with such a high rent ($1600)?	I rent a two bedroom home and I live in the Los Angeles/Orange County area, so it's actually a pretty good deal.

Member Payment Dependent Notes Series 405559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405559	$17,000	$17,000	11.26%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405559. Member loan 405559 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	federal mogul	Debt-to-income ratio:	4.41%
Length of employment:	5 years 2 months	Location:	STANTON, MI

Home town:	trufant
Current & past employers:	federal mogul, consumers energy
Education:	Ferris State University, Montcalm Community College

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I have a need for monies for a short time period to help with some family health issues. My credit is good and I am a responsible person. If things go as planned this loan will not go full term. I can afford the extra payment if it does go full term. I am an Electrical Engineer and a Licensed Master Electrician with an income of $65,000.00 per year. Regards, Jerry Garbow

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,878.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Suggest you get your income verified; this will encourage prospective lenders.	Thank You. I recieved that message yesterday late and will post as per directions.
I believe federal mogul is a parts supplier to the auto industry. How secure is your position given the current state of that industry? Thanks.	As secure as most these days. If it succumbs I will be the last to go and will be relocated.

Member Payment Dependent Notes Series 407969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407969	$8,000	$8,000	12.84%	1.00%	June 24, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407969. Member loan 407969 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	American Express	Debt-to-income ratio:	22.51%
Length of employment:	1 year 4 months	Location:	Phoenix, AZ

Home town:	Keswick
Current & past employers:	American Express, US Bank
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

Good Evening, I am looking to consolidate some high interest credit card debt of $12,500. There are 9 total creditors that I have debts with. I am finally in a position where I am reducing my revolving debts, using the "snowball" method, I have eliminated 2 1/2 so far, since the beginning of 2009. 2009 will be my first year making over $30,000, I will actually make $46000 this year. I am very serious about eliminating these debts, and am looking for a potential lender that recognizes the situation. If I receive the loan and clear all my credit card debt, my Fico will jump from 640 to 700 or better. I can then obtain a loan from a bank for the amount, and pay off the amount that a peer lended me. This results in no risk on your part. It's a difficult situation, because if I get the loan my credit score jumps and Im in better shape, but to get my credit score higher, I need the reduction of the debts. It's very difficult, I put myself in this position, but need to get out of it effectively. This seems to be the best alternative.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	72
Revolving Credit Balance:	$13,450.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 408085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408085	$5,000	$5,000	10.95%	1.00%	June 25, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408085. Member loan 408085 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	lcom inc	Debt-to-income ratio:	13.45%
Length of employment:	4 years 3 months	Location:	BOCA RATON, FL

Home town:
Current & past employers:	lcom inc
Education:

This borrower member posted the following loan description, which has not been verified:

My intention is to satisfy a $2500 medical deductible due immediately as well as paying my credit card.As far as a responsible candidate,this is why Im applying so my credibility stays intact with this loan. thanx

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,274.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows you have $5K outstanding. But you want to borrow $5k to payoff credit cards AND pay a $2,500 deductible. Please clarify.	Good question. I spoke with a representitive about the deductible and was offered a 25% discount if paid in full.The credit card may still have a small amount left.6k probably would have wiped the slate clean,but I miscalculated.

Member Payment Dependent Notes Series 408419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408419	$10,000	$10,000	9.63%	1.00%	June 18, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408419. Member loan 408419 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,875 / month
Current employer:	State of Michigan	Debt-to-income ratio:	24.57%
Length of employment:	14 years 8 months	Location:	CADILLAC, MI

Home town:	Saginaw
Current & past employers:	State of Michigan
Education:

This borrower member posted the following loan description, which has not been verified:

none

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,607.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you intend to use the loan for?	Home Improvements and helping son and daughter with schooling.

Member Payment Dependent Notes Series 408782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408782	$6,000	$6,000	11.89%	1.00%	June 19, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408782. Member loan 408782 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	JC Penney Corp	Debt-to-income ratio:	12.67%
Length of employment:	1 year	Location:	Citrus Heights, CA

Home town:	Sacramento
Current & past employers:	JC Penney Corp, McGraw-Hill
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Hello everyone, This is my first time using Lending Club. I am currently preparing for my wedding which will be in late August. The majority of the expenses are being covered by family -I am looking to obtain a loan for 15k to cover a portion of the wedding as well as consolidate debt already accrued from expenses. In regards to my own background, I have a stable job and have not ever had any late payments or delinquencies on my credit. I make all my payments on time and will continue to do so if provided with this loan. Furthermore, I am also living with and taking care of my parents in their home which is paid off so I do not have a mortgage payment to make. Following our wedding, my fiance and I plan to remain at my parents' home for at least 6-9 months while we save up money to look into buying our own home. This is my financial history: I have two credit cards currently carrying balances of approximately 4300 and 1500 with interest rates of 18% and 13%. Much of this debt has been accrued from wedding expenses (i.e. invitations, bills for catering, etc.). I have been making monthly payments of at least $400 on the higher balance card while I have been paying about $60-80 on the lower balance card. My goal with this loan would be to consolidate my debt into one monthly, low interest payment. Overall, I am good candidate for this loan because I make all my payments, I understand the importance of good credit (looking for a home so I know what big difference minor fluctuations in the credit score can entail). Thank you for your time and God bless.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,371.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you own the home, as stated in the profile, or do your parents own the home, as stated in the loan description?	My parents own the home. Sorry for the confusion.
How much do you need for the wedding? According to your description, you'll only have $200 left to pay for the wedding after paying off your $5800 in credit card bills.	I initially had requested for 15,000 (as shown in my post) but after Lending Club reviewed my credit status, they felt that 6000 was the maximum that I could afford. They also did not reduce my interest rate as this is the same rate that was offered for the entire 15k balance.
Hi, I'd like to asses you financial judgment. You're trying to save money for your first house. On the other end you are spending on the wedding the very money you can you use for that house. Could you give me a rational behind your decision. Thanks	Thank you for your question. I have not technically started putting aside money for a new home. Any extra income I have, I have been throwing towards my wedding expenses. I am just prioritizing my expenses and my first priority is my wedding. I am looking to use this loan money to refinance the sum on my credit cards that were used for my wedding expenses. With lower interest, any subsequent payments I make will be actually paying down principal rather than being eaten up by interest fees. Furthermore, my parents have volunteered and have been trying to pay some of my wedding expenses but I am trying to refrain from having them to do that as I feel I am already getting a lot out of them in the form of free rent and other expenses. I would like to rely less on them and less on my credit cards and would like to use my decent credit to obtain a fixed term loan from this site.

Member Payment Dependent Notes Series 409146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409146	$11,500	$11,500	11.26%	1.00%	June 22, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409146. Member loan 409146 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	24.22%
Length of employment:	7 years	Location:	Kenmore, NY

Home town:	Buffalo
Current & past employers:
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

My husband and I have a personal loan that is currently at 14.99% and are looking to lower the rate to below 10%. The current payments are $500.00 per month and while we are making the payments each month, we would really like to free up some money. We are both employed full time in stable jobs.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,354.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - I have two obvious questions. The listing says the Current Employer is n/a but you say you are employed. Where is it that you are employed. Secondly, you say you want the loan at less than 10% but the listing is at 11.26%. Will you take the loan at that rate? Also, verifying your income with Lending Club would help a lot. Art	I am employed at a law firm and I would prefer not to disclose the name. I have been there for seven years, starting when I was in law school. I have been a practicing attorney there for the past five years. I did say that I was trying to lower the rate to below 10%, but I will take the loan at 11.26%- it is significantly better than 14.99%! Hope that helps.

Member Payment Dependent Notes Series 409840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409840	$14,400	$14,400	10.95%	1.00%	June 30, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409840. Member loan 409840 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Cargill	Debt-to-income ratio:	12.40%
Length of employment:	7 months	Location:	WAUKESHA, WI

Home town:	Sioux City
Current & past employers:	Cargill, Interbake Foods
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay of my personal debt from a business. We have just sold the business, so I will not accrue more debt from this, but we need to pay it off now so that is why I am securing a loan.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you self-employed? If so, for how long?	No, I work for Cargill Meat Solutions as a Plant Manager. I have been in manufacturing for about 5 years, but only with Cargill for 9 months.
How do you anticipate paying off this loan? Do you have alternative source of income to pay the loan should you lose your job with Cargill?	No I do not. If I lost my job with Cargill, then I would have to find another job. But I believe that in the field in which I am in, my experience and contacts would allow that to happen fairly quickly.
If you sold the business recently, how come you still have this debt. Should be pay off with the offset of the sale?	We sold our business for what we could get out of it, which did not cover the loan that we had against it. This would not be ideal in most situations, but it would have been more costly for us to continue to on running the business rather than just shutting it down.
Hi, A few questions: (1) Are you current with all your debt payments? (2) How will your monthly cash flow cover this loan???s monthly payment? (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? (4) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (5) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1) Yes, I am current with all of our debt payments. 2) We have enough cash flow to cover this payment. 3) Yes, we have a budget, and use Total Debt Makeover by Dave Ramsey as an example for us. 4) We do have more than $1000 for an emergency fund, thanks to Mr. Ramsey, and we do not have credit card payments, and don't ever intend to use them. 5) We save $200 per month currently for such purposes. But after the month is over, we will assign it to pay debt off quicker.

Member Payment Dependent Notes Series 411093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411093	$8,800	$8,800	9.63%	1.00%	June 18, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411093. Member loan 411093 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,479 / month
Current employer:	Global Payments, Inc.	Debt-to-income ratio:	4.89%
Length of employment:	6 years 3 months	Location:	ATLANTA, GA

Home town:	Denton
Current & past employers:	Global Payments, Inc., Wachovia Corp., Westinghouse Electric Supply Co. / WESCO
Education:	Texas A&M University (College Station), Georgia State University

This borrower member posted the following loan description, which has not been verified:

This loan is to help pay for my wedding expenses and a small loss in selling my house. Thanks.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,055.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 411129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411129	$2,800	$2,800	14.42%	1.00%	June 25, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411129. Member loan 411129 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	Oxic Networks	Debt-to-income ratio:	7.47%
Length of employment:	4 years 7 months	Location:	Herrin, IL

Home town:	Herrin
Current & past employers:	Oxic Networks
Education:	John A Logan College

This borrower member posted the following loan description, which has not been verified:

consolidation

A credit bureau reported the following information about this borrower member on May 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,831.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you give a brief description of the type of work you perform at Oxic Networks? Do you have an emergency fund? And if so, how many months of total living expenses does it cover?	I perform consulting for home and small business users. Also perform general computer/network maintenance for the same customers. I do not have an official emergency fund, although most of my income goes towards savings for a large down payment on a house when I graduate college in December.
Hello. What are the balances, interest rates, and monthly minimum payments for each card you will be paying off with this loan? How did you accrue this debt and what actions have you taken to avoid accruing more in the future. Please explain the two recent inquiries on your credit report. Finallly your revolving debt is listed at 3800. Please provide more details about the 1000 debt that you will still be carrying after you take this loan (interest rate, minimum payment). Thank you.	Safe_bet, I use my credit cards for tuition and books at my local community college. I did not want to refinance the card with a balance of 1000 because it is 11.99% APR

Member Payment Dependent Notes Series 411201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411201	$10,000	$10,000	12.21%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411201. Member loan 411201 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,242 / month
Current employer:	American Eagle Outfitters Inc.	Debt-to-income ratio:	8.30%
Length of employment:	2 years	Location:	NATRONA HEIGHTS, PA

Home town:	East Pittsburgh
Current & past employers:	American Eagle Outfitters Inc., Ricoh Business Solutions
Education:	University of Pittsburgh-Johnstown

This borrower member posted the following loan description, which has not been verified:

I greatly appreciate you considering my loan request. I have been looking for something like this for the past three years. I moved to NYC right out of college to start working and found it difficult to stay on my feet. I got myself into a substanital amount of debt and now I am working to dig myself out. This loan would help me so much. Thank you!

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,880.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're borrowing $19k for a revolving Credit Balance of only$7,880.00. Why? What's the extra $11,120.00 for? Please explain. Good Luck! Plasticman	I have 5 total credit cards; Chase- $3,007.04 MNBA - $5,000.49 MNBAVisa- $5,917.08 Dollar Bank- $2036.64 CitiBank- $3,226.42 TOTAL= $19,184.67 I am requesting the $19,000 to consolidate these 5 cards. I am currently paying very high interest rates on 3 of the cards. I really hope this helps bring clarity to my situation and would greatly appreciate the funds loaned to me. Thank you.
Thank you for your prior answer. If you have over $19,000 in credit card debt, why does your Revolving Credit balance show $7,880? Is this figure of $7,880 self declared by you or does LC calculate it? Thanks Dave	This was calculated by the LC, I am not sure why it is only showing a revolving credit balance of $7,880. It could be due to the fact that two of the Cards are closed, but I have a balance on them still. I hope this helps. Thank you.
Do your monthly expenses including CC payments exceed you monthly income? Will this loan change that scenario and allow you more disposable income or will your expenses be higher than you income?	My monthly expenses including CC payments do not exceed my monthly income, however my ultimate goal is to pay down my debt with a lower interest rate. I am living at home and would like to be able to save for a down payment on a home. With my current debt, I am unable to to move out, even if its only to rent a place. This loan will allow me to pay my CC debt off faster and move on to start saving for my future. I to date do not have a savings account/emergnecy fund.
how did you accumulate so much debt? and what are you doing to avoid this in the future?	It first started with my last semester of college. I did not have financial aid for my last semester so I had to pay for it on my own. After college, I moved to NJ and worked in NY. I was paying rent, car loan, insurance, train pass (to get to work everyday) and other bills. It really became an endless cycle of not having a large enough income to support myself. So I picked and moved back home and have been trying to get out of debt since then. To avoid this in the future, I have put in place a strict budget where I allocate money into different areas so that I am only using a certain amount for certain things. This helps me define where my money is going.

Member Payment Dependent Notes Series 411341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411341	$8,000	$8,000	9.32%	1.00%	June 30, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411341. Member loan 411341 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$9,167 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	0.46%
Length of employment:	8 years 4 months	Location:	Camillus, NY

Home town:	Rochester
Current & past employers:	Lockheed Martin Corp.
Education:	SUNY at Buffalo, Columbia College or Missouri

This borrower member posted the following loan description, which has not been verified:

Will pay often and as early as possible

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,373.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide some detail on the debt(s) you are consolidating - balance(s), rate(s), monthly payment(s)? Thanks!	$3200 Visa - Low interest rate of 3.9%. I try and pay that bi-weekly $200 or more. $1600 revolving line of credit. High interest rate 18.9% Again try to pay it bi-weekly or more often at $200. But I do not want things to get to far out of whack, hence the request for a loand to consolidate, cut up my cards, haev some peace of mind and hopefully, breathe a little easier.
You would be better off carrying the Visa balance at 3.9% than borrowing money at 9.3% to pay it off - i.e. you're paying less interest now than you will be? Certainly it makes sense to pay off that $1600 at 18.9%, but if you focused your existing payments there, you could pay it off in a few months without the loan. Am I missing something?	No, you are not missing anything. It is just very difficult to pay down without "life" creeping in that has its way of derailing things. I know it would make more sense to do as you suggest and I am pretty confident I can pay it off in a matter of a few months, it's just very discouraging to manage things as well as trying to save and as I said "pay for life".

Member Payment Dependent Notes Series 411425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411425	$10,000	$10,000	14.42%	1.00%	June 19, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411425. Member loan 411425 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	nicholsr industrial sales	Debt-to-income ratio:	3.68%
Length of employment:	10 years 6 months	Location:	Birmingham, AL

Home town:	Birmingham
Current & past employers:	nicholsr industrial sales, Nichols Industrial Sales Company Inc., Irondale Custom Machine
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

I am using this loan to convert all my credit cards into one monthly payment

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,383.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, could you please explain your recent delinquencies? Also, do you have a budget for your income and a emergency fund?	The 2 recent delinquencies were caused by my pay being cut at work. I do budget my income very strictly and if I get this loan I can pay all my credit cards off and cut my bills in half. My emergency fund has almost all been used up since my pay cut. My pay should return to normal in the next 2 months.
Thanks for your response. Do you have a plan in place to avoid falling for the credit card trap in the future?	Once I have paid the debt I have now off, I will close all but one of my credit accounts and pay that bill off every month.

Member Payment Dependent Notes Series 411487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411487	$14,500	$14,500	11.58%	1.00%	June 25, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411487. Member loan 411487 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Spine and Pain Medicine Center	Debt-to-income ratio:	21.70%
Length of employment:	5 years	Location:	Port Richey, FL

Home town:	Bronx
Current & past employers:	Spine and Pain Medicine Center, ups, Franks Nursery and Crafts
Education:

This borrower member posted the following loan description, which has not been verified:

Hi Guys! Wanted to start out by saying I have always had good to great credit and I am very responsible about paying the bills on time, most of the time paying more than the minimum. I have been a single mom with 3 kids for 5 years now and have been able to stay ahead of the game without much or any help from my ex, unfortunately like many other folks these days, I'm beginning to become overwhelmed and I can feel it's about to cave in sometime soon. Before that happens I want to see if you would qualify me for a loan so I can throw my cuurent credit card debt which is now about 800.00 monthly, into 1 payment with a fixed monthly payment and for a set length of time instead of paying forever. I promise you will not regret giving me the opportunity to become a client of yours. Thank You

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,680.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 411549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411549	$14,000	$14,000	12.21%	1.00%	June 22, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411549. Member loan 411549 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Starbucks Coffee	Debt-to-income ratio:	14.66%
Length of employment:	9 months	Location:	POUND RIDGE, NY

Home town:	Chicago
Current & past employers:	Starbucks Coffee
Education:	Kendall College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my debt.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	16
Revolving Credit Balance:	$11,212.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ben. You credit history shows a debt in a little excess of 11K. What other type of dent with you using the rest of the money for?	I have a recent irs debt to pay from selling my business.

Member Payment Dependent Notes Series 411759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411759	$13,800	$13,800	13.47%	1.00%	June 17, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411759. Member loan 411759 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,753 / month
Current employer:	RGIS Inventory Specialists	Debt-to-income ratio:	13.98%
Length of employment:	4 years 4 months	Location:	NORTH ATTLEBORO, MA

Home town:	Attleboro
Current & past employers:	RGIS Inventory Specialists, Sun Chronicle
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a personal loan to pay off some debt that I have and to also move into my own place. I have been with my job for 4.5 years and I have just been offered another job that I will be taking. I make my bill payments every month and would just like to have one payment instead of several. I'm just looking for someone to give me a chance.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,670.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're borrowing $3,330.00 more than your Revolving Credit Ballance. What is the money for? Plasticman	I would like to pay off my debt and have one monthly payment instead of several. I am considering moving and would use the rest towards those expenses.

Member Payment Dependent Notes Series 412144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412144	$5,550	$5,550	12.53%	1.00%	June 19, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412144. Member loan 412144 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	trader joes	Debt-to-income ratio:	16.95%
Length of employment:	7 years 2 months	Location:	BELMONT, CA

Home town:	belmont
Current & past employers:	trader joes, Longs Drug Stores
Education:	college of san mateo

This borrower member posted the following loan description, which has not been verified:

I plan on using this loan to pay off a few of credit cards I owe money on. I have been making monthly payments on all of my cards regularly. I have no negative marks and have only made a couple of late payments in the 10 years that I have had credit cards. I have never missed a payment. The cards collectively have just too high of interest rates to get anywhere with the payments I can make. The payments are always above the minimum payment its just not enough. I will of course plan on making larger than minimum payments to you as well. I plan on canceling a couple of them but not all of them because I heard that is bad for your credit. I would really appreciate this loan because I would really like to be able to start enjoying my paycheck someday instead of just paying bills and maybe one day have good enough credit to purchase a home. I have a very secure job at an extremely popular trendy inexpensive grocery store chain that continues to grow especially in these hard times. I have been there for over 7 years. I also had to move back in with my parents after a break up and have no rent to pay. I plan on staying here for at least another year. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,192.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please outline the amounts, interest rates, and minimum payments of your 10K in revolving credit? Also, please provide your current budget. Thank you.	debt 1. chase credit card $1925 30% interest $50 mp 2. chase credit card $1100 17% interest rate $50 mp 3. target credit card $700 18% interest rate $25 mp 4. hsbc credit card $400 14% interest rate $25 dollar mp 5. capital one credit card $1000 13% $50 mp 6. union bank of california cash reserve $450 18% percent interest rate $25 mp 7. bank of america loan that was for dental work this is not a credit card I have not used any money form them except for the original loan amount. $4500 10% interest rate $151 mp budget $2000 monthly pay $0 rent $375 revolving credit bills $100 cell phone $125 parents misc. $250 gas $250 food Thank you for taking the time to consider investing in me. The reason I really would like this loan is to bring the interest rate down on my credit cards. It has been hard for me to bring down the credit card balances because of the high interest rates and there are just too many payments going out leaving me with no money for things like gas; this has been forcing me to use the cards. With this loan I should not need to use them at all any more. If you invest in me I will not disappoint you. I have never missed a payment on anything and I do not intend to start now. Thank you again for your time.

Member Payment Dependent Notes Series 412148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412148	$6,000	$6,000	13.79%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412148. Member loan 412148 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Hackensack Board Of Ed.	Debt-to-income ratio:	17.59%
Length of employment:	2 years	Location:	HACKENSACK, NJ

Home town:	Hackensack
Current & past employers:	Hackensack Board Of Ed.
Education:	Ramapo College of New Jersey

This borrower member posted the following loan description, which has not been verified:

Hi, me and my fiance would like to get married soon, we are very responsible on our monthly payments, the only bills that I have are very minimum, as he pays for rent and or other expenses, my credit score is over 700, these loan will mean the world to me as I will realize my dream wedding with the man I love.

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,523.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the 2 recent (within the last 6 months) credit inquiries for?	I actually was shopping for the best rates, just recently, and I saw that LendingClub.com would be a better choice.
Are you going to have your income verified? Please ask Lending Club how to do it if you don't know how already.	I gave Lending Club permission to verified my income.

Member Payment Dependent Notes Series 412286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412286	$3,000	$3,000	11.89%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412286. Member loan 412286 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Sun State Builders	Debt-to-income ratio:	24.59%
Length of employment:	4 years 1 month	Location:	Tempe, AZ

Home town:	Newport Beach
Current & past employers:	Sun State Builders, DBAC, City of Newport Beach
Education:	Orange Coast College

This borrower member posted the following loan description, which has not been verified:

I am requesting a personal loan in the amount of $25,000. I have credit card debt that I would like to eliminate, especially since the two that carry high balances just notified me that they will be raising the interest rate in July. I have never been even one day late on these two cards. Currently I pay about $600 a month on various credit accounts and I determined that through a debt consolidation loan at around 11% interest for 5 years, I could pay off this debt and still be able to save half of what I am paying monthly to credit cards. I am a single woman with a good job and own a home in Arizona. The condition of the housing market in AZ is dismal and hence I cannot obtain a home equity loan to pay this debt off. I have been working for my current employer for 4 years and feel confident that my job is secure. 8 years ago I had to declare bankruptcy due to my husband's suicide. He left me with an enormous amount of debt. However, since his passing in 1999, I have purchased 2 homes. I am hoping that you will grant me this personal loan. None of my credit accounts (including my home) have been paid late. I have just let this debt get out of control and need to eliminate it all together. Thank you.

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	67
Revolving Credit Balance:	$62,265.00	Public Records On File:	1
Revolving Line Utilization:	68.50%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your note indicates that you are requesting $25,000 but the "Amount Requested" states $3,000. Please explain the difference.	Thanks for the inquiry. $25,000 would get me totally out of debt, but the credit review board determined $7,750 is all I would qualify for, but then came back with even a more reduced amount, being $3,000. Even though $3,000 doesn't make much of a dent, it will pay off 3 of my credit cards. This will allow me to put that freed up money towards another credit card. Even though my credit is good and I've been at my job going on 5 years, the review board didn't feel that loaning me that much money was appropriate. On Monday I have an interview for a second job, so I'm hoping through my dilligence I will get the debt paid down. Its unfortunate that credit card companies are punishing the worthy by increasing rates for no apparent reason. Thanks for the question. I hope that helped!

Member Payment Dependent Notes Series 412292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412292	$22,800	$22,800	12.21%	1.00%	June 22, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412292. Member loan 412292 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	Professional Risk Management Services	Debt-to-income ratio:	15.49%
Length of employment:	3 years 3 months	Location:	SPRINGFIELD, VA

Home town:	Falls Church
Current & past employers:	Professional Risk Management Services
Education:	Georgetown University

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting this loan to pay off my credit card debt. I have two major credit cards each with interest rate at 25%. I understand that my debt to ratio is very high, but I am applying for this loan to fix that. I have successfully paid of my car loan through Pentagon Federal Credit Union. I fulfill my payments and debts. If granted the loan it will make paying off my credit card a little easier. Your consideration is greatly appreciated.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	19
Revolving Credit Balance:	$19,226.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Could you please explain your delinquency 19 months ago? thx	This delinquency was caused by a family member. I agreed to co-sign on an account for the family member to obtain materials for college. The family member promised to make all necessary payments, however they became delinquent on the payment cycle. As soon as I became aware of this situation I made the necessary arrangements to pay off that balance in completion and then closed the account so no further purchases could be made by this family member.

Member Payment Dependent Notes Series 412331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412331	$6,000	$6,000	9.32%	1.00%	June 18, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412331. Member loan 412331 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	n/a	Debt-to-income ratio:	17.94%
Length of employment:	n/a	Location:	WATERTOWN, CT

Home town:	waterbury
Current & past employers:	engineering & plastics
Education:

This borrower member posted the following loan description, which has not been verified:

repairs for house

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,962.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greeting - Could you please provide a few more facts about your employment situation? Art	Type your answer here. I work at a factory esp in watertown ct, part time.I' am retired so I collect social security & a pension, for other income.
Why are you spending so much improving a rental?	Type your answer here.I don't rent I live upstairs from my son. He owns the house and I live rent free.the house is a two family.

Member Payment Dependent Notes Series 412345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412345	$7,000	$7,000	11.58%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412345. Member loan 412345 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	U.S.P.S	Debt-to-income ratio:	17.37%
Length of employment:	4 years 2 months	Location:	North Massapequa, NY

Home town:	Pulaski
Current & past employers:	U.S.P.S, sunrise credit
Education:

This borrower member posted the following loan description, which has not been verified:

want to pay off my bills so this way i will only have one bill to pay.

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,089.00	Public Records On File:	1
Revolving Line Utilization:	13.80%	Months Since Last Record:	56
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you in a terminal paygrade with USPS or are you moving up with each year of service? Another other household income/debt?	I am a letter carrier with the usps in babylon, ny. right now my pay is about 35 k to 40 k a year...
You are asking for $13,000, and your debt is $1089.00. Can you please explain what this money would be for? Also, from an investor standpoint, if you can verify your income with lending club, it will enhance your funding chances. What is your position in the post office and what office do you work out of?	the money will be used for a loan i got but i got suckered into paying a high intrest rate. i have another loan through the credit union that i want to pay off. i see that your payment would be $429.00 a month in pay back. i was hoping you could cut me a break and hopefully make my payment around $300.00 a month? I work for the usps in babylon, ny i have been there 4 years and 2 months. I am a letter carrier...

Member Payment Dependent Notes Series 412350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412350	$8,000	$8,000	10.95%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412350. Member loan 412350 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	ReachLocal	Debt-to-income ratio:	10.91%
Length of employment:	2 years 6 months	Location:	West Hills, CA

Home town:	Los Angeles
Current & past employers:	ReachLocal
Education:	University of California-Riverside (UCR)

This borrower member posted the following loan description, which has not been verified:

I have a few credit cards that I'm trying to consolidate into one payment with a relatively low interest rate. Some of them have increased their interest rates without warning and the monthly payments are not reasonable. I have a solid job and want to pay the amount down at a steady rate.

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,685.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you use this $8000 loan against such a large revolving credit balance?	I'm only paying off the high interest credit card. I have $20k total. I have approximately $8k of that in high interest cards.
How much is your monthly mortgage payment? How much of your credit card debt principle of $40k+, are you planning of paying off per month?	Mortgage is $2652 + Property Taxes. My credt card debt is actually approximately $20k, not $40k. I plan to use more structured fixed-interest loans to pay them off. I don't want to make minimum payments to high interest cards that never seem to reduce the principal.
What is reachlocal and how secure is your employment? Thanks.	An online advertising company. My employment is quite secure. Our company has weathered the recession storm and has not had to lay-off any personnel.
What is the average interest rate of the cards you will be paying off with this loan?	29% - This is why I want to pay off these cards.

Member Payment Dependent Notes Series 412382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412382	$10,000	$10,000	12.84%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412382. Member loan 412382 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Papercutz, Inc	Debt-to-income ratio:	8.00%
Length of employment:	4 years	Location:	New York, NY

Home town:	Hanover
Current & past employers:	Papercutz, Inc
Education:	Syracuse University, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

This is for the company I am the CEO for: Papercutz. We presently publish such series in comics graphic novels as Nancy Drew, the Hardy Boys and Bionicle with great success. We're expanding most notably with Geronimo Stilton in comics coming this fall. Pre-orders for this new series are the best we've ever had putting our print run at 30,000 for each. You can see more about Papercutz at www.papercutz.com. Right now, however, the expansion is costing us and we are tight and in need of cash to tide us over to that launch. Papercutz has been in business for 4 years and is growing in a field that is growing quickly within publishing. I myself have a good credit rating, very little debt: only a mortgage which is less than 20% of the worth of the home it's on (at present value).

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,283.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you have little debt, but have a revolving credit balance of $56,000.	That is debt linked to this business but under my name.

Member Payment Dependent Notes Series 412567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412567	$8,500	$8,500	11.58%	1.00%	June 17, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412567. Member loan 412567 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,289 / month
Current employer:	BP America Production Company	Debt-to-income ratio:	18.87%
Length of employment:	23 years 9 months	Location:	McComb, MS

Home town:	Mccomb
Current & past employers:	BP America Production Company
Education:	Southwest Community College

This borrower member posted the following loan description, which has not been verified:

My daughter has been accepted to the Southern Medical Corporation School of Sonography in Baton Rouge Louisiana. This is a private college with tuition costing $13,000.00 Class room computers are also needed for note taking-- My husband and i are both employed with a nice income, however $13,000 in one lump sum is a little difficult. We would greatly appreciate help with this college tuition. We plan on providing the expenses for living. Sincerely, Allen Turnage

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,168.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you getting your income verified by Lending Club? What is your monthly budget with this loan? You have a large amount of credit in use right now $57,168. What is the breakdown of this? Loan amounts, interest rates and monthly payments please. Have you tried more conventional methods of getting scholl financing? Does the college offer any funding or scholarships? What kind of career is your daughter persuing? Is she going to help pay this loan? Thank you	yes, i am getting my income verified. Rrelated to budget-my wife also works so together our income is 150,000/year. The tuition is 13,000 and she needs a new computer and printer. She will also work as she just graduated from an accredited x-ray program and passed the registry. The collge does not offer any funding or scholarships. My daughter is pursing a higher level of education and specializing in Vascular Sonography.
Is the tuition 13K total or 13K per year? Does your daughter already have a job lined up? Please break down the 57,000 debt. Of what is that composed?	TThe tuition is 13,000 per year--not including books, uniforms, housing, food, etc. We have a 2nd mortgage on our home with a credit limit of 50,000. We are currently already paying this back. I have a couple of student loans on my daughter that she will repay 6 months after she graduates. We have 2 savings accounts, 3000 in a CD, 200,000 equity in our home. My wife works 2 jobs--in nursing to make extra money. WE have also paid off all large balance credit cards---2 with USAA and discover. My daughter is moving to LA June 13th--- and will be hired as an x-ray technician while pursuing a speciality area-----(vascular ultrasound). I am over-nighting my income tax returns--we no longer receive paper check stubbs and have not for over a year now. I have pressently been employed offshore for 23 years and am now Maintenance SUPERVISOR.
Are you saying that the marjority of your revolving balance is a HELOC?	No. the HELOC accounts for only about 1/4 of money owed. We only owe about $38 on the LOC___and do not plan to access this account any more. There are student loans which my daughter will begin re-paying when she graduates. The three major credit cards have been recently paid off---which frees up about $400/ month. Is there any specific account you are referring to?
I just checked the school web site. There are a few things seems to be inconsistent here: - the program of cadiovascular ultrasound is a one-year program, so your tuition total would be $13k - the $13k total does include books and uniform. In your last answer, can you clarify how is the 57K of revolving balance allocated to each debt source?	There is a HELOC included in that balance, student loan money to be paid back when she graduates, My wife has a personal loan she is paying on and some other accounts with balances. WE are currently under the process of getting this (money owed) under control.

Member Payment Dependent Notes Series 412583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412583	$5,000	$5,000	11.58%	1.00%	June 17, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412583. Member loan 412583 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Princeton Animal Hospital	Debt-to-income ratio:	19.96%
Length of employment:	4 years 2 months	Location:	TRENTON, NJ

Home town:	hamilton
Current & past employers:	Princeton Animal Hospital
Education:	Mercer County Community College

This borrower member posted the following loan description, which has not been verified:

will this be a fixed rate or can you change it at any time

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,833.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan, please?	I am using this loan to pay off some bills and to also plan a baby shower for my sister who is having triplets

Member Payment Dependent Notes Series 412731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412731	$17,000	$17,000	10.95%	1.00%	June 18, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412731. Member loan 412731 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Rotech Healthcare Inc	Debt-to-income ratio:	8.13%
Length of employment:	4 years 2 months	Location:	orlando, FL

Home town:	Valley Stream
Current & past employers:	Rotech Healthcare Inc
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off my credit cards and not use them anymore.. I am looking to pay this off quickly hopefully within a year. I have a great credit score and i have never missed any payments what so ever. Thank you, Christopher

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,001.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Chris, What do you do at Rotech? I see some troublesome signs about the company as it keeps losing money. http://www.google.com/finance?fstype=ii&q=OTC:ROHI Other than that your loan application looks very good.	I am a financial analyst and I create and distribute reports for management so that they can better access new ways of of solving the current problems as well as assisting in the data gathering for the board package.

Member Payment Dependent Notes Series 412736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412736	$20,000	$20,000	14.11%	1.00%	June 18, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412736. Member loan 412736 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	State of Texas Health and Human Services Commission	Debt-to-income ratio:	13.21%
Length of employment:	1 year 5 months	Location:	dripping springs, TX

Home town:	Dripping Springs
Current & past employers:	State of Texas Health and Human Services Commission
Education:	South Texas College of Law

This borrower member posted the following loan description, which has not been verified:

I am a solidly employed attorney looking to clean up ex-spouse credit card debt following 2004 divorce. My new husband, also an attorney, and I both work in high-profile legal positions with the state of Texas. We have noticed bank lender rates sky rocketing without regard to our excellent payment histories.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	22
Revolving Credit Balance:	$30,058.00	Public Records On File:	1
Revolving Line Utilization:	73.70%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 412835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412835	$14,400	$14,400	13.47%	1.00%	June 18, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412835. Member loan 412835 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Echostar Communications	Debt-to-income ratio:	8.63%
Length of employment:	11 months	Location:	Aurora, CO

Home town:	Hyderabad
Current & past employers:	Echostar Communications, Gartner
Education:	University of Bridgeport, CT, USA

This borrower member posted the following loan description, which has not been verified:

I was approved for this loan. Due to technical difficulties I am applying for the loan again.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	56
Revolving Credit Balance:	$6,023.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much and what are your itemized monthly expenses?	Mortgage: 2200.00 Auto Loan: 1000.00 Credit Cards: 300.00 These are the major expenses. Let me know what specifically you are looking for.
Hello, could you describe your job with Echostar? Also, what type of home improvement project are you planning?	I am an Engineering Manager III at Echostar. I am incharge of the IPTV Development and maintainence. I recently bought a new home and I am taking this loan to finish the backyard.

Member Payment Dependent Notes Series 412846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412846	$4,400	$4,400	11.89%	1.00%	June 17, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412846. Member loan 412846 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	battaglia	Debt-to-income ratio:	14.09%
Length of employment:	12 years	Location:	sauk village, IL

Home town:
Current & past employers:	battaglia, 2545 s archer road
Education:	Robert Morris College

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to payoff i credit card and a small loan, convert it into one montly payment.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,759.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Why have you relisted? What is different between this listing and your previous listing? Art	the other listing was accidently cancelled due to a telephone number error
What is the nature of the "small loan"? Thanks.. Dave	I Have a loan with lending club which i used to remodel my bathroom, Only own 1500.00 i would be paying that off. also would be paying off a credit card balance i own for 2700.00 with interest of 14% which i also used to do some repair upgrades on my home. Convert both payments into one .
taking a loan from lending club to pay off a loan owed to lending club...hmmm...what is your payment history on the one you'll be paying off?	Balance Payment Status 7/10/09 -- $58.26 -- -- -- -- Scheduled 6/10/09 6/16/09 $58.26 $45.20 $13.06 -- $1,491.50 Completed - on time 5/10/09 5/14/09 $58.26 $44.82 $13.44 -- $1,536.70 Completed - on time 4/10/09 4/15/09 $58.26 $44.44 $13.82 -- $1,581.52 Completed - on time 3/10/09 3/13/09 $58.26 $44.06 $14.20 -- $1,625.96 Completed - on time 2/10/09 2/13/09 $58.26 $43.69 $14.57 -- $1,670.02 Completed - on time 1/10/09 1/15/09 $58.26 $43.33 $14.93 -- $1,713.71 Completed - on time 12/10/08 12/15/08 $58.26 $42.96 $15.30 -- $1,757.04 Completed - on time

Member Payment Dependent Notes Series 412882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412882	$7,200	$7,200	9.63%	1.00%	June 17, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412882. Member loan 412882 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	9.17%
Length of employment:	14 years	Location:	Mound, MN

Home town:	Boulder
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

I've managed to pay down over 20K in debt in the past 3 years but now I want it in one payment. (How did I get in that much debt you ask? Ugly divorce.) I have $7200 left and I can hammer that out in the next couple of years. Your help and support would be most appreciated.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,392.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What's your title and what do you do at Wells Fargo? 2. What are your monthly expenses (mortgage payment, transportation, food, etc.)? 3. What rate do you pay on the $7200 you'd like to pay down? Thank you.	Hi - I'm a Learning & Development Manager. Expenses run around $2500 or so...that's everything except this debt. I'm paying an average of 14% on the $7200.
Your revolving credit debt is just under $2400. What would the $7200 go towards?	I'm not sure why only $2400 is showing as revolving. It's actually the entire $7200 that's revolving. It's 2 credit cards and a line of credit (balances of $4100, $1800, and $1300 - those are approximate). So I would pay those off and close the accounts and be done with the revolving entirely.

Member Payment Dependent Notes Series 412999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412999	$11,200	$11,200	14.42%	1.00%	June 19, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412999. Member loan 412999 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Service Management Group	Debt-to-income ratio:	16.42%
Length of employment:	3 years 5 months	Location:	GREENWOOD, MO

Home town:	Maywood
Current & past employers:	Service Management Group, United Services Community Action Agency
Education:	Webster University, Pittsburg State University, University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I've been paying off all of my credit card payments on time. My Washington Mutual credit card was recently sold to Chase who has super high interest rates. I want to pay it off and make payments at a lower interest rate. I have a solid job and have paid my mortgage and car payments on time for at least 3 years.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,514.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413010	$25,000	$25,000	14.74%	1.00%	June 18, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413010. Member loan 413010 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$50,000 / month
Current employer:	Goldman Sachs Group	Debt-to-income ratio:	1.03%
Length of employment:	2 years 1 month	Location:	Chicago, IL

Home town:	St. Louis
Current & past employers:	Goldman Sachs Group, Lehman Brothers, Bank One, Household International/HSBC
Education:	University of Chicago Graduate School of Business, University of Missouri-St Louis, Olivet Nazarene University

This borrower member posted the following loan description, which has not been verified:

Last year, my brother and I started our own business based in Columbia, MO with two key business units; one line of business provides raw materials for the second line of business. The first business line is a residential/commercial tree, landscaping and lawn service. The second line of business, sells the raw materials acquired by the first line; namely wood fuel, mulch, firewood and also accepts green waste from individual consumers as well as cities and municipalities. You can visit our website at Braikbrothers.com to learn more about our company. We have been growing rapidly but, have found it difficult to access working capital by conventional measures so, decided to give this a try. I have worked in financial services for the past 13 years. I own a significant amount of residential and rural real estate with an average LTV of approximately 60%. My largest real estate holding is 365acres in rural central MO. The property is appraised at roughly $1.1MM (w/a $650k mortgage). Most local lenders are not willing to increase the LTV on this loan with cash out above 65%. My brother was the Controller/CFO of a family owned tree service in St. Louis for 6 years. During this time he gained an enormous amount of practical, hands on experience into how a successful tree service should be run. We have two certified arborists on staff. One of which is eligible to sit for the Master Arborist certification which requires being a certified arborist for at least 6 years. We have grown from 3 full-time employees when we officially began offering services in September of last year and given the demand for our services in Columbia and St. Louis, MO, currently employ 10 full-time employees. With my brother heading up the day-to-day operations, a professional and well-trained staff to complete the work and my ability to provide personal capital and access to further financing I am very bullish on the prospects for our business. As with any new business access to working capital is a key ingredient to success and I am excited by the opportunities this site may provide. I can be contacted via email (jsbraik@yahoo.com) at any time should you require additional information.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	7
Revolving Credit Balance:	$26,856.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what was the circumstances of the delinquency listed that occured seven months ago? I have been reviewing your request in order to invest.	Simply a matter of forgetting to pay. I have since set up as many of my bills as possible so that they are either paid directly from my checking account (outgoing funds from my checking account) or authorizing direct debits from my checking account. The delinquency was in no way a result of a lack of cash flow. Thanks for your question and feel free to contact me should you need any further information. Best Regards, jb
Your income is listed as 50,000 per month... if that is true (and I see that it's been verified), how is it that you need a loan?	The vast majority of my income is paid once a year as a year end bonus. Last year's bonus was used to purchase land and equipment. The business has grown quite rapidly and my bonus has served as working capital in lieu of working capital from a bank. We need to hire more people, purchase more equipment to continue to grow hence the need for the loan.

Member Payment Dependent Notes Series 413026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413026	$9,000	$9,000	13.16%	1.00%	June 18, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413026. Member loan 413026 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Robomodo Inc	Debt-to-income ratio:	12.71%
Length of employment:	5 months	Location:	Chicago, IL

Home town:	Seattle
Current & past employers:	Robomodo Inc, Sony, Wizards of the Coast
Education:	DigiPen Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I've had a string of bad luck and big expenses recently, and the only Credit cards I have all have 20%+ APRs. The payments aren't really an issue, but since it will be several months before everything is paid off I am trying to get a lower rate. Events: 1. Recently married, and blew much of my spare liquid assets financing this. I've got three months living expenses in case I lose my job, but not enough to outright pay the costs of the other things listed here. 2. My dog's leg got broken in an accident, and getting it repaired costed substantially more than I thought possible. Most of this money is due to that. http://yfrog.com/5hn290200108286946263j a sad picture of Napoleon at the vet. 3. I was hit by an uninsured driver, and my deducitible was $1000. Additionally I had to replace two tires on my car that weren't covered by my insurance, which ran another $500.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,641.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sorry to hear about your dog's injury! Hope that leg heals fast. I will help fund your loan. ps - Don't let your spouse catch you calling the wedding part of a 'string of bad luck'! :P (I know you meant it as part of the 'big expenses', but he/she might not see it that way...) ;-) Aaron	Thank you for the kind words, and I caught the wedding part right after sending my loan request, and realized immediately I could be in for trouble. ;)

Member Payment Dependent Notes Series 413036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413036	$9,200	$9,200	12.84%	1.00%	June 19, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413036. Member loan 413036 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	North County Vending	Debt-to-income ratio:	20.69%
Length of employment:	2 years 6 months	Location:	NORTH LAS VEGAS, NV

Home town:	Sacramento
Current & past employers:	North County Vending, Blockbuster Video
Education:	Sierra College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to consolidate my debt that I have with four major credit cards. Any help would be greatly appreciated

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,473.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413040	$5,000	$5,000	12.21%	1.00%	June 18, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413040. Member loan 413040 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	John Wiley & Sons Inc	Debt-to-income ratio:	6.40%
Length of employment:	7 years	Location:	Newburgh, NY

Home town:
Current & past employers:	John Wiley & Sons Inc
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

I'm asking for up to $12,000 to renovate and prepare one unit in my two-family home for rental. My renovation plans include: new kitchen cabinets and counters; new bathroom tile; new hardwood floor; new finished basement area to be used as storage; Unfortunately, home equity is not enough to complete project. I live in the top unit of the two-family house and plan to use rental income toward paying off the loan and home maintenance expenses.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	37
Revolving Credit Balance:	$731.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Can you provide a brief cash flow statement? Anticipated rent and mortgage payment, taxes, utilities, etc? Thanks	Mortgage payment $1620/month Taxes $4900/year Gas/Electric $115/month Anticipated Rent for 1 bedroom apartment $650/month Utilities on separate meter for apartment

Member Payment Dependent Notes Series 413070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413070	$3,000	$3,000	11.89%	1.00%	June 17, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413070. Member loan 413070 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Liberty Plaza	Debt-to-income ratio:	7.35%
Length of employment:	2 years 10 months	Location:	Oakley, CA

Home town:	Oakland
Current & past employers:	Liberty Plaza
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I've been working on paying off my credit card debt for the last couple of years. Since I have automated minimum payments set up for the credit cards with a balance and I also automate other payments out of my checking account, I often find myself having a hard time gauging how much money I have available. My account has been overdrawn on occasion. This loan will allow me to pay off several cards and allow me some leeway with my monthly budgeting. In turn, this should allow me to expand my emergency fund faster and more effectively. Thanks for taking the time to read this.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,572.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413229	$15,000	$15,000	17.26%	1.00%	June 19, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413229. Member loan 413229 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	Novartis pharmaceuticals	Debt-to-income ratio:	9.49%
Length of employment:	3 months	Location:	Randolph, NJ

Home town:
Current & past employers:	Novartis pharmaceuticals
Education:	Hacettepe University Medicine

This borrower member posted the following loan description, which has not been verified:

Dear Sir, Madame, I want to consolidate my depths. Appreciate your help. Regards, Alaaddin

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,108.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413254	$2,400	$2,400	11.89%	1.00%	June 17, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413254. Member loan 413254 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	toolbank	Debt-to-income ratio:	24.39%
Length of employment:	5 years	Location:	ATLANTA, GA

Home town:	montgomery
Current & past employers:	toolbank, ToolBank
Education:	University of Alabama

This borrower member posted the following loan description, which has not been verified:

Thank you for considering me for this loan. I am committed to paying down my debt!

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,430.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe your debt a bit more and what your plan is to pay it down? How did you accrue the debt? Art	Hello Art! Thank you for the question. My (now ex) husband lost his job early last year and was unable to find a new one for about seven months. We ended up using credit cards to fill in the gaps (groceries, bills and sometimes utility payments). Since I had the better credit, I ended up acquiring more credit cards (and debt) to cover expenses. We divorced amicably in September, and were both saddled with a bit of debt. I have been working to pay it down, starting with the smaller ones and the ones with the higher interest rates (I love Dave Ramsey!!). Unfortunately life got crazy (my dad passed away)and I was 3 days late on a payment to Macy's Visa and they not only lowered my limit, but they raised my interest rates on this card! I would love the $2400 loan to either a) pay this card off completely or b) pay down some of the other smaller cards at a much lower interest rate. I have not been thirty days late on a bill in years, and this one would be no different. I simply need a little catapult to blow a hole in this debt and get the ball rolling. I realize that my income is decent enough to make it happen if I get the ball rolling and really cut expenses. I rented out my home, don't eat out, drive an old truck with no note, and rarely by anything new. Dave Ramsey says "live like no one else so that you can live like no one else" so that is exactly what i'm doing. Thanks again for the question and consideration!
Hi Lisa, It's great to see you reference Dave Ramsey! I've been looking for borrowers on his path, but the search feature doesn't show any results for his name. My question: do you have your baby step emergency fund? Hang in there. Don't quit!	Hi! I do indeed have my baby step emergency fund of and a little extra. I have gotten my friends into Dave Ramsey as well and they are following his path to being debt free! Thanks for asking!

Member Payment Dependent Notes Series 413261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413261	$9,600	$9,600	10.95%	1.00%	June 19, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413261. Member loan 413261 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Scott and White Hospital	Debt-to-income ratio:	15.21%
Length of employment:	1 year	Location:	JARRELL, TX

Home town:	Glendale
Current & past employers:	Scott and White Hospital, Older Adult Services, Clinical Social Worker for Parkinson's Patients, Floral Designer
Education:	MSW - California State University-San Bernardino (CSUSB), BA - Psych -Azusa Pacific University, Citrus College, Mt. San Antonio College - Floral Design, Texas A & M University System Health Science Center

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate debt and pay for home repairs.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	53
Revolving Credit Balance:	$6,376.00	Public Records On File:	1
Revolving Line Utilization:	18.90%	Months Since Last Record:	39
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of repairs will you be making on the house? For what was the delinquency?	Delinquency: I had a credit card my ex husband was responsible for per court order for approx. 10k which he defaulted on and has since refused to pay and I am in process of suing him. I have since settled with the creditor and PAID the outstanding balance. Home: My mother lives in the home and is disabled. Trying to make modifications to assist her. Most of the request is to consolidate debt (8k) into a fixed payment off my credit cards and reduce interest payments.
What is the "Public Records On File"? Bankruptcy? What is your current interest rate on your credit cards and why was it accumulated?	See the other question on file, it was a credit card under my name my ex was ordered to pay and defaulted which I eneded up settling with the creditor. No bankruptcy ever.

Member Payment Dependent Notes Series 413452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413452	$25,000	$25,000	14.42%	1.00%	June 19, 2009	June 19, 2012	June 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413452. Member loan 413452 was requested on June 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,000 / month
Current employer:	Interactive Data Corporation	Debt-to-income ratio:	1.48%
Length of employment:	9 years	Location:	beechhurst, NY

Home town:	Palermo
Current & past employers:	Interactive Data Corporation
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

I am interested in 12 to 18month loan for up to $25,000 to finish up some home improvements. My credit rating is in the high seven hundred range.

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	13
Revolving Credit Balance:	$28,367.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state your credit score is in the high seven hundred range. When was this and why has it gone down? Thanks.	The reason why the credit score has been going down is because I signed up for a couple of no interest cards, specifically, Raymour Flanagan furniture, Home Depot, Walmart, and PC Richards. I checked with the credit score company and they noted its due to the activity on credit check when applying for these cards.

Member Payment Dependent Notes Series 413524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413524	$12,000	$12,000	10.95%	1.00%	June 25, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413524. Member loan 413524 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Bank of America	Debt-to-income ratio:	9.32%
Length of employment:	3 years	Location:	PHOENIX, AZ

Home town:	Phoenix
Current & past employers:	Bank of America, Data Doctors, Arizona Science Center, AT&T Inc.
Education:	DeVry University-Arizona

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate my debt at a better interest rate. I have excellent credit history and have never defaulted on a lender. I currently work for a bank and have passed many credit checks for reliability. I would like to have one monthly payment to assist in a quicker payoff on my current debt. I have a solid paying job and would make an excellent candidate for a loan of this type.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,636.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you married? What is your husband Income and years on the Job?	No, I'm not and have never been.
hi, i'm interested in funding your loan, but have a few questions. 1. you have a high monthly salary. can you get it verified with lending club to get the star next to it? 2. what do you do at bank of america? how secure is your position? 3. can you list your monthly financial obligations? mortgage, utilities, car, other credit cards, etc. Thanks!	1. My actual yearly salary with bonus is 63K, but I recieve anywhere from 10 - 13K from renters per year. 2. I work in Information Technology and I'm currently managing pieces of the transition. My job is secure for a minimum of 2 years, but more likely 3 -4 years. I will basically be ensured of a position until the technology migration of Merrill and Countrywide are 100% complete. 3. Mortagage - $1100, Utilities - $200, Car - paid off, Credit Cards - that is what i'm looking to consolidate, Student Loans - $230.

Member Payment Dependent Notes Series 413663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413663	$2,400	$2,400	13.16%	1.00%	June 18, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413663. Member loan 413663 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	indigo delivery services	Debt-to-income ratio:	1.05%
Length of employment:	10 years	Location:	north bergen, NJ

Home town:	santiago
Current & past employers:	indigo delivery services, aztec
Education:	itesa

This borrower member posted the following loan description, which has not been verified:

Hi the reason I'm requesting this money is to consolidate my credit cards at a better rate, in order to become debt free. Thank you for your interest.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,229.00	Public Records On File:	3
Revolving Line Utilization:	30.00%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit balance is only $1229. Your loan description " consolidate my credit cards at a better rate" doesn't justify $6000. Could you please explain?	hi...yes and apologize for not being clear. I have a monthly agreement payment to pay taxes and i want pay in full to avoid penalty and interest. i hope this will help.Thanks again.

Member Payment Dependent Notes Series 413666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413666	$3,000	$3,000	11.58%	1.00%	June 18, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413666. Member loan 413666 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	22.27%
Length of employment:	n/a	Location:	Austin, TX

Home town:	Edinburg
Current & past employers:	General Motors
Education:	University of Texas at Austin School of Law, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Money will be used for summer school expenses.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,517.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413725	$10,000	$10,000	13.16%	1.00%	June 22, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413725. Member loan 413725 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Mendota Insurance Company	Debt-to-income ratio:	24.47%
Length of employment:	2 years	Location:	Minneapolis, MN

Home town:	Waupun
Current & past employers:	Mendota Insurance Company, Macy's Inc.
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I can make no excuse for the amount of credit card debt I have. I simply was not budgeting myself well right out of college, and I did not realize how far into debt I was getting myself into. I now have more income and am more responsible. While I can usually make more than the minimum payments, the interest rates are so high, I barely make a dent in my debt. Without this loan, I will not be debt free for at least 5 years, and my savings will suffer as a result. My debt is spread out over 3 high interest credit cards. If I could consolidate my debt into one payment, it would be much more manageable. I always pay my bills on time, and I now have a working budget, so I am not adding to the debt I have. I am a safe investment for you. Thank you for considering me as a borrower.

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	20
Revolving Credit Balance:	$10,193.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan. Can you please show how the debt is broken out by credit card, their respective interest rates, and the minimum payment due on each card/month. Also how much is your monthly rent? And do you have any other loans (car, medical, student, ...)? Thanks and good luck!!	Dear Jockey67, Thank you for your interest in funding my loan. Here is the breakout of my debt: 3569.55 @ 19.24% - min = 94 2641.40 @ 18.24% - min = 67 3564.29 @ 24.81% - min = 113 My monthly rent is 550. I do also have a student loan and a car loan. Your funding would be greatly appreciated! Thank you!

Member Payment Dependent Notes Series 413777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413777	$13,625	$13,625	11.26%	1.00%	June 23, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413777. Member loan 413777 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Papa Architect P.c.	Debt-to-income ratio:	16.80%
Length of employment:	1 year 2 months	Location:	STATEN ISLAND, NY

Home town:	Staten Island
Current & past employers:	Papa Architect P.c., Reimans Hardware
Education:	New York Institute of Technology-Manhattan Campus

This borrower member posted the following loan description, which has not been verified:

My interest has hit 18% to 21% per card. I feel with a loan of 13% I will be saving hundreds each year and put a time on when I will be debt free. It will also be easier to make one payment instead of four.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,286.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off?	As stated in my info 18% to 21%
Can you describe your job?	I am a project manager at a architectural firm.
do you get paycheck, and can you verify your income with the bank? also,, how much savings would you say you have all together? it would be great if you can give a run down of your monthly expenses.	Yes i get a paycheck, and I do have my income tax statement from last year. So far I have 1000 saved but I pay 150 to 200 each credit card each month. times that by four cards. Plus now i pay with cash to avoid further debt from living expenses. So I hardly save any money. But paying my credit cards I am just paying interest not even the actual loan so that is why this loan will really save me.

Member Payment Dependent Notes Series 413802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413802	$8,500	$8,500	12.84%	1.00%	June 22, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413802. Member loan 413802 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	OCHS	Debt-to-income ratio:	18.65%
Length of employment:	5 months	Location:	WESTMINSTER, CA

Home town:	Torrance
Current & past employers:	OCHS, Boeing Company, Enterprise Rent-A-Car
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to consolidate my debt. I have about $5,000 in CC debt, $3,000 in Car loan and $5,000 on recent medical bill. Rather shorten my payments by consolidating my higher interest cards Thank you. I have excellent credit, checked my credit score yesterday and it was at 768

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	45
Revolving Credit Balance:	$8,730.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 413964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413964	$4,000	$4,000	10.95%	1.00%	June 18, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413964. Member loan 413964 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,125 / month
Current employer:	Yokohama Tire Corporation	Debt-to-income ratio:	18.15%
Length of employment:	1 year 4 months	Location:	COSTA MESA, CA

Home town:	Toledo
Current & past employers:	Yokohama Tire Corporation, Balboa Capital Corporation
Education:	University of Toledo

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to finance a purchase of gold and silver bullion as a personal investment. Of my personal debt, approx 50% accumulated over a period of 3 years as cash contributions to my business, which failed and was dissolved in 2008. The balance represents a down payment for a car and personal purchases. The rates are low, at 4.99% for the largest and smallest balances, and 9.99% for the middle balance. They are consolidated from other cards, and my credit card companies have been diligently lowering my credit limits to match my balances as I pay them off. My credit is clean, with no history of late pays. A loan term of no more than 36 months would be preferable.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,885.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you think you'll make more than 11% per year on gold and silver?	Thank you for your question. The rapid increase in the Fed balance sheet and monetary base suggest high levels of inflation are on the way. The purchase of bullion is intended as a partial hedge against inflation, and I believe I am buying ahead of the general public on this one. Whether the investment hurdles 11% per year over 36 months is of no consequence to me - if spot prices fail to meet my return level I will just hold the assets indefinitely if necessary, or just buy more depending on my outlook. By the way, I view this as a 5 year investment.
Out of pure curiosity, are you buying the actual bullion which you are going to have personal possession of, or are you looking at something more liquid like a gold ETF? Also, what makes no sense to me is you claim to have credit cards at 4.99% and 9.99%, but your trying to obtain a loan at 10.95% with a origination fee? Are you going to max out your credit cards to invest in gold and silver? And please explain the nature of the business that failed, is that Balboa Capital Corp?	I am looking at actual bullion for personal delivery. Not a big fan of the ETFs. The metals brokers work in much the same way as Ameritrade or E-Trade; that is, they only accept cash deposits via checking account or check/money order etc. I have not seen nor am I aware of any brokerage that will accept deposits via credit card. I looked into balance transfer checks prior to Lending Club. The two credit card companies I approached did not havea any special offers, considered it a cash advance and the lowest rate was 16.95%. I have no intention of maxing out my cards to buy anything - I view that as irresponsible and harmful to my credit. As for the business, we were a small biodiesel producer and developer of various biofuel detergents. Only 2 employees, me and my partner.

Member Payment Dependent Notes Series 413978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413978	$21,000	$21,000	16.32%	1.00%	June 22, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413978. Member loan 413978 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Verizon Business	Debt-to-income ratio:	13.61%
Length of employment:	10 years	Location:	COLUMBIA, MD

Home town:	Landstuhl
Current & past employers:	Verizon Business, United States Air Force
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

Looking to roll all my debt into one monthly payment. I am currently an employee with Verizon Business as an Engineer and has been with the company for 10 years.

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	24
Revolving Credit Balance:	$9,090.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Willpwer, You seem to have a low credit score for your qualifications. Does the delinquency 24 months ago have anything to due with it? Please explain.	Yes it does have an affect of on my credit score. Its the only account that is having a negative effect on my report. That account was paid in full and closed.
What was your AFSC?	I was a 2E131, Wideband Maintenance on Andrews AFB, in the 789 Communications Squadron.
You seem to be asking for $12,000 more than the amount of debt you have on your cards. Can you explain why (why take on extra debt)? and what you plan to do with the extra money?	Actually the intial amount was only for some of my debt. After I began the process I decided the best idea was to include all of my debt. I did not know how to go back and amend my original disclosure of debt.
Thanks for your prompt response. The bureau data only seems to be reporting ~$9000 of revolving credit card debt. Could you provide some more detail on the other roughly $12000 of debt and what that is?	I dont understand why it is only showing that. Currently I owe Loan - 4,357.24 Car loan - 5,342.89 CC 1 - 1,147.31 CC 2 - 2,392.52 CC 3 - 3,346.62 LOC - 5,010 All my accounts are up to date but I would rather settle them all now instead of prolonging it.
What are your major monthly expenses? How much is your monthly rent payment? Can you elaborate on your delinquency 24 months ago? How much (if any) of your compensation is bonus or commission?	Rent - 1305 Utilities - 100 Insurance - 80 The delinquency was from a family emergency in 2006.

Member Payment Dependent Notes Series 413990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413990	$8,000	$8,000	14.42%	1.00%	June 17, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413990. Member loan 413990 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Northwest Acc Dist.	Debt-to-income ratio:	6.88%
Length of employment:	3 years 3 months	Location:	Auburn, WA

Home town:
Current & past employers:	Northwest Acc Dist.
Education:	Renton Technical College, Rockwell Institute

This borrower member posted the following loan description, which has not been verified:

Hi there! The purpose of my request is to allow for consolidation of my existing debt. The amount I am requesting will be used to payoff balances and consolidate to one payment as it would be a lot easier to manage and pay down faster as a whole. I am a great candidate for this loan because I have excellent repayment history (never late), established credit history (11 years), a good credit score, gainfully employed and also have a side business. I have used my credit responsibly and would like to paydown my balances as I look to the future. I would rather go with peer to peer lending as I believe the interest rates are better. Also, I would rather give back to individual investors than banks because I now believe this is a better way to do business.

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,760.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 414021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414021	$6,000	$6,000	11.89%	1.00%	June 18, 2009	June 21, 2012	June 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414021. Member loan 414021 was requested on June 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Retired	Debt-to-income ratio:	22.03%
Length of employment:	6 years	Location:	Leesburg, VA

Home town:
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

None

A credit bureau reported the following information about this borrower member on June 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1978	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,780.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you need this loan for? Also, you say you are retired, what is your current source of income? Can you also share your plan to pay off this debt considering that you have a revolving balance of over 50K- what is your monthly installment on this? Thanks	Type your answer here. Personal reasons. Current source of income is pension and work as an adjunct professor. Monthly installment is $198.00

Member Payment Dependent Notes Series 414110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414110	$1,700	$1,700	13.16%	1.00%	June 19, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414110. Member loan 414110 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Ryan Alternative Staffing	Debt-to-income ratio:	10.11%
Length of employment:	9 months	Location:	boardman, OH

Home town:	Phoenix
Current & past employers:	Ryan Alternative Staffing, Steel Valley Signs, PetSmart
Education:	DeVry University- Arizona, DeVry University - Ohio

This borrower member posted the following loan description, which has not been verified:

I am a 31 year old college student seeking a degree in Computer Information Systems with a focus on Electronic Medical Record and Health Care Systems. I am currently a College Junior with less than 40 credit hours left to complete in order to graduate. I am currently an intern for GBS corp and work in the development and customer support for NextGen medical record software. I plan on using this loan to expedite my last three semesters at DeVry University, by covering the added cost of additional credit hours. I plan on using the loan to purchase additional software, hardware, books, and supplies that will be necessary to complete senior level projects and classes. I believe I am a good candidate for this loan, because I am employed and have a strong desire to build and maintain a high credit rating. I also believe I am a good candidate because of the potential first year earnings that my degree will yield. I am applying for this loan, because my current lender no longer offers private student loans for DeVry University.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,246.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 414134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414134	$7,800	$7,800	14.42%	1.00%	June 23, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414134. Member loan 414134 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	guardian	Debt-to-income ratio:	8.82%
Length of employment:	7 years 7 months	Location:	WEST LIBERTY, KY

Home town:
Current & past employers:	guardian
Education:

This borrower member posted the following loan description, which has not been verified:

my name is randy bailey i'm building a back porch for home. i need borrow the money for materials such as gravel concret lumber and roofing materials.i work every day and i pay my bills.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,288.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 414189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414189	$13,500	$13,500	10.95%	1.00%	June 22, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414189. Member loan 414189 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Clean Harbors	Debt-to-income ratio:	9.18%
Length of employment:	6 years 2 months	Location:	HAMPTON, VA

Home town:	Hampton
Current & past employers:	Clean Harbors
Education:	Thomas Nelson Community College

This borrower member posted the following loan description, which has not been verified:

Chase bought my Washington Mutual account and raised my rate! I just want a three year loan to just pay off the account with a lower rate than 14%

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,075.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the accounts and interest rates which make up the $28,000 of revolving debt which you owe. How did you incur such a large debt? What are you doing to insure that you will be able to pay it off, rather than continuing to dig yourself deeper into a hole? Why are you only borrowing $13,500, when your total debt is much larger than that? What is your car payment, and when will your car loan be completely paid off? Best wishes.	I got married last November and needed a family car so I sold my 2007 Mustang and bought a family car which was older than 2002. Because of the age of the car Banks would not do an auto loan for the car so I bought it with a balance tranfer check on my Washington Mutual account. I had negative equity in the Mustang so I had to pay that off too to sell the car. The other debt I have is already taken care of in Bank of America loan. All of my bills get paid and I have never made a late payment on anything so I hope that helps.
Hi, Can you answer Sunder's questions one by one? and can you get your income verified please? thank you	How did you incur such a large debt? I have had three surgeries in the past 3 years (lasic, rotator cuff, and a growth removal), which was not cheap. I bought a car using a 0% balance tranfer for $10000 that is expiring soon. I got married and paid for most of it including rings and honeymoon. What are you doing to insure that you will be able to pay it off, rather than continuing to dig yourself deeper into a hole? I am getting my debt together in a loan to pay it off and I am being far more careful not to incur any more debt. Plus I have my wifes $40K a year income to help. Why are you only borrowing $13,500, when your total debt is much larger than that? Because I already have my other debt consolidated into a Bank of America loan at 8.95 percent. What is your car payment, and when will your car loan be completely paid off? No car payment, it is included in this loan and will be paid off completly, I already have the title.

Member Payment Dependent Notes Series 414233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414233	$4,800	$4,800	11.89%	1.00%	June 22, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414233. Member loan 414233 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Shelby County Commission	Debt-to-income ratio:	15.32%
Length of employment:	2 years 3 months	Location:	Birmingham, AL

Home town:	Birmingham
Current & past employers:	Shelby County Commission, Wattstopper/ Legrand North America
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

Seeking to pay-off credit card & replace with installment loan at attractive rate.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	52
Revolving Credit Balance:	$52,275.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide details about your last delinquency?	Capital One credit card 5 years ago. I closed the account, but CapOne still allowed a recurring subscription charge to come through that I had forgotton about. Two months later I get surprised with a 60 days late notice on a routine credit report check. Apparently when you 'close' your account, they will still allow charges to post. "What's in your wallet?", not CapOne.

Member Payment Dependent Notes Series 414320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414320	$6,000	$6,000	11.89%	1.00%	June 18, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414320. Member loan 414320 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	W South Beach	Debt-to-income ratio:	9.81%
Length of employment:	2 years 6 months	Location:	Miami, FL

Home town:
Current & past employers:	W South Beach
Education:

This borrower member posted the following loan description, which has not been verified:

Personal loan/consolidation of bills

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$147.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income with LC.	Currently Lending Club is in process of verifying my information. I have provided to LC all my info plus any contact info they will need to verify. Thank you, Hanna
How secure is employment during this recession?	I don't think employment is secure in any period in time and especially during this period of recession. But our business (W South Beach) has been able to survive without feeling much of the recession giving me a better sense of sercurity with regards to employment.
Current Employer W South Beach ?	W. South Beach Hotels & Residence.
what are you consolidating? you only have $147 in revolving credit. What are your monthly expenses? thanks.	My intention is to pay off all of my current credit cards plus lower my pay-off amount on my vehicle in order to get a lower interest rate upon refinancing. Thank you,

Member Payment Dependent Notes Series 414409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414409	$6,000	$6,000	12.21%	1.00%	June 19, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414409. Member loan 414409 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,717 / month
Current employer:	Perot Systems	Debt-to-income ratio:	21.17%
Length of employment:	2 years 7 months	Location:	Plano, TX

Home town:	Elizabeth City
Current & past employers:	Perot Systems, Univeristy of South Florida, Florida Blood Services, U.S. Navy
Education:	University of Phoenix-Online Campus, Southern College of Optometry

This borrower member posted the following loan description, which has not been verified:

This is a loan to allow my wife to obain a degree and improve her job prospects. This will improve the family income and allow us to pay off debts faster

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	52
Revolving Credit Balance:	$34,866.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can you explain why your revolving credit balance is so high? And can you explain the delinquincy 52 months ago? Thanks.	My wife had to have some major sursery on her right arm. Also I had to have sursery on my right eye to removea something. About being delinquincy 52 months ago I can not remember that far back.

Member Payment Dependent Notes Series 414410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414410	$10,000	$10,000	9.32%	1.00%	June 22, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414410. Member loan 414410 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Technica	Debt-to-income ratio:	2.56%
Length of employment:	8 months	Location:	EL PASO, TX

Home town:
Current & past employers:	Technica, Don Beyer Volvo
Education:	EPCC

This borrower member posted the following loan description, which has not been verified:

My husband and I would like to borrow the money in order to make a few home improvements so we can put the house on the market. We intend to repay the loan in full in 3-4 months. We believe that we are good candidates since the last time we borrowed $12,000, we repaid it in one year.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$473.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It shows your status as a renter, not a home owner. So what home is it you are fixing up to sell?	We share a home with our parents.
Can you afford to pay additional payment of $319 for this loan?	Yes, we have money already set aside to pay the monthly payments for at least the next 5 months.

Member Payment Dependent Notes Series 414452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414452	$4,800	$4,800	11.89%	1.00%	June 23, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414452. Member loan 414452 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,442 / month
Current employer:	rr donnelley hoechstetter plant	Debt-to-income ratio:	18.65%
Length of employment:	14 years 1 month	Location:	pittsburgh, PA

Home town:	Mt. Cisco
Current & past employers:	rr donnelley hoechstetter plant
Education:	Thiel College

This borrower member posted the following loan description, which has not been verified:

Money will be used to consolidate at hopefully a better rate

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,224.00	Public Records On File:	1
Revolving Line Utilization:	40.20%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the nature of the public record that was filed 100 months ago?	Had a rental property that it took 9 months to get the tenants out which they did not pay the rent. the renters trashed the house and with two mortgages unable to keep both houses and had to file for bankruptcy which they set a judgement against the default.

Member Payment Dependent Notes Series 414465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414465	$20,000	$20,000	12.21%	1.00%	June 24, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414465. Member loan 414465 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Sidney B Bowne and Son	Debt-to-income ratio:	14.63%
Length of employment:	10 years 1 month	Location:	LINDENHURST, NY

Home town:	Brookhaven
Current & past employers:	Sidney B Bowne and Son, Cablevision Systems
Education:	Stony Brook University

This borrower member posted the following loan description, which has not been verified:

I need to consolidate credit card debt into 1 simple payment a month with a fixed rate. I have held a job for 10 years and haven't missed any payments during that time. I've owned a BMW(Paid 35000 at end of loan) which i paid 600 payment per month for five years. The simple payment will keep the rate from fluctuating. I would like to pay back the loan over preferably a 5 year period but am willing to go shorter if so desired by lender.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,585.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off?	14.99% but Chase has contacted me that they are increasing them based on their business model. I have a third one which has deferred interest which will mature and tack on 1800 in interest so I'd like to lock in a better rate now and know that my payment won't change.

Member Payment Dependent Notes Series 414481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414481	$3,000	$3,000	14.11%	1.00%	June 22, 2009	June 22, 2012	June 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414481. Member loan 414481 was requested on June 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,860 / month
Current employer:	Ahwatukee Plastic Surgery	Debt-to-income ratio:	1.22%
Length of employment:	1 year	Location:	PHOENIX, AZ

Home town:	Phoenix
Current & past employers:	Ahwatukee Plastic Surgery, Clinical Associates in Internal Medicine
Education:	Phoenix College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my small bills and take some classes to expand my career knowledge. I believe I am a great canidate for this loan because I have a great payment history for my other bills and I besides rent, I don't have any major monthly bills.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	23
Revolving Credit Balance:	$443.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're asking for $3000 to consolidate debt, yet you only list $443 in credit balance. What are the other debts? What will your budget be? Could you explain the delinquency?	Hello, I was asking for 3000 for two reasons, one was to consolidate debt and the other was to pay for classes to further my knowledge in my field of work (medical). Tuition only is around 800 per semester, I would like to take two semesters. The other money would be to pay for small things like new tires for my car and books for class. My budget is very simple, I would pay off my cc debt and take care of other necessities (tires, tuition, books) and then just make one monthly payment to the lending club, as well as my monthly living expenses. If you have any other questions please do not hesitate to ask. Thank you.

Member Payment Dependent Notes Series 414513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414513	$10,000	$10,000	15.05%	1.00%	June 22, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414513. Member loan 414513 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	EMC	Debt-to-income ratio:	5.99%
Length of employment:	4 years 6 months	Location:	New York, NY

Home town:	Pittsburgh
Current & past employers:	EMC, ESS
Education:	University of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

The intent of this loan is to consolidate (3) credit cards to simplify my payment process and hopefully attain a better rate at the same time.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,204.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of work do you do?	Technology Sales, I work for EMC. My reason for looking to borrow here is cash preservation.
What are the interest rates and amounts on the credit cards you are trying to pay off?	One card is $5,900, which is essentially phantom business expensives (expenses that were not expenses/missed) that have accumulated on my AMEX over 4 years of work expenses, no interest there just late fees each month if not paid. There is $3,300 at 22.5% and $1,500 at 19.87%. Once again, my objective through this loan is a) cash preservation and b) strenghtening my credit. I plan on paying off the amount borrowed through the lending club within 12-16 months also (probably January 2010 when all of my year end Bonuses and Accelerators are realized).
Sales has been slow in most of the economy, please explain this will impact your finances. Have you contacted Lending Club to provide proof of income, if not how soon can you do it?	In the process of providing data now. In terms of my yearly compensation, I gave a conservative number, there is a lot of upside to this # (100K+). In terms of economic impact to my sales business, I am fortunate enough to work at a company that is a) an industry leader and b) has a wide variety of enterpise solutions that help companies save money. As you can imagine the message of Operating Expense reduction to my customer base is receivedd quite well, The opportunity is tremendous given the current conditions.

Member Payment Dependent Notes Series 414574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414574	$15,000	$15,000	14.42%	1.00%	June 23, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414574. Member loan 414574 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Maslow Media	Debt-to-income ratio:	16.89%
Length of employment:	6 years 3 months	Location:	Mount Vernon, NY

Home town:	Brooklyn
Current & past employers:	Maslow Media
Education:

This borrower member posted the following loan description, which has not been verified:

Almost two years ago, I took out a $20,000 loan with Bank of America to consolidate my high interest credit cards. At the time I had just purchased my condo (1st time home buyer) and I needed to renovate and furnish my new home. After almost 18 months of on time payments and extra payments totaling over $10,000, Bank of America refuses to lower my 18.99% interest rate and I've only made a $5000 dent in the principal. They say I'm a risk because of too much unsecured debt. I have 42 payments left on thsi loan and I would like to get a much better interest rate at 36 months. If I can save 2 points on a 3 year loan, it will save me about $3000. Please help. Thanks Mike

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1970	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,663.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hey Milesunkle~ Welcome to Lending Club.. I just had a few questions for you regarding this loan app. 1) What do you do for Maslow Media and how secure is your position with them? 2) Do you have an emergency fund for life's little contingencies and how much is in there? 3) With your earliest line of credit showing up during the 1970's, why is it your credit score is so low? Thanks..	1. I'm a contracted production coordinator in the media sales communications department of a major pharmaceutical company. My small department saves this company over 12 million dollars a year. In the last 4 years, I and the rest of my department have survived 3 rounds of downsizing. As a consultant I realize that my employment can be terminated at any time, but over the last 6+ years I've developed a unique set of specialized skills that would be very difficult to replace. Maslow Media is the staffing service used to compensate me as well as provide my health benefits. 2. At this time I do not have the recommended 3-6 months worth of living expenses tucked away. I purchased my condo almost 2 years ago and I have gotten myself in to debt renovating and furnishing it. 3. My credit score is low because of the large amount of unsecured debt that I have accumulated in the last few years. Since I have a low credit score, my interest rates are high which makes it more difficult to pay down debt. This unsecured debt also prevents me from getting a low interest debt consolidation loan through traditional channels. I'm in the process of removing all discrepancies from my credit report. I was born in 1972 so there is no way I should have a credit history in the 1970's or the 1980's. I will be happy to answer any additional questions you may have.
Could you please let us have an idea on your high revolving credit balance? 71663..only 15000 of it is with high rate? thx and good luck	I have a HELOC, car note and 6 credit cards. Although the rates could be lower, they are not as high as the loan. They are in good standing and receiving more than the minimum payments. Out of the 6 credit cards, one account has been closed and I have limited myself to my AMEX and one Visa. I would have closed 4 out of six, but I learned that closing your accounts will have a negative effect on your credit score. I have initiated step one of getting out of debt by limiting my credit card spending. Step two is paying down the debt at the lowest interest rate possible. I'm starting with my highest rated debt first.
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	How do I submit my W-2?

Member Payment Dependent Notes Series 414670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414670	$6,400	$6,400	9.32%	1.00%	June 23, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414670. Member loan 414670 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,602 / month
Current employer:	Smiths	Debt-to-income ratio:	23.83%
Length of employment:	3 months	Location:	LAS VEGAS, NV

Home town:	Las Vegas
Current & past employers:	Smiths, Albertsons, Great Basin Beverage
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to considate my credit cards in order to reduce the interest rates.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,729.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the interest rate on the credit cards you are consolidating? Also, how secure is your job at Smiths, given you've only been there 3 months?	Household bank card is, 29.49%, CitiCards is, 18.99%, Dell is 22.24%. The Smiths job is very secure, they are going to promote me within the year.

Member Payment Dependent Notes Series 414690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414690	$22,500	$22,500	14.42%	1.00%	June 23, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414690. Member loan 414690 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,917 / month
Current employer:	Credit Suisse	Debt-to-income ratio:	15.11%
Length of employment:	18 years 10 months	Location:	New York, NY

Home town:	Flushing
Current & past employers:	Credit Suisse, Salomon Brothers
Education:	SUNY at Stony Brook

This borrower member posted the following loan description, which has not been verified:

I am currently looking to receive this loan to pay off a credit card i currently have at a rate of 29.9%. With the money saved by this loan i plan to pay down other cards I have. I have always paid my bills on time and in almost 20 years of reporting to credit agencies there is not a record of any late or missed payment. I am currently able to make payments at this high rate so there will be no issue whatsoever making payments a lower rate. Please feel free to forward any questions. Thank you for the assistance and opportunity to be a member.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$229,400.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wow, nearly $230,000 in debt. Can you help us out with how this debt was accumulated? Also curious how you plan to control debt in the future so you can continue to handle payments. Thanks!	Thank you for you interest in this loan. Of the 230K in debt 150K is a home equity line of credit which I used to make many improvements on my house. This was a good investment as the increased value of the home exceeds the amount of debt accumulated to make the improvements. The balance of debt was just accumulated over time. We are no longer going to live outside our means. I am requesting the loan to pay off a credit card with a rate of 29.9%. With the money saved by doing this I will paydown other cards. I get a year end bonus which i will use to pay off another card completely (approx 25K more of debt gone). using this method I can be debt free (other than the HELOC) in 3 years. I hope I have answered your question. If there is anything unclear please feel free to ask any more questions you have. Thank you again for your consideration.
What are the interest rates and amounts on the credit cards you are trying to pay off?	I am targeting one specific card with this loan. I have a Chase MC and they have raised the rates on me to 29.99% The amount owed is just shy of 22,000. The monthly payment on this is close to 1,000. By receiving this loan I will be saving $200 per month which I will put towards other debt and I will know for sure that it will be gone in 3 years. Please let me know if there is any further information you require. Thank you for considering this loan
Hi there, My name is Dan and I have funded $100 of your loan. You do not have to answer this directly as it will post to the public part of the LendingClub website, but you are more than welcome to email me (danwyka@gmail.com). I am a 22 year old working in Real Estate in the Naples, Florida area. After coming across your loan and your jaw dropping anual income ( I will be lucky to make $18,000 this year ), I have to ask how you get in a position like this. I am young and ambitious, as I am sure you were. I have managed to save around $1,000 to loan out to borrowers such as yourself but to have a $200K+ job in NY is truly my dream. I am pasionate about business & finances, and as you can see, Investing. Hope that you can share anything you have to offer with a young go getter such as myself. Hope to hear from you. Best Regards, Daniel Wyka	Interesting story and I will e-mail you seperatley. thank you for your assistance
please submit your W-2 statements to Lending Club for review. I would like to fund you	Apologies for the delayed response as I have not been on the computer all weekend. My 2008 W2 as well as my last two pay stubs were already submitted to Lending Club and my income has already been verified. Please let me know if there is anything further you would like to know about me and thank you for your consideration.
I am interested in funding your loan and was hoping you could elaborate on a few points. - What is your title/role at Credit Suisse? - What is the max-min range of your expected bonus compensation. I was under the impression bonuses in your field tended to be much larger than 25K and was wondering why not just use your entire bonus to wipe out your debt? - You mention a "we" in a previous response. Does your significant other have any debt and if so how much? Thanks and good luck!	thank you for your interest and I will attempt to answer your questions best I can. My title at CS is Vice President In charge of Trade Support and client Service. My bonus will range from 75K to 95K. My area of the business does not receive they types of bonuses you read about. The 25K I refer to would be the minimum I would wipe out but would definitley look to do more. I do reference we and that is my wife. She does not have any additional debt. I hope I have answerd you question. Please let me know if ther is anything further you would like to know. Thank you again for your consideration
If your wife has clean credit, have you considered balance-transferring some of your credit card balances to cards under her SSN? You could almost certainly move at least a portion of your balances onto her profile with intro rates of 0-5%, which would be much better than the loan you would get on Lending Club, plus it would improve your credit profile. If you have decided not to do this, could you explain why? Good luck!	I have not considered this and it is a good suggestion. I may look into this to pay down additional debt we have but I am not sure I want to open up any additional revolving credit in either of our names. I will definitley consider this further any weigh our options. Thank you for the advice.
Thanks for your quick answer to my previous question. I have a couple of other questions about your general financial condition and lifestyle. I am just trying to understand a) how you got into your current position, b) what steps you have taken to prevent this from happening again, and c) your ability to withstand a job loss or other financial shock. As a lender, these are the three things that concern me most. Rather than addressing those general questions, here are some specific questions I have: - how much do you have outstanding on your mortgage and what are its terms (APR, duration, and fixed vs. variable) and your monthly payment? How many pieces of real estate do you own or have a stake in, what is its/their approximate value, and how much equity do you have in it/them? - for the ~75K you have on credit cards, what is the breakout of the cards (issuer, balance, and APR)? Have any of them been re-priced to the delinquency APR (from multiple late payments or going over credit limit)? - what are your current monthly expenses, and what aspects of your lifestyle have been driving your buildup in debt (cars, boat, airplane, travel, country club, private schools for children, etc.)? Have you already cut out the expenses that are beyond your means, or is this something you plan to do in the future? - for the last 3 months, what has your monthly spending been relative to your income? How much have you reduced principle on your debt over the past 3 months (or if your principle has increased, that's helpful too)? - what non-real estate assets do you have, and approximately how much are they worth? (401k/IRA, 529 plans, non-retirement stock/bond investments, cars, boats, airplanes, private equity investments, etc.) what is your total net worth (total assets minus total debt)? I don't think Lending Club lenders have recourse to these debts, but it is helpful in evaluating your ability to repay. Thanks again, and good luck!	a lot of questions but I will do my best to answer Mortgage - 259K outstanding at a fixed rate of 5 3/8 20 years to go cards - 22.5K Chase MC @ 29.9% 27.5K CTIT MC @7% 14.5K Chase Visa @ 14.5% 8K Sears MC @ 12.7%. Chase has repriced their cards do to near credit lemit levels. I have never been delinquent on any payments in any debt I have. I can attribute the run up in credit to generally living outside our means when credit was cheap. I am also paying for my wife to go back to school full time. She is working on a Masters in School counceling and should be complete in about two more years. This will also be the end of payments and the beginning of additional income . We have cut out a lot of thegratitous spending and luxory items and are putting the money towards reducing debt. I have reduced principal on debt over the last 3 months by about 5K. My total net worth is about 40K made up mostly of 401K plan. I have attempted to answer your questions best I can. please let me know if you require anything further

Member Payment Dependent Notes Series 414714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414714	$12,000	$12,000	11.58%	1.00%	June 23, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414714. Member loan 414714 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,220 / month
Current employer:	DRS Power & Control Technologies, Inc.	Debt-to-income ratio:	14.47%
Length of employment:	7 years 5 months	Location:	Milwaukee, WI

Home town:	Sussex
Current & past employers:	DRS Power & Control Technologies, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Like many other credit card users, I had my three medium-rate cards shifted to maximum interest when the economic downfall hit banks and credit card companies. My previous APRs of 9.99, 11.99, and 18.99 have been increased to 24.24, 29.99, and 29.99 respectively. Having cut all frivolous/big travel/impetuous youthful spending out of my life (and physically cut up the cards themselves!), I am already on the right track to pay off all of my credit card debt entirely in the next few years. However, the doubling of those interest rates has put an even bigger dent in my monthly payments. I'm not having any trouble meeting minimums (I try to pay at least $100 more than the minimum every month), but paying $300+ per month in interest alone makes me feel faint whenever I think about it. Also, I would like to buy a house sometime in the next 3-4 years, so getting my debt taken care of sooner than later has become the top priority in my life. I have never lacked full-time employment and have been at the same job for the past 7.5 years. Save one small medical bill nearly ten years ago, I have never been so much as a minute late with a credit card, loan, or bill payment. I would much rather have a private citizen earn money from the interest that I would pay on a personal loan than to keep shoveling hundreds of dollars into banks (TARP recipients, no less). It would also be very helpful to automatically have one giant payment withdrawn on one date instead of having to schedule several smaller payments on different due dates. With my current financial situation, depending on the interest rate, I should be able to pay off this loan in a year and a half or less. Thanks so much for any help you could provide with this request.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,913.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much do you pay in rent each month? Your DTI states 14.47% I can't imagine your rent is included in that? Please let me know if you can.	My rent is $370 per month ($740 total, split down the middle). Please let me know if you have any questions and I will answer them as soon as I can. Thanks!

Member Payment Dependent Notes Series 414951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414951	$8,500	$8,500	12.21%	1.00%	June 24, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414951. Member loan 414951 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Women's Prison Association	Debt-to-income ratio:	19.42%
Length of employment:	2 years 3 months	Location:	Bronx, NY

Home town:	Bronx/ Bronx
Current & past employers:	Women's Prison Association, MIC-Women's Health Services
Education:	CUNY Borough of Manhattan Community College, CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

I am a college student that is in need of a loan that will provide better refinacing then my credit cares rate. I work full time but do not make enough to clear my credit cares. I would just like to make one monthly payment to one place.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,920.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 414952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414952	$5,000	$5,000	11.58%	1.00%	June 23, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414952. Member loan 414952 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,343 / month
Current employer:	Parkway Bank	Debt-to-income ratio:	10.57%
Length of employment:	2 years 6 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Parkway Bank
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

I work a fulltime job and I am also a full time student. I need the money to buy myself a bigger car because I am expecting my second child, and to pay off an existing car accident devt that I have pending. I want to make one payment a month and focus on just that one payment rather than making mulitple smaller payments. My credit is in good standing. I am asking for a reasonable price. I have $5,000.00 balances before and always paid on time and paid in full before the term is over! I just need to have a fresh start! I need this car because my car is giving me too many problems, and with a baby on the way I rather save money for the baby rather than putting money on a broken down vechile. Plus, I would like to get rid of debt I have with the accident because it is something I just want off my back!

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,308.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you monthly running expenses, including any other obligations?	I have 1200 monthly budget to work with! I pay the gym 30, gas for my car 60 and rent 350, I spend about 150 on food the house and 70 for my cell phone that is pretty much it! the rest of my money I have saving up in case of an emergency! I paid off all my credit cards at the beginning of the year.
How will the new baby factor in on your bills?	It really wouldnt, see I recieve public aid so that covers all my and the baby's medical cost! My mother lives in the same building as us, so it free child care! Plus my boyfriend lives with me and already takes on most of the responsiblities and still has money left over!
Why does it show 40% revolving balance if you paid them all off?	I have a TV that I bought under my name because my boyfriend was working for the finance company at that time and in order for it not to be deducted from his paycheck we put it under my name but he is making the payments. I have 300 on my card but thats because I took a class over the summer in order to graduate faster and FA does not cover summer school, but I get a reimbursement in Sept so that debt will be gone way before I even start the Fall semester!

Member Payment Dependent Notes Series 414971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414971	$4,000	$4,000	11.89%	1.00%	June 23, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414971. Member loan 414971 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Publix Super Markets	Debt-to-income ratio:	24.54%
Length of employment:	1 year 10 months	Location:	Gainesville, FL

Home town:	Miami Beach
Current & past employers:	Publix Super Markets
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card balances into one loan that is at a reasonable, fixed interest rate (14% and under). Credit card rates fluctuate and are based on the prime rate, not fixed. I have been making good credit card payments and have never missed a payment. My credit score is great, dampened only by the fact that I am only 22 years old. Aside form that, I have been using credit lines and have never missed a payment in the 4 years as a credit using adult. I have significant assets in real estate but they are not liquid enough to be able to use to pay off my credit cards and most banks refuse to use real estate as collateral. I am also a 2009 college graduate and have a steady job that I have had for the last 2 years. I have been promoted with pay raise and am scheduled for another in the next couple of months. In summation, I have the net assets to liquidate my debts but I would rather refinance at a lower, fixed rate so that I can save time and possibly money.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,460.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history shows a total of $14,500 in Credit Card Balance, but you are only asking for 4K? Why aren't you asking for more money?	I wish I could but the system won't allow me for some reason. Above that, only 4k is necessary to get out of the large interest accounts. I have enough liquid assets to cover the remainder. Besides, I have less than 14, 500. More around 13, 900.

Member Payment Dependent Notes Series 414995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
414995	$10,000	$10,000	13.16%	1.00%	June 22, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 414995. Member loan 414995 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Attorney's Title Insurance Fund Inc	Debt-to-income ratio:	3.89%
Length of employment:	3 years	Location:	DUNEDIN, FL

Home town:	Bethlehem
Current & past employers:	Attorney's Title Insurance Fund Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I'm hoping to consolidate my credit card bills to move forward and get out of debt. I go to work every day, and get paid bi-weekly. I'd like to be able to pay one bulk payment rather than various little ones. I'd hope to avoid the penalty of high interest rates by doing this.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,090.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please tell me some details of your monthly expense? how much rent do you pay? thx	Monthly expenses include rent, utilities, my cell phone and whatever is left I pay toward my creditors. I have a roommate so we split expenses in half when the bills come due each month. My half of the rent is $400 with $60 going toward water, sewer and trash. Whatever is left goes to my cell phone bill and to paying as much as I can to pay off my credit card debts.

Member Payment Dependent Notes Series 415071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415071	$16,000	$16,000	12.84%	1.00%	June 24, 2009	June 23, 2012	June 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415071. Member loan 415071 was requested on June 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Marfork Processing	Debt-to-income ratio:	17.16%
Length of employment:	15 years	Location:	Bolt, WV

Home town:	Webster Springs
Current & past employers:	Marfork Processing
Education:	West Virginia University at Parkersburg

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay a high balance credit card to hopefully get a better rate.

A credit bureau reported the following information about this borrower member on June 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,306.00	Public Records On File:	1
Revolving Line Utilization:	70.20%	Months Since Last Record:	11
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off?	$20,000 @ 18%
WHAT IS Marfork Processing AND WHAT DO YOU DO FOR THEM ?	A coal company and I am Superintendent
Hi, can you please get your income verified with LC? can you please explain your public record 11months ago? thx n good luck	It was due to a conflict over a credit card machine for my wife's LLC, which the credit card machine was in my name. We paid the account, even though, it was not owed just to have the account removed from collection----they are supposed to be working on that

Member Payment Dependent Notes Series 415129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415129	$7,000	$7,000	13.79%	1.00%	June 17, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415129. Member loan 415129 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	East West Bank	Debt-to-income ratio:	18.35%
Length of employment:	4 years 1 month	Location:	El Monte, CA

Home town:	Saigon
Current & past employers:	East West Bank, Far East National Bank
Education:	California State University-Los Angeles (CSULA)

This borrower member posted the following loan description, which has not been verified:

Hi, I recently opened my Chase Credit Card (formerly WAMU) statement and saw that my interest rate had sky rocket to an overall rate of 27%. I don't know how this happened but eversince WAMU was brought by Chase, my interest kept on increasing from month to month. I currently owed about $7,200.00 from my May 2009 statement. I'm hoping to get a loan so I can reduce my finance charges to pay off this card faster. I have other credit cards but their rates ranges from 2.99% to 10%(sears credit card). I just learned of this website over the weekend from a good friend. Since I can recall, I always held a job for long periods of time. Since I became a father 4 years ago, my priorities have changed and I've been trying to pay off all my credit card bills but it's been extremely tough. I never thought having a baby can be this expensive but like I said I'm determine to change my life around and to try to get rid of all my credit card bills. I'm a honest person just living paycheck to paycheck right now so anything I can do to save a little money will help a lot to reduce my bills faster. I've been working eversince I was in Junior High School cleaning classrooms in the summer for extra spending money and working weeknights and weekends to support myself. So if anyone can loan me the money, I would really appreciate it and hopefully I can do the same for others when my situation improves after paying my bills off.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,197.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why didn't you go "Cold Turkey" and borrow enough $!2,200.00 to pay off all your credit cards and have only one lower payment at a lower interest to pay. this would make your loan a safer investment for us lenders. Your Revolving Credit Ballance $12,197.00 1s almost equal to your Maximum Credit Line $12,985.00! lenders want you to have more of a Credit Line Ballance over what you owe so that in a pinch you could borrow to make a payment instead of missing one. Good Luck! Plasticman	Thank you for your question. I didn't know about this "Cold Turkey" website. I only recently learned about these lending sites not operated by banks by my friend. The only other one he told me about was Properous.com, which is in idle mood right now. I only needed to borrow $7000k to pay this outrageous interest rate I'm getting on my WAMU now Chase Card. My other credit card rates are okay not too bad. Thank you for letting me know about this new site, I will look into it in the future.
What is your position at East West Bank and could you please detail your budget? Thanks and best of luck.	I'm a AVP/Fraud Investigator at EWB, so in this economic times it's keeping me quite busy. Actually I wanted to get a loan to pay down all my credit cards and cut them up afterwards then all I have to worry about is a installment loan but I wasn't sure I would be qualify for any loan at all. I can afford to pay $2000 a month use to pay all my credit card debts.

Member Payment Dependent Notes Series 415281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415281	$9,200	$9,200	9.32%	1.00%	June 18, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415281. Member loan 415281 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,377 / month
Current employer:	US Postal Service	Debt-to-income ratio:	19.63%
Length of employment:	21 years 6 months	Location:	ATHENS, AL

Home town:	Huntsville
Current & past employers:	US Postal Service, US Army - Redstone Arsenal
Education:

This borrower member posted the following loan description, which has not been verified:

I want this money to have new carpet and hardwood floors installed, new windows, etc. I am a very reliable person. I have always paid my debts and paid them on time. I have a secure job. You will never have to worry about my payment.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,492.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 415292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415292	$7,200	$7,200	10.95%	1.00%	June 26, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415292. Member loan 415292 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	Intrust Bank	Debt-to-income ratio:	7.01%
Length of employment:	33 years	Location:	WICHITA, KS

Home town:
Current & past employers:	Intrust Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate cards and remodel home. I have worked at a the same bank for 33 years. We own our home and all vehicles

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	79
Revolving Credit Balance:	$10,147.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the bank?	Operations Senior Project Manager
can you please verify your income with LC? guess you could just fax them your W2.. thx	$95,000.00

Member Payment Dependent Notes Series 415315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415315	$4,000	$4,000	11.89%	1.00%	June 17, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415315. Member loan 415315 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Best Buy	Debt-to-income ratio:	8.23%
Length of employment:	2 years 6 months	Location:	Windham, NH

Home town:	Boston
Current & past employers:	Best Buy
Education:	University of South Florida, Merrimack College, University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

For a 2004 Honda CBR 600 F4i

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,347.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 415351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415351	$6,400	$6,400	10.95%	1.00%	June 18, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415351. Member loan 415351 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Prospect Mortgage	Debt-to-income ratio:	6.15%
Length of employment:	4 months	Location:	San Diego, CA

Home town:	Somers Point
Current & past employers:	Prospect Mortgage, Best Buy Co. Inc.
Education:	University of Delaware, Saint Bonaventure University

This borrower member posted the following loan description, which has not been verified:

I will pay off 2 of my credit cards and pay down the thrid with the full funds. The third has no interest for 9 more months so I can pay the balance at no interest. I accumulated this debt in the past 9 months having just moved to San Diego and just graduated from college in May 2008. This money was used to pay for the cost of living as well as car repairs and other expensises while on the job hunt. I finally got a full time job on February 16th and received an 80 hour paycheck every two weeks with commission once a month. My rent is only $475 a month which leaves me with enough to make payments on this loan should I recieve it. I want to pay down my debt as quickly as I can afford and do not want to be charged large ammounts of interest on the balance.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,810.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 415391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415391	$7,200	$7,200	12.21%	1.00%	June 24, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415391. Member loan 415391 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,583 / month
Current employer:	Columbia Univeristy/AMNH	Debt-to-income ratio:	0.46%
Length of employment:	2 years 11 months	Location:	New York, NY

Home town:	Denver
Current & past employers:	Columbia Univeristy/AMNH, The American Museum of Natural History, National Geographic
Education:	University of California-San Diego (UCSD), Columbia University in the City of New York, The American Museum of Natural History

This borrower member posted the following loan description, which has not been verified:

This motorcycle will be used in part to perform biological inventories in Central Africa and to conduct conservation surveys.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	7
Revolving Credit Balance:	$495.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 415485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415485	$5,000	$5,000	12.21%	1.00%	June 19, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415485. Member loan 415485 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	To-Go Ware	Debt-to-income ratio:	12.84%
Length of employment:	5 years 2 months	Location:	Berkeley, CA

Home town:	Marlboro
Current & past employers:	To-Go Ware
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

My business is called To-Go Ware (to-goware.com) based in Berkeley, CA. A small, green woman-owned business that provides environmentally safe and healthy solutions for food storage and portability. We are growing at over 300% -- thanks to having sustainable products and a recent appearance on the Oprah Winfrey Show! Sounds like we should be rolling in cash, but we are suddenly having to order more inventory, expand our warehousing and optimize some systems that can no longer handle the volume we are now operating at. Most of our goods are imported and we need to order container loads worth of goods at a time, which is a lot of cash up front. So mainly, this will help us continue to stay on track so that we can have the inventory and capacity for the rest of the year.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1973	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,867.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why don't you buy here in the United States??? I am all about going green but I try very hard not buy products that are not from the good USA. How many employees do you have?	I wish our products were available to source within the United States -- currently stainless steel and bamboo products are not manufactured domestically for the purposes we need them for. Establishing this would come at a great cost and ultimately, our products would not achieve a saleable pricepoint. I currently have 4 full-time and 2 part-time employees.

Member Payment Dependent Notes Series 415553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415553	$3,400	$3,400	12.21%	1.00%	June 18, 2009	June 24, 2012	June 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415553. Member loan 415553 was requested on June 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,250 / month
Current employer:	American Express	Debt-to-income ratio:	22.56%
Length of employment:	1 year 2 months	Location:	Kew Gardens, NY

Home town:	New York
Current & past employers:	American Express, KPMG
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

The tax man put a lien on a financial account with more than enough money to pay off the lien. They refuse to remove the lien unless the assessed amount is paid off first. After many rounds of negotiations and hefty legal fees, the final settlement is about 10% of what they initially wanted. Having to put off some bills and scrape off what I can, I am still $3400 short. This is where you come in. The settlement offer is good only until end of business next Wednesday, 6/17 so I can really use your help to fund the lien removal. Once the lien is gone, I will be able to repay this amount in full, within 45 days. Many thanks!

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,843.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 415585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415585	$2,500	$2,500	11.89%	1.00%	June 29, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415585. Member loan 415585 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,517 / month
Current employer:	University of Cincinnati	Debt-to-income ratio:	19.18%
Length of employment:	2 years	Location:	CINCINNATI, OH

Home town:	Cincinnati
Current & past employers:	University of Cincinnati, Hillcrest Training School
Education:	University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am a graduate student in a doctoral program. I plan to use the money to invest in my education.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	15
Revolving Credit Balance:	$483.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 415593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415593	$5,000	$5,000	9.32%	1.00%	June 18, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415593. Member loan 415593 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,542 / month
Current employer:	Rite Aid	Debt-to-income ratio:	19.14%
Length of employment:	16 years 6 months	Location:	w. spfld., MA

Home town:	w. spfld. ma
Current & past employers:	Rite Aid, bank of new england 1981-1987
Education:

This borrower member posted the following loan description, which has not been verified:

have been searching for a loan so daughter can finish last year college lender we have used for past 3 years not available this year . i would be gratefull for any help you can offer

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	17
Revolving Credit Balance:	$11,096.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you expect to make payments when you make $1,500 per month and payment on this loan will be almost $300 per month? You will also have $11k of other credit balances that need to be paid off. Please clarify.	i am married and my husbands monthly income is enough for us to pay all our bills, my income is generally put into savings. paying off this loan will not be a hardship for me or my family

Member Payment Dependent Notes Series 415594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415594	$7,000	$7,000	12.84%	1.00%	June 25, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415594. Member loan 415594 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	n/a	Debt-to-income ratio:	3.00%
Length of employment:	2 years 5 months	Location:	Fresno, CA

Home town:	Sanger
Current & past employers:	Program Leader
Education:	California State University-Fresno (CSUF)

This borrower member posted the following loan description, which has not been verified:

The loan amount requesting will be used for getting dental work done and for paying for my tuition and some of my left over debts. Any assistant in helping me getting this loan will greatly be appreciated.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,449.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you've been employed for the last 2 yrs and 5 months but you failed to explain who your employer is.	Current Employer is Mr. Alejo Delgado
are you single or do you support a family? What is the nature of your work?	I am single working as a Program Leader providing academic and enrichment curriculum activities for students after school.

Member Payment Dependent Notes Series 415631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415631	$16,000	$16,000	14.74%	1.00%	June 25, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415631. Member loan 415631 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Publix Supermarkets, Inc	Debt-to-income ratio:	18.53%
Length of employment:	4 years 6 months	Location:	Norcross, GA

Home town:	Champaign
Current & past employers:	Publix Supermarkets, Inc
Education:	University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

I am seekinf financing for a retail business venture I have planned. I am out of the Atlanta area and I am planning on opening a chain of retail clothing stores here. I have everything set-up and I am now in the process of securing the remaining finances needed to get the venture off the ground. I have a stable job currently and a stable credit history. I think I will be able to get the financing, but I am exhausting all possible options in my search. I have a business plan that can be reviewed and I can personally answer any questions you may have about myself or the business.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	12
Revolving Credit Balance:	$3,364.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can you please get your income verified? and can you please explain your last delinquency 12months ago? thx n good luck	I submitted all documents to lending club and they should be changing my status to verified very soon. As for the delinquency, I had a family accident where I lost two members at one time and had to pay for arrangements which hurt my finances severly.

Member Payment Dependent Notes Series 415658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415658	$13,000	$13,000	13.47%	1.00%	June 29, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415658. Member loan 415658 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Lockheed Martin Corp./DCR Inc.	Debt-to-income ratio:	13.88%
Length of employment:	1 year 6 months	Location:	San Jose, CA

Home town:	San Ramon
Current & past employers:	Lockheed Martin Corp./DCR Inc., In-N-Out
Education:	California State University-Chico (CSU Chico), Butte College, Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

Loan needed to clear high interest credit card - interest rate is high and with how much interest/payments are it is not worth keeping a balance on the card. I'd prefer to pay a fixed monthly payment at a lower interest rate. I have a stable job working for Lockheed Martin/DCR Inc. (Q.A. Engineer) I always make my payments and I always make them on time.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,199.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the $21,000 revolving credit balance represent, please?	It's actually an amount spread over 3 credit cards. One of these is a joint card that I've had with my parents since around 2002 - I don't even use it (for emergencies only). The two credit cards that I do use make up the rest of the balance. The majority of the charges were from moving, furnishing a new apartment, leftover charges from college, & car repairs. The promotional APR has been gone for several months and my goal is to pay off the card with the high interest rate & close it. It's been difficult to pay it off with the high interest rate.

Member Payment Dependent Notes Series 415746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415746	$3,700	$3,700	16.32%	1.00%	June 22, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415746. Member loan 415746 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Merit Realty	Debt-to-income ratio:	13.07%
Length of employment:	5 years 7 months	Location:	Las Vegas, NV

Home town:	New Orleans
Current & past employers:	Merit Realty, The Coca-Cola Company
Education:	Loyola University New Orleans, College of Southern Nevada

This borrower member posted the following loan description, which has not been verified:

Private Student Loan - Nursing Studies

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,635.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be a full time student? Can you provide details on your expenses? What do you do for Merit Realty?	For 7 months I will be a fulltime student ( 5 months part time student) and continue in my job part time (about 15-20 hours) to take classes that will not come around again for 2 years because of State Education budget cuts in higher education. That said, the third year of the program appears to be the most expensive (and intensive) so far. There is a good deal of clinical training as well (which is basically an unpaid internship in several specialities.) I have a 4.0 for last 2 semesters but only took 2 or 3 classes each semester. I want to keep a high GPA so need to work less and study more and more as classes evolve in complexity. I work as a Broker's Assistant/Office Manager. My employer has been kind enough to let me work into sharing the position and staying on part time while finishing school. Thanks for your question!

Member Payment Dependent Notes Series 415801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415801	$7,000	$7,000	7.68%	1.00%	June 18, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415801. Member loan 415801 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Pensacola Christian College	Debt-to-income ratio:	13.36%
Length of employment:	20 years 6 months	Location:	Milton, FL

Home town:	Florence
Current & past employers:	Pensacola Christian College, Pensacola Christian College
Education:	Free Will Baptist Bible College

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate my 5 cards with a lower rate. My goal is to have the balance paid off in three years or less. I have an excellent credit rating and I always pay more than the minimum payment every month. Thanks for your help. sharp993

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,054.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates on your existing 5 cards? You are asking for $7,000. Where is the rest of your revolving credit balance from?	the cards are at 16%.
Are you going to have your income/employment information verified? It might help finish getting the loan funded by giving extra confidence to lenders.	I don't see where I can verify employment info. Lending Club as yet to debit my bank account for me to verify. I hope this answers your question.

Member Payment Dependent Notes Series 415811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415811	$12,000	$12,000	9.32%	1.00%	June 24, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415811. Member loan 415811 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	JM Waller Associates	Debt-to-income ratio:	6.84%
Length of employment:	6 years	Location:	Riverdale, GA

Home town:
Current & past employers:	JM Waller Associates
Education:

This borrower member posted the following loan description, which has not been verified:

I'm one of those individuals that's currently in the news: "...excellent credit history, but has seen his interest rates double due to blah, blah, blah..."

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,050.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the interest rate you are replacing with this loan? Also, what is the rest of the $26k in credit balances?	17%. Loans for previous SB venture.
What is your monthly payment for Revolving Credit Balance of $26,050.00? Also what is your monthly payment for MORTGAGE?	$556 and $571, respectively.
Your DTI ratio does not match Debt-to-Income listed for this loan 6.84%. Your Income 4167 Your Debt (556 + 571) = 1127 DTI ratio (1127 / 4167) = 27% This does not include any other loans you may have How did you get to DTI ratio of 6.84%?	I can appreciate your question, but you're asking the wrong party. I provide raw numbers only - TRUTHFUL raw numbers. Lending Club provides the DTI. As an FYI: While I would love to get this loan, if I don't it's not a deal breaker for me. I have enough free cash flow after expenses to donate at least $200/month toward the charities of my choosing, so it's not like I'm desperate - I simply want to save money where I can.

Member Payment Dependent Notes Series 415855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415855	$5,000	$5,000	8.00%	1.00%	June 24, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415855. Member loan 415855 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Hokuriku Gakuin School System	Debt-to-income ratio:	5.09%
Length of employment:	1 year 11 months	Location:	Plymouth, MI

Home town:
Current & past employers:	Hokuriku Gakuin School System, Lansing School District, MI
Education:	Middlebury College, VT, Wheaton College, IL

This borrower member posted the following loan description, which has not been verified:

Several years ago my wife helped me discover the amazing world of Japanese taiko drumming. I was hooked almost immediately after trying it. Ever since we were married (2000), my wife has been looking for a group to practice taiko with in Michigan. About three years ago, we decided that instead fo waiting around for someone else to start a taiko group, we would just make our own group. So I found a job in Japan, and we have been here for the past two years, studying taiko with all our energy. We are priviledged to be able to study at Japan's most famous taiko maker, Asano Taiko, with instructors from one of Japan's best taiko groups, Hono Taiko. We are now approaching the time when we will return to Michigan and begin recruiting students and teaching taiko drumming. For that purpose, we need to purchase some drums. We have collected some over the years, but not enough to have a class of more than three or four people. We are trying to raise about $5000 in order to purchase a set of 10 drums to get us started. If you don't know much about taiko drumming, it is a wonderful and very rewarding activity. It can be enjoyed simply as an extra-curricular activity, but is also beneficial to health, can be used as a therapy tool and helps to build positive relationships within groups. We have been collecting surveys to gauge interest in taiko drumming in Michigan and nearly all the responses have been very positive. We are very grateful if you will help us to achieve our dream.

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$112.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you describe the business model for your taiko school in Michigan? How would you start the school, market it and manage the school? Would you be running the school full time? Thanks.	Our business model for the school will be somewhat similar to that of a martial arts dojo (Karate, Judo, etc.). We will offer group lessons in taiko drumming and we expect the majority of our revenue to be generated from lesson fees. In addition to that we will also generate revenue from concerts and performances as well as workshops, educational events and therapeutic services at schools, hospitals and so on. We will start the school early in 2010 by offering weekend workshops and evening classes at community colleges and community ed centers. We have already generated significant interest through our blog (http://raiontaiko.blogspot.com). Our intention is to run the school full time, but we expect it to take a couple years before we can get to that point. Please understand, that our repayment of this loan is not contingent on the success of our school. We will be making the repayments out of our current income and have no plans to stop working at this point. Therefore, whether our school is successful or not, it will not affect our ability to make payments. Thank you for your interest. I hope I have answered your question. I am not sure how specific you wanted me to get. If you would like more info, please feel free to ask another question.
What will the current income of you and your wife be once you return to MI? Could you also outline your budget so that lenders are comfortable in your ability to repay loan off of that income? Thanks and best of luck!	Our income will be between $2500 - $3000 per month. Our current monthly budget (figures are approximate): rent/utilities, etc: $500 School fees for children: $500 Charitable giving: $300 food: $600 Educ. Loan payments: $200 Misc: $300 No car payments No car insurance Although we expect to make the loan payments out of our income, we also have some savings available for emergencies, which would cover the payments for several months (3 - 6) should we encounter hardships. Hope this helps.

Member Payment Dependent Notes Series 415878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415878	$9,500	$9,500	11.26%	1.00%	June 24, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415878. Member loan 415878 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,672 / month
Current employer:	n/a	Debt-to-income ratio:	19.04%
Length of employment:	n/a	Location:	Elroy, WI

Home town:	Richland Center
Current & past employers:	United States Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

I have an opportunity to purchase a utility tractor from our neighbors who are selling their home. They have a John Deere Tractor with a bucket and cab they are looking to sell. I live in the country and have an extremely long and hilly driveway and the purchase of this tractor would be to plow the driveway during the winter months as well as grading the gravel on the driveway during the spring/summer months. I am a responsible person and can be trusted to pay back this loan. I was referred to you buy E-Loan, who I have heard great things about and thought I would give them a try instead of going to my local bank. I would appreciate an approval of my anticipated purchase. Thank you.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	38
Revolving Credit Balance:	$336.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you employed and who employs you???? What was your delinquency 38 months ago? If you fill out the information you stand a better chance of getting folks to fund your loan	I am retired from the United States Postal Service. The delinquency happened when I having a difficult time keeping up with my bills as well as paying for my kids' college.
Can you pease provide income verification to LendingClub?	How do I do that?
You are buying a tractor to use on a rental home. Do you have a long term lease there.	Yes, I will be living here for some time. I also plan on using the tractor to help my kids who live across the road from me. I am retired and enjoy snow plowing, mowing the grass, etc.
You will (or should have already) receive an e-mail explaining how to give income (and employment) information to Lending Club in order to have it verified.	I haven't received such an email yet. But I can tell you that I receive a monthly pension check from the USPS.
Hi, I think it would be better if you could fax your tax document or just W2 to LC to get your income verified... we are all waiting for that. thx.	Will do.

Member Payment Dependent Notes Series 415886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415886	$4,500	$4,500	11.89%	1.00%	June 23, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415886. Member loan 415886 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	self-employed	Debt-to-income ratio:	4.37%
Length of employment:	3 years 3 months	Location:	brooklyn, NY

Home town:	Austin
Current & past employers:	self-employed
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

My two-year-old is due to start pre-school in September and I am seeking a loan to cover the initial regestration fees.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	42
Revolving Credit Balance:	$1,961.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT R U self-employed AS ?	taxi driver

Member Payment Dependent Notes Series 415899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415899	$10,000	$10,000	9.63%	1.00%	June 18, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415899. Member loan 415899 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Morgan Stanley Smith Barney	Debt-to-income ratio:	18.23%
Length of employment:	4 years 10 months	Location:	Saratoga, CA

Home town:	Santa Clara
Current & past employers:	Morgan Stanley Smith Barney, Charls Schwab
Education:	SJSU

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate some outstanding personal debt at a solid rate.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,578.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 415924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415924	$3,500	$3,500	12.84%	1.00%	June 18, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415924. Member loan 415924 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,850 / month
Current employer:	Common Ground Community	Debt-to-income ratio:	8.42%
Length of employment:	1 year 2 months	Location:	Brooklyn, NY

Home town:	Somerset
Current & past employers:	Common Ground Community, Catholic Charities of Brooklyn and Queens
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I will use the $3,500 to consolidate my three credit cards from college with all my books, gas, food, beer, etc. I graduated two years ago and have had a steady job since. I wish to pay this amount off so I can get a clean start, as I am currently paying $200 a month and with the little that is actually going to the amount of the debt it will take me years. I realized that I will be lowering my total ending debt amount as well as lowering my payment all while being able to pay off the debt within three years. This fits comfortably into my budget and will actually be better for me as I will be spending less per month on the bills. I work in social services and I'm exceptional at it, so I will never be out of a job.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,174.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please outline your current expenses? Thank you.	My rent is $950 with all utilities included, $50 a month for student loans, my cell phone is around $80-90 dollars, monthly transit $89, then my fluctuating expenses such as groceries, which is typically around $200 - $250 a month. Then it would be this payment and a payment on a 0% interest credit card that makes up the rest of my debt which I will be paying off soon because of a bonus check I'll be getting from my job. Then it would be if I spend any money going out, which I do on occasion, but typically not more than once a weekend if at all. I hope this helps.

Member Payment Dependent Notes Series 415931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415931	$25,000	$25,000	14.42%	1.00%	June 25, 2009	June 25, 2012	June 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415931. Member loan 415931 was requested on June 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Kewill Solutions	Debt-to-income ratio:	14.61%
Length of employment:	9 years	Location:	New York, NY

Home town:	Quincy
Current & past employers:	Kewill Solutions, Clearcross Ltd
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

If I can secure a loan for the amount requested.....I will be able to pay off my credit card debt and pay off the loan within 2 years. My current credit rating is between 680 to 700. My annual income is 70,000 a year.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,168.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Kaiser, To what do you attribute the $32,168 of debt? Thank you.	90 percent of my debt is attributed to my recent marriage/honeymoon expenses. (Moving, Furniture and Travel purchases)
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	Hi, I emailed my pay stubs for the last two months to Lending Club on Thursday, June 18. If you need any additional information...please let me know.
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	Hi, I emailed my pay stubs for the last two months to Lending Club on Thursday, June 18. If you need any additional information...please let me know.
Hi, Can you please get your income verified with LC? thx	Hi, I emailed my pay stubs for the last two months to Lending Club on Thursday, June 18. If you need any additional information...please let me know.
ohh, I see. but don't people do that by submitting their tax document?	I'm not sure.....LC didn't ask me for the annual W-2 form. I'll gladly submit a copy of my W-2 if necessary.

Member Payment Dependent Notes Series 415990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415990	$9,200	$9,200	11.89%	1.00%	June 30, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415990. Member loan 415990 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	City of Lansing Police Department	Debt-to-income ratio:	22.37%
Length of employment:	2 years	Location:	LANSING, MI

Home town:	Ann Arbor
Current & past employers:	City of Lansing Police Department
Education:	Lansing Community College

This borrower member posted the following loan description, which has not been verified:

I recently got divorced and have purchased a new home. I am trying to consolidate and pay off several credit cards that my ex wife and I shared.

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,558.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am a little bit worried because divorce is the second most frequent reason why people declare bankruptcy (the first is medical bills, I believe). So, how recent is the divorce and is the financial part of the settlement mostly taken care of?	The divorce was finalized in February. We were only married a year and a half and are both young, so there is no alamoni (sp) or child support involved. I'm financially stable, but just have some lose ends I would like to tie up due to the divorce, ie the credit cards. Thanks for your interest, let me know if you have any other questions.

Member Payment Dependent Notes Series 416002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416002	$7,000	$7,000	9.32%	1.00%	June 17, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416002. Member loan 416002 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	GKN Aerospace	Debt-to-income ratio:	7.12%
Length of employment:	5 years 6 months	Location:	Costa Mesa, CA

Home town:	Pipestone
Current & past employers:	GKN Aerospace, Woodward Governor, Johnson Controls
Education:	South Dakota State University, North Dakota State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I currently have 2 credit cards totalling almost $7K with respective APR's of 18% and 28%. I have been unsuccessful in negotiating long term lower rates and rarely play the "low introductory offer/balance transfer" game. This debt has accumulated over the last several years with the majority of it coming from small emergencies and having only a small amount of emergency cash saved. I've always paid more than the minimum, usually doubling the payments, and have had no late payments or defaults in my credit history. I also have a great payment history on other responsibilities such as rent, utilities, insurance, etc that is documented. I am a mechanical engineer working in product development for an aerospace company in Southern California. I've worked for the same employer for over 5 years and am in a stable environment.

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,477.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416011	$20,000	$20,000	12.21%	1.00%	June 25, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416011. Member loan 416011 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Placer County Water Agency	Debt-to-income ratio:	20.54%
Length of employment:	3 years 8 months	Location:	Grass Valley, CA

Home town:	Fountain Valley
Current & past employers:	Placer County Water Agency, PC Solutions Of Auburn
Education:

This borrower member posted the following loan description, which has not been verified:

I plan on using the money from this loan to consolidate my credit card debt into a single payment. I will be closing my cards, except for the one I have had the longest, and plan on paying this debt off over the next 2 years. While I have maintained some credit card debt over the years, I have always made timely payments and always pay more than the minimum. I have a reliable career with a local government special district and have been employed here for 5 years. I take my debt and my credit seriously and am working to clear my outstanding debt so I can purchase a home in the near future.

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,777.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What have you heard from your employer, whom I'm guessing is connected to the California government, obviously in disarray now, regarding the future of your job?	I work for a local water agency that is not effected by the state budget. We are a special district which only has enterprise funds, so we receive no money from the state or from taxes. Our income for the company is from water and power sales and therefore is much better off than the state government and other city and county governments; while its still considered a government job, it is not the same. Our company is doing very well in this economy as most of our charges are fixed charges and are fairly inelastic. My job is not in jeopardy, nor does the agency have any plans to preform layoffs or any other cuts.

Member Payment Dependent Notes Series 416022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416022	$4,000	$4,000	9.63%	1.00%	June 17, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416022. Member loan 416022 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,416 / month
Current employer:	Immediate Medical Care of CNY PC	Debt-to-income ratio:	10.99%
Length of employment:	1 year 6 months	Location:	FAYETTEVILLE, NY

Home town:	Syracuse
Current & past employers:	Immediate Medical Care of CNY PC, Pulmonary Health Physicians
Education:	Morrisville State College

This borrower member posted the following loan description, which has not been verified:

For Personal Expenses

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,817.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does "For Personal Expenses" mean?	Personal furnishings, linens, housewares, and some educational textbooks - to help with daughter's off-campus living expenses.
Are you willing to verify your income w/ LendingClub? It would be appreciated.	Yes. The income I reported as household income includes my income and my husband's income, although I am applying for this small loan in my own name only. Together we gross $5,000 a month. $1540 (my monthly gross income) & $3460 (my husband's monthly gross income) per month. I am a part-time nurse, therefore I do take on some extra shifts periodically which makes up the difference and is how my income is reflected as $5,400. Thank you.

Member Payment Dependent Notes Series 416096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416096	$1,200	$1,200	12.53%	1.00%	June 18, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416096. Member loan 416096 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Tech Data Corporation	Debt-to-income ratio:	5.05%
Length of employment:	13 years 8 months	Location:	Tampa, FL

Home town:	Climax
Current & past employers:	Tech Data Corporation, Quaker Oats
Education:	DeVry University-Illinois

This borrower member posted the following loan description, which has not been verified:

This is to install a new fence in my backyard. It will require a gate large enough for a car to enter. It will require a small gate - large enough to get a human / wheel barrel through. I plan on paying this off at a monthly rate of $200 (or more) Thank You!

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,433.00	Public Records On File:	1
Revolving Line Utilization:	39.30%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 416154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416154	$10,000	$10,000	9.63%	1.00%	June 29, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416154. Member loan 416154 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,467 / month
Current employer:	Coconino County Juvenile Court	Debt-to-income ratio:	1.04%
Length of employment:	12 years 3 months	Location:	Flagstaff, AZ

Home town:
Current & past employers:	Coconino County Juvenile Court
Education:	Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I've worked in my field for over 30 years...I need $10,000 to expand a fragrance business. Thanks for your help

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	53
Revolving Credit Balance:	$4,435.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLS EXPAND YOUR? BUSINESS. WHY DO U NEED/WANT TO EXPAND IT ?	I wish to retire early...with the loan I will be empowered to invest in my business,and make it profitable and it can provide me with a "livable income".
Can you be more specific about how the money will help your business grow? What will it pay for? What are your revenues now, and how much do you expect them to increase? Thanks!	SUPAFRESH FRAGRANCE CO. is a high???end cosmetics firm with a reputation for integrity, quality craftsmanship, and excellence in management. In Fours years annual profits have increased to be well over $50,000 dollars,with only one part-time employee,and an initial investment of $180.00 SUPAFRESH FRAGRANCE CO. was formed in MAY 2005. The Company experienced steady growth since its inception, In 2005 Gross Sales of $35,000 were achieved. We have marketed the business through a web page(under re-construction) and parties(Tupperware model) The Company has its address in Flagstaff,Arizona...We are in North Arizona(Highest temp 98 degrees).Flagstaff is a little over a 30 mile drive to the world famous Sedona,Arizona. SUPAFRESH FRAGRANCE CO manufactures and distributes four distinct products: 1.High quality Incense and candles 2. Lip balms 3.Body butters and lotions 4. Body oils and perfumes .. Eighty to ninety percent of the Gross Sales are in Incense and Body butters. At the moment (June 2009 ), there 1 permanent employee on the payroll . The company??s Long Term Objectives (within the next three years) are to increase activity in all Divisions, and to achieve annual profit, net after taxes, of $200,000 by 2011. Its Long term objectives are: to maintain the level of current business achieved up to 2005, build and train a sales force, and to move into storefront and mall locations. To implement these objectives the company needs: 1. A loan of $100,000 at Prime plus 2%. This loan to be used for current near term expenses including It will be repaid in five years. 2. A line of credit of $50,000 to take advantage of discounts available, avoid associated penalties, and expand into high profit areas requiring positive cash flow. The company's short terms goals are to reconstruct the web site,buy inventory,open a kiosk in the Flagstaff mall,and maintain two employees,one for sells ,the other for manufacturing products . To implement these goals the company needs: A loan of $10,000.00 The loan will be used for: A)$3,000.00 for reconstruction of the company's web site B) $3,000.00 for the first and last month rent of the kiosk in the Flagstaff mall. Supplies i.e. Cash register,Signs,and advertising materials i.e brochures,and sales papers C) $3,000.00 for the purchase of inventory D) $1,000.00 for the salary of the two employees The prospects for SUPAFRESH FRAGRANCE CO continued growth are excellent...Market research has shown that sells of cosmetics increase during a depression or recession. In fact the top cosmetics companies today were creating during the Great Depression. View the research for yourself...http://search.yahoo.com/search;_ylt=A0oGkwUSxTpKukcBhTNXNyoA?p=Women+Buy+More+Cosmetic+Products+During+Recession&y=Search&fr=ush1-mail&fr2=sb-top&sao=1 As a result of the bad economic times we have many people trained to sell our products. I have taught them how to replicate what I do.. They will use direct selling and the party(Tupperware) model..we expect a boom this holiday season. The company??s overall objective is to satisfy that market segment that demands integrity and quality cosmetic and fragrance products, and to maintain a steady growth in sales volume that will sustain the company for twenty years. Market research shows that the teen population in America will increased to level it was in the late 1960's. In that time the incense market (developed in the 1920's GONESH ,being one of the more successful examples.) exploded. We believe we will benefit from this demographic change. And wish to be poised to serve this new market, SUPAFRESH FRAGRANCE CO intends to pursue this market vigorously. .. Thank you for reading, if you would like product samples or information on distributing our products please email your name and address to supafrsh@yahoo.com...and be sure to state which product you would like to sample or one will be chosen for you. I look forward to a mutually profitable relationship with the Lending Club. Sincerely, Barbara Harms
What is the 53 months since last delinquency?	Fours years and Five months ago...I will have to check and come back to you with that answer....As you see I have a long history of paying all of my bills on time and in full.

Member Payment Dependent Notes Series 416176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416176	$12,000	$12,000	12.84%	1.00%	June 30, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416176. Member loan 416176 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Plateau Systems	Debt-to-income ratio:	11.87%
Length of employment:	1 year 6 months	Location:	arlington, VA

Home town:	Mumbai
Current & past employers:	Plateau Systems
Education:	University of Nebraska at Omaha

This borrower member posted the following loan description, which has not been verified:

I have been running a successful event management company for past 2 years. We have had many successful events in this past 2 years and now we have a very big opportunity with Indian's # 1 STAR TV. We are hostng star tv's biggest FUN show 'The great Indian Laughter Nite' in 10 cities in USA. This show is bound to be success. I need investment amount upfront for this event. Please check www.laughternite2009.com for more details on the mega event

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,951.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income with Lending Club...Thanks!	$85000 per year
please submit your W-2 statements to Lending Club for review. I would like to fund you	Thanks you for your interest. I will submit my w2 sttament by today. Thanks!
So, you say you have an opportunity to host that event for the Indian TV. What if the opportunity falls through? You have any back up plan or back up cash to pay the loan with? My second question is: you titled your application "Short term business loan..." Does that mean you are seriously considering paying the loan early in case the opportunity works out? If that is the case, what time horizon are we looking at? I anticipate your answers with eagerness.	The show contract is signed and won't be canceled by the parties involved. In an event where the show is canceled, we have the show insured wherein we recoup our money. This is the most popular show that comes on India's most popular channel STAR TV. The show has a huge fan following here in US. Its almost like SUTUCD, American Idol type of fame. Revenue for the show is generated from ticket sales and its being activated since 3 weeks. Ticket sale has being Great so far; the only bottleneck is that we get the ticket sale amount after the show hence filing application on lending money for a short term loan. The tour ends 1st week of august and i will be able to pay the loan amount by early october if not earlier. Hope i answered both your questions. Thanks once again ! Pushpa
Can you clarify, is this your own business that you are requesting a loan for? What do you need the upfront cash for, is it the locations? Sorry I don't know much about event planning so I'm not sure what the upfront costs are. Many thanks.	Hi, Thanks for looking into my application, The show contract is signed and won't be canceled by the parties involved. In an event where the show is canceled, we have the show insured wherein we recoup our money. This is the most popular show that comes on India's most popular channel STAR TV. The show has a huge fan following here in US. Its almost like SUTUCD, American Idol type of fame. Revenue for the show is generated from ticket sales and its being activated since 3 weeks. Ticket sale has being Great so far; the only bottleneck is that we get the ticket sale amount after the show hence filing application on lending money for a short term loan. The tour ends 1st week of august and i will be able to pay the loan amount by early october if not earlier. Hope i answered both your questions. Thanks once again !

Member Payment Dependent Notes Series 416197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416197	$6,000	$6,000	8.00%	1.00%	June 25, 2009	June 26, 2012	June 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416197. Member loan 416197 was requested on June 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Van Buren Police	Debt-to-income ratio:	6.51%
Length of employment:	14 years 5 months	Location:	Belleville, MI

Home town:	Maccomb
Current & past employers:	Van Buren Police
Education:	Maccomb

This borrower member posted the following loan description, which has not been verified:

I need some extra money to help fund my wedding, so I am not short changing myself

A credit bureau reported the following information about this borrower member on June 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,991.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on getting married. I have one question. Can you give details of your revolving credit balance ( $21,000)?	What do you mean by revolving credit balance???
He means why do you have $21,000 in credit card debt? Is this for the wedding, or is the wedding going to be on top of this amount? How much are you planning on spending on the wedding? Your utilization is 47%, which leaves around 20k left in credit. Will that be used for your wedding or will you use the 6k from this loan only? How secure is your employment? Does your future wife/husband have significant debt? Your profile states "Mortgage", is that a 30 year fixed, ARM? Monthly payment? And Congratulations on getting married.	The credit card debt is from a past engagement ring from a previous wedding which i am worknig on paying it off. My wedding is gonig to cost just under 10k. My future wife currently has no debt, i have 9 years left on my house payment and my payment is around $1100 a month

Member Payment Dependent Notes Series 416239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416239	$10,000	$10,000	13.79%	1.00%	June 30, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416239. Member loan 416239 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Grove Dental Associates	Debt-to-income ratio:	15.49%
Length of employment:	3 years 6 months	Location:	BOLINGBROOK, IL

Home town:	Augsburg
Current & past employers:	Grove Dental Associates, Walgreens
Education:	College of DuPage

This borrower member posted the following loan description, which has not been verified:

Hello. I'm looking at the foreclosure homes for a permanent home. I have found a few that I really like. They just need a little TLC and they won't sit rotting away making the neighborhood look bad. I have two children and we're tired of renting. We want a backyard. Buying a foreclosure home gives us that opportuny to have a decent size house in a good neighborhood. It will give me the chance to invest rather than throwing the money out by renting. I am looking to spend no more than what I spend in rent a month as far as mortgage goes. I am finding out there are a lot of places in my budget and now is the perfect time to buy. Thank you for taking time out for me. We appreciate it.

A credit bureau reported the following information about this borrower member on June 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,968.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a first time home buyer? Are you aware of the up to $8000 you could qulify for if you are? If so you could go FHA and only need 3.5% down. Or if you are in the county you could go Rural Development and they go up to 100% of the appraised value. Have you thought of that?	I am a first time home buyer. I didn't know that I could do 100%. The 3.5% I knew about.
Hello WiseKat, It might make more sense from a cash-flow standpoint to pay down some of your credit card debt especially if it is a higher rate than the mortgage that you will get on the new home. Good luck with your loan request.	Thank you coolbud1.

Member Payment Dependent Notes Series 416277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416277	$12,000	$12,000	11.26%	1.00%	June 30, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416277. Member loan 416277 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	RAM Computer Services, LLC	Debt-to-income ratio:	11.38%
Length of employment:	7 years	Location:	Hammond, LA

Home town:	Kenner
Current & past employers:	RAM Computer Services, LLC, I-55 Internet
Education:	Southeastern Louisiana University

This borrower member posted the following loan description, which has not been verified:

I have a credit card with high interest. I simply want to save a few hundred dollars a month to get rid of the debt faster. I have a very successful computer services business that I have been running for the last 7 years, and my wife is a successful personal banker at Chase, a position she has had for 2 years.

A credit bureau reported the following information about this borrower member on June 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	18
Revolving Credit Balance:	$6,789.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the balance and interest rate on the card(s) you want to pay off?	$12,000. I will be using 0% APR balance transfer offer to pay off the rest.
What was the one Delinquencie? Have you secured a 0 APR card yet for the remaining 12k? What is the APR on the chase cards?	The delinquency came from a credit card that I had not set up automatic payments and email statements for. It was for a balance of $5, and oddly enough, it was an auto draft for a subscription to Credit Inform so I could keep track of my credit score. I have never been late before or since. The APR on the Chase card I am paying off is 24%, and I have secured the 0% for $1,500, which was a convenience check from another CC account.
Hi, how come the revolving credit balance showed here only $6789? please explain, thx.	The CC is in my wife's name.

Member Payment Dependent Notes Series 416355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416355	$15,000	$15,000	11.26%	1.00%	June 30, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416355. Member loan 416355 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	12.06%
Length of employment:	5 years	Location:	Oswego, IL

Home town:	St. Anne
Current & past employers:	JPMorgan Chase & Co.
Education:	Roosevelt University

This borrower member posted the following loan description, which has not been verified:

We are wanting to consolidate our credit cards into one payment.

A credit bureau reported the following information about this borrower member on June 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,651.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off? MORTGAGE PAYMENT ?	Capital One balance 9053.32 int rate 8.5 Chase BP Card 6965.00 int rate 12.99 We pay a bi-weekly payment 555.00 for our mortgage 1110.00 per month.
Why aren't you requesting a loan for full 25,000K of your revolving balance? Would it not be smarter and cheaper to consolidate your entire revolving debt?	Yes it would. My concern is in regards to my American Express Credit Line. What would my payment be if I consolidated all the debt?
I would imagine that your monthly payment would increase by 50% from what it currently is. eg. if for a 15,000K Loan your payment is 492, then if you ask for 50% more money then your payment would be around 750/mo	The 750 is fine.
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	Do you need mine and my husbands as well?

Member Payment Dependent Notes Series 416369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416369	$10,400	$10,400	11.58%	1.00%	June 22, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416369. Member loan 416369 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,168 / month
Current employer:	Urban Corps of San Diego	Debt-to-income ratio:	8.09%
Length of employment:	1 year 4 months	Location:	SAN DIEGO, CA

Home town:	Melrose
Current & past employers:	Urban Corps of San Diego, Verizon Business, Totality Corporation, Avasta Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern, I am requesting a loan in the amount of $13,000.00 in order to reduce my interest rates and consolidate my debt. I am a technology professional who has been in the profession for almost 10 years. I have been at my current employer for over 16 months. I am confident I will be able to make the monthly payments as I have little in the way of revolving monthly expenses, save for my debt. I currently take home $2446.24 a month in pay and my current bills, including rent, cell phone, and internet charges etc equal $935.23. In case of emergency I currently have $21,484.52 in 2 retirement accounts. I appreciate your consideration for this loan and would be happy to speak with you further regarding my application or any other questions that you may have. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,167.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you give a brief description of the type of work you perform at Urban Corps of San Diego? Excluding your two retirement accounts, do you have any other kind of emergency fund? And if so, how many months of total living expenses does it cover?	StocksMan, Thank you for your question, I would be willing to verify my employment and I have sent a request to lending club asking how to do so. As the Technical Manager at the Urban Corps I am responsible for the planning, upkeep, and problem resolution of our entire technical infrastructure. I am also responsible for the day to day resolution of user requests and problems. We currently have over 40 employees and over 175 students. Aside from the over $20,000 in my retirement accounts, which are easily accessible. I do not have any additional emergency funds. However, as a technical professional I have a skillset that is in demand, which lessens the risk of a long layoff between jobs. Please let me know if you have any more questions or need any clarification. Flynn

Member Payment Dependent Notes Series 416406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416406	$10,000	$10,000	13.47%	1.00%	June 30, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416406. Member loan 416406 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,333 / month
Current employer:	meriter hospital	Debt-to-income ratio:	16.82%
Length of employment:	1 year 1 month	Location:	SAUK CITY, WI

Home town:	milwaukee
Current & past employers:	meriter hospital, Theda Care
Education:	university of wisconsin, Ferris State University, St. George University school of medicine, Saginaw Valley State University

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to improve my water filtration system as well as landscape improvement. I am a hard working physician who has paid back debts that I have incurred.

A credit bureau reported the following information about this borrower member on June 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	35
Revolving Credit Balance:	$70,524.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 416415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416415	$6,600	$6,600	9.63%	1.00%	June 24, 2009	June 27, 2012	June 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416415. Member loan 416415 was requested on June 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	18.68%
Length of employment:	8 months	Location:	San Antonio, TX

Home town:	Sussex
Current & past employers:	Booz Allen Hamilton, MACTEC Consulting and Engineering, Versar, Inc, KEMRON Environmental
Education:	University of South Carolina-Columbia (USC)

This borrower member posted the following loan description, which has not been verified:

American Express has decided to limit my account and to place a very high % rate on my account, even though I have been a loyal customer for over 20 years and pay my bills on time.

A credit bureau reported the following information about this borrower member on June 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1974	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,329.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the percentage rate on the card you are replacing with this loan?	27.22% with no notification from them.
Revolving Credit Balance $22,329.00 Amount Requested $6,600 ? ? ?	Lender not listed on my account.
Just a point of clarifiication. You have a $6,600 balance with AE and this is a portion of the 22K credit balance, and you are paying off the AE portion. Is that correct? What is the new AE rate? Thanks	Lender not listed on my account.

Member Payment Dependent Notes Series 416486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416486	$25,000	$25,000	11.58%	1.00%	June 29, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416486. Member loan 416486 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,333 / month
Current employer:	Sony	Debt-to-income ratio:	10.07%
Length of employment:	1 year 1 month	Location:	Larkspur, CA

Home town:	Ontario
Current & past employers:	Sony
Education:	University of Western Ontario

This borrower member posted the following loan description, which has not been verified:

Hello, Like many people these days, we had a series of events that sent us on a downward spiral financially. A bad accountant caused us to lose much of our savings to back taxes, fees and interest. Husband was out of work for six months and, then a major illness all within two years. We were careful enough with our money that we didn't have financial catastrophe but, it did create some debt which we want to re-finance at the lowest rate possible. We sold our house and, scaled down to help our situation but, it was too recent for an equity line or loan. We pay all of our bills on time primarily through automatic billpay and, plan on retiring a couple cards once they are paid off. Thanks for putting your money to work in small ways. ska

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	6
Revolving Credit Balance:	$33,697.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding you.. just a few of questions here. Is you job permanent at Sony? What's your position? can you please get your income verified with LC (maybe W2/pay stub to credit@lendingclub.com)? can you please explain the delinquency 6 months ago? thanks and I really wish you the best of luck!	Thank you for your interest. Yes, I have a staff position. Although these days you never know what that means. I'm happy to verify my income in whatever way you'd like. I am an Animation Director. The delinquency was for a small amount on a Gap card. I didn't even know it existed until recently. We moved last June and, since we rarely used that card - just to receive an extra discount - we didn't notice the small amount owed so by the time the bill found us it was overdue. We phoned immediately and paid the full amount over the phone. I didn't expect it would be sent to the agencies. Seems sort of ridiculous that can reliably pay $30,000 worth of medical bills but, we get dinged on an honest mistake regarding $60. It was the only store-specific card we ever had and we got rid of it.
Forgive me for asking such a personal question, but with an income of around $220K per year that you are unable to pay off the debt over a couple of years on your own?	Yes, we can pay the debt. That's what we're doing but, we were just looking for a better interest rate. If we get funded, great. If not, we'll just stick with our current plan. Basically, we prefer the idea of paying individuals the interest.

Member Payment Dependent Notes Series 416498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416498	$6,000	$6,000	12.53%	1.00%	June 26, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416498. Member loan 416498 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	cnc provisions	Debt-to-income ratio:	18.89%
Length of employment:	3 years 10 months	Location:	roanoke, VA

Home town:	olean
Current & past employers:	cnc provisions, gnc
Education:	ecc

This borrower member posted the following loan description, which has not been verified:

looking to do a little home improvement jobs and consolidate some bills

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	42
Revolving Credit Balance:	$6,334.00	Public Records On File:	1
Revolving Line Utilization:	68.10%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 416518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416518	$6,800	$6,800	14.74%	1.00%	June 26, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416518. Member loan 416518 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Rochester General Hospital	Debt-to-income ratio:	24.60%
Length of employment:	2 years 8 months	Location:	ROCHESTER, NY

Home town:
Current & past employers:	Rochester General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for an 8500.00 loan to purchase a used motorcycle. I have saved up about 2000.00 to put down on it. The bike is an 07 leftover Yamaha XV1900 Statoliner that is 4500 off list.

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	50
Revolving Credit Balance:	$8,348.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, you have a revolving credit balance of 8348, for which how much do your pay monthly? and how much else monthly expense? could you give us some details? thank you.	110.00 on the 3 accounts that I believe make up that amount.
Sorry, I don't understand you. Can you tell us some details ? and also you forgot my second question.... thanks n good luck	I guess I do not uderstand what you are asking. I have no single revolving account that high.
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	I did submit what they asked for.

Member Payment Dependent Notes Series 416558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416558	$16,000	$16,000	13.47%	1.00%	June 30, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416558. Member loan 416558 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,297 / month
Current employer:	Arizona Dept. of Public Safety	Debt-to-income ratio:	24.09%
Length of employment:	4 years 3 months	Location:	PHOENIX, AZ

Home town:	Casper
Current & past employers:	Arizona Dept. of Public Safety, Blood Systems Laboratories - UBS, Analytical Research Laboratories
Education:	Casper College, University of Wyoming, University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate 5 credit cards with APR rates around 25%. I have been trying to pay off these cards over the last 2 years but the rates have continued to rise. I pay on time and I pay the minimum monthly fee. Currently, I pay around $750 a month total for all the cards. Ideally, I would like to make one huge payment a month and have a lower interest rate. I got into this debt situation due to an ugly divorce in 2006. I have a good job working as a Criminalist in the DNA unit for the Arizona Department of Public Safety - State Crime Lab. I have been employed by them for 4 years and love my job. I am lucky to have the opportunity to earn overtime which has helped me in paying off the credit cards. I recently received a pay increase and my goal is to have all the debt payed off by August 2010. I feel I can achieve this goal by a debt consolidation loan. Thank you for your time and consideration. Sincerely, Courtney Collums

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,180.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club? More people may be willing to fund your loan if your income has been verified.	I would be more than willing to do that, I just don't know how. The Lending Club has already asked to verify my employment last week and it seems they haven't completed it once I sent them the information.
You are only asking for $16,000, yet your profile shows outstanding debt balance of over $21,000. How do you plan to pay down the rest and why not ask for the full amount? Thansk and good luck!	I asked for the full amount but the Lending Club would only qualify me for $16,000 based on my DIR. I will use this amount to pay off the two highest credit cards with the highest APR (25%). The monthly amount owed to The Lending Club loan will be less than my monthly payments required for those higher cards and this will allow me to make higher payments to the other debt. Plus, I work overtime for money which will help my pay off the debt as well.

Member Payment Dependent Notes Series 416575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416575	$8,000	$8,000	12.21%	1.00%	June 26, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416575. Member loan 416575 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	PricewaterhouseCoopers LLC	Debt-to-income ratio:	19.23%
Length of employment:	1 year 3 months	Location:	San Diego, CA

Home town:
Current & past employers:	PricewaterhouseCoopers LLC, PricewaterhouseCoopers LLC, US Army
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Hello, My credit card has increased my rate from 10% to 22% for "economic reasons". I have never missed a payment on my credit or car payments. I still carry a balance from my last year of college when I was unemployed. I'm currently an auditor at one of the Big 4 accounting firms. I follow a strict budget and would like to pay off my debt at a cheaper insurance rate. Thanks for your help, JC

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,140.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off?	22.19% and 19.9%, between the two cards there is a total of $8K.
Greetings - You are carrying quite a bit of debt and your credit card utilization is rather high. How do you see your budget and spending? Art	I'm currently using 25% of my income towards paying off debt. I budget pretty strictly with the help of Mint.com

Member Payment Dependent Notes Series 416576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416576	$5,500	$5,500	16.00%	1.00%	June 25, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416576. Member loan 416576 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Capital One Financial	Debt-to-income ratio:	16.61%
Length of employment:	10 years	Location:	anna, TX

Home town:
Current & past employers:	Capital One Financial
Education:

This borrower member posted the following loan description, which has not been verified:

I am working towards an MBA degree program at Amberton University. They do not endorse or participate in any federal or state loan program.I intent to use this money for tuition ,books and other educational related expenses.I also need to purchase a used car for cash , cause the one i have owned for the past 15 years , has over 250 thousand miles , and has served its purpose .I am a good candidate cause I have always taken care of my obligations, and offcourse once I graduate , I should be in a very good position to have an excellent job. I have also been employed with the same company for 10 years.

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	68
Revolving Credit Balance:	$11,049.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 416649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416649	$20,000	$20,000	12.84%	1.00%	June 26, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416649. Member loan 416649 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,067 / month
Current employer:	Focus On recovery-United, Inc.	Debt-to-income ratio:	9.92%
Length of employment:	7 years	Location:	Willimantic, CT

Home town:	Poole
Current & past employers:	Focus On recovery-United, Inc., Inter-Community Mental Health Group, Inc, University of Connecticut
Education:	Macomb Community College, Cambridge College

This borrower member posted the following loan description, which has not been verified:

Requested funds are to replace bathtib, siding, gutters etc to my home.

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	80
Revolving Credit Balance:	$11,440.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you explored home equity or other loans?	Yes, and I have been approved by contractors loan agents but the interest is outrageous. I have lived in my home for almost 5 years, work for a solid non-profit, and plan on fixing it up and making it my permanent home. I have paid off a new driveway, shed, electrical work etc....yet would take me a couple of years for the siding etc and it is the original from the 1950's and starting to rot so the longer I leave it, the more it will cost. I would rather pay a reasonable rate for me and for the money go directly to others as the "mega bamks" want crazy ineterst and I have paid every bill, and above minimum on time for over 5 years.
Can you provide a W-2 to lending club to confirm your income?	I can provide recent pay stubbs and proof of past years income. Last year, it exceeded my stated base salary by a few thousand due to some 1099 consulting i did independently but I have not factored in any such opportunities for this year, just my fixed salary of $72,800.

Member Payment Dependent Notes Series 416653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416653	$5,000	$5,000	12.84%	1.00%	June 30, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416653. Member loan 416653 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Chicago Park District	Debt-to-income ratio:	12.80%
Length of employment:	5 years 1 month	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Chicago Park District
Education:	City Colleges of Chicago-Wilbur Wright College

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan for the purose of consolidating my debt.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$877.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you give a brief description of the type of work you perform at the Chicago Park District? Can you be more specific as to what types of debts are you attempting to consolidate? Do you have an emergency fund? And if so, how many months of total living expenses does it cover?	Yes i am willing to verify my income. For the chicago park district i am a natatorium instructor so basically i am a manager of a pool or beach for the chicago park district. I manage an entire pool/ beach location, supervise all lifeguards underneath me, paperwork and payroll. I am planning on consolidating all my credit cards into a loan so pay them all off with the loan. I do not have an emergency fund right now but i feel as though i need to pay off all debt before i begin to save my money
please do explain why you are asking 5000 when your revolving credit balance is only 877? thanks	My many reason is to pay off both my credit card debt as well as my fiances credit card debt. The loan is for both of us but I am the one applying for the loan

Member Payment Dependent Notes Series 416656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416656	$7,500	$7,500	11.26%	1.00%	June 26, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416656. Member loan 416656 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,425 / month
Current employer:	Avnet Electronics	Debt-to-income ratio:	16.97%
Length of employment:	10 years 3 months	Location:	Grovetown, GA

Home town:	Binghamton
Current & past employers:	Avnet Electronics
Education:	SUNY Oswego

This borrower member posted the following loan description, which has not been verified:

We are in need of money to pay for our upcoming August wedding. We'd like to take out a loan to pay for these expenses versus using high interest credit cards. We pay bills on time and often before they're due. We can't wait to begin the rest of our lives together and hope you'll consider loaning us the money for our wedding. Thanks for your time.

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	47
Revolving Credit Balance:	$9,200.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What caused your delinquency from 4 years ago?	I can't say for sure as my most recent credit report shows only the past 24 month payment history where I have had no delinquencies. I can tell you that I have worked very hard to make sure my payments are on time and I try to always pay more than the minimum. I also pay all of my bills online in an effort to help avoid any delinquent payments.
please submit your W-2 statements to Lending Club for review. I would like to fund you	Hello - I sent a copy of my 2008 W2 to credit@lendingclub.com today. Thanks for your consideration.

Member Payment Dependent Notes Series 416701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416701	$16,000	$16,000	11.89%	1.00%	June 26, 2009	June 28, 2012	June 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416701. Member loan 416701 was requested on June 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Bellingham/Whatcom Chamber of Commerce & Industry	Debt-to-income ratio:	21.62%
Length of employment:	3 years 6 months	Location:	Bellingham, WA

Home town:	Ardmore
Current & past employers:	Bellingham/Whatcom Chamber of Commerce & Industry, Sodexho at Western WA University, Resort Semiahmoo, DoubleTree Hotel at Seatac, DoubleTree Hotel Bellevue
Education:	Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

In the past 8 months I have sold my house of 10 years, got a divorce and purchased a new home. During that time I have religiously paid my bills and watched my credit card limits be reduced and my interest rates skyrocket. I have not ever missed a payment and have a paid more than the minimums monthly. I have one credit card with an interest rate of 34.99% interest. When I called to see if I could get the rate reduced they refused to help. I feel like I am spinning my wheels and at this interest rate I will never get this paid off. I want to honor this debt but feel that unless I get relief I will never be able to pay this off.

A credit bureau reported the following information about this borrower member on June 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,998.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why is your interest rate so high ? Seems like with your credit score you could get a better interest rate with most any other card. Thanks	I asked the same question. It seems between the time I sold my house in November and purchased again in April my credit score seem to go up and down. Seems without an asset and the companies dropping my limits it was making me look bad on paper. I have managed to pay off $12k of the debt when I did not have a mortgage to pay. The divorce saddled me with a lot of debt since my ex did not have the credit rating that I do. I am plugging along eliminating what I can but I have two cards one at 28% and one at 35% for a total of $16k that I am trying to pay off. I have moved what I could to interest free cards but no one is giving out the kind of credit limits they use to. Would prefer to have one payment instead of several.
How much are you currently paying toward your credit cards each month? Will this loan cover all of your credit card obligations giving you a single payment of $530.63? Can you provide an outline of your monthly expenses so I feel comfortable that you can afford this monthly payment? Thanks	Right now I pay out $800 a month on two credit cards. I do have other credit card obligations of about $200 a month. I own my own automobile and it costs approximately $1850 to pay my mortgage and all utilities. In the past 6 months I have been able to reduce my credit card debt by $10,000 and pay for 1/2 of my daughters wedding which was $7,000. I am committed to keeping my credit score and paying off this debt and since I get paid salary plus commission I assure you that I am busy making money daily. On the credit card that is at 35% they have closed the company because they lost their funding so the account interest rate is not up for negotiation. In November 2008 I owed 10, 015 on this account. I have not charged on this card in over a year. I have paid them the sum of $4,431 in the last 6 months and my current balance is $10,429. The company reduced my credit limit last month to $10,300 because that is what I owed and after making a $500 payment this past month they tried to charge me an overlimit fee of $49 because the finance charges took me over my credit limit. This is how insane this whole mess is and I have good credit and pay my bills on time. Believe me the $530 a month payment will be a godsend after what I have been through in the last 6 months. I just wish I knew about lendingclub.com 6 months ago.
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	2008 and 2007 have been sent to the credit review department.

Member Payment Dependent Notes Series 416717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416717	$7,000	$7,000	8.00%	1.00%	June 22, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416717. Member loan 416717 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Thompson safety	Debt-to-income ratio:	15.21%
Length of employment:	10 years 10 months	Location:	HOUSTON, TX

Home town:	Galveston
Current & past employers:	Thompson safety, Wilson Fire Equip. Houston, Texas
Education:	Lamar University, Beaumont, Texas

This borrower member posted the following loan description, which has not been verified:

This loan will pay for an operation to remove what has become a large benign growth in a sensitive area. I've been at my current job & address for over 10 years, have very good credit (the last time I checked), and have the ability to increase my income at will (I am a relatively well-known musician in this area and can perform as much as I want). My day job is in the fire safety business; I have a state fire extinguisher license; my current job is very stable, but companies are always looking for licensed technicians, so my employment future is very stable. Respectfully, Ronald Eugene Parrish.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,576.00	Public Records On File:	0
Revolving Line Utilization:	36.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does your gross income of $2833/month include both your fire safety income and your music income? How much are you paying per month on your revolving credit balance of $17,576? Thanks!	No, this is income from the fire safety business only. I've only been playing 2-3 gigs/month because of my (benign) medical condition. Lately I've been paying a little more than the minimums because I was saving for the operation, but it's going to take too long to save $7000. Once I have the growth removed ( I suppose you have a right to know - it's a hydrocele on my left testicle which has expanded rapidly lately) I will be able to play much more (I make at least $100/gig) and make some serious inroads on my debt. Hopefully submitted, Ron ParrishType your answer here.
is insurance not covering the procedure?	No,I work for a very small company run by an older lady and she can't afford to provide health insurance. I could leave and move to a larger company with benefits, but I'm one of only two full-time service techs and my leaving would probably cause her to close her business because licensed techs are hard to come by - I would be hard or impossible to replace. She's been good to me for over 10 yrs. and I can't leave her. Ron
I'd like to help, but you already have $17K in credit debt. That's quite substantial for your income level. How are you planning to pay that and this loan off.	I realize that I have a substantial debt load; my medical condition has kept me from playing as many gigs as I'd like to. I've also been paying just above the minimum to save for the operation but the growth has started increasing rapidly in size and it will take too long to save $7000. Once it's removed I'll be free to play every Fri/Sat and begin paying down my debt (starting with the Lending Club), but until it is removed I'm in a bit of a situation. I'm an honorable person; I pay my bills as you can see from my credit report, and I will continue to pay them under any circumstances. Ron

Member Payment Dependent Notes Series 416727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416727	$1,200	$1,200	14.42%	1.00%	June 19, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416727. Member loan 416727 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,459 / month
Current employer:	Morningstar	Debt-to-income ratio:	14.49%
Length of employment:	1 year 9 months	Location:	Martinsville, NJ

Home town:	Red Bank
Current & past employers:	Morningstar
Education:	Carnegie Mellon University

This borrower member posted the following loan description, which has not been verified:

Combining 2 cards into 1 with a reduction in the interest rate.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$690.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 416736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416736	$5,000	$5,000	9.32%	1.00%	June 18, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416736. Member loan 416736 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	NJ Transit	Debt-to-income ratio:	13.62%
Length of employment:	21 years 1 month	Location:	Millington, NJ

Home town:	Morristown
Current & past employers:	NJ Transit
Education:	MCC

This borrower member posted the following loan description, which has not been verified:

Refinancing motorcycle loan at lower rate

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,305.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you have your gross income verified by Lending Club.	Yes they have not asked me for any additional income verification but I can certainly supply it.
What are interest rate and monthly payment on existing motorcycle loan? Thanks!	It started with a 5.9% promotional rate but that has expired and it currently is 22%.

Member Payment Dependent Notes Series 416753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416753	$20,000	$20,000	11.89%	1.00%	June 26, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416753. Member loan 416753 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,958 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	7.32%
Length of employment:	1 year	Location:	Charlestown, MA

Home town:	Methuen
Current & past employers:	Brown Brothers Harriman, First Marblehead Corporation, State Street Corp.
Education:	University of Massachusetts-Dartmouth, Boston College

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate loans that currently have an interest rate greater than 10.99%

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,062.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416793	$3,000	$3,000	7.68%	1.00%	June 23, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416793. Member loan 416793 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	American Eagle Airlines	Debt-to-income ratio:	3.77%
Length of employment:	5 years	Location:	ABINGTON, PA

Home town:	Detroit
Current & past employers:	American Eagle Airlines
Education:	Embry Riddle Aeronautical University at Daytona Beach

This borrower member posted the following loan description, which has not been verified:

Playing piano for 23 years. Playing on an old, run down, spinet piano. It's time to upgrade. Excellent credit, Never late.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$133.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you play the piano just for yourself (fun, de-stress, etc), or do you have a career as a pianist?	Hey. How are you? I play just for myself. I would love to do some professional playing though.
Have you had any training in music?	just private lessons from age 10-18. mostly classical.

Member Payment Dependent Notes Series 416794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416794	$15,000	$15,000	12.21%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416794. Member loan 416794 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,872 / month
Current employer:	Citigroup	Debt-to-income ratio:	7.88%
Length of employment:	1 year 10 months	Location:	SOMERSET, NJ

Home town:	Manila
Current & past employers:	Citigroup, Palmeri Fund Administrators
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

I am more than capable of making monthly payments, but I do need to consolidate my credit card debt due to the wedding expenses I have incurred and the interest rates are simply too high, and it is draining my savings. I need this loan to simplify payments and stabilize my savings account, especially during these unpredictable economic times. I would appreciate the funding of this loan. Thanks.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,197.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what are the interest rates you are pay now? can you please get your income verified? thx	19.9% I'm new at this, how do I get my income verified? I'm still waiting to verify my bank account, but the transaction from the lending club has not been reflected yet. I guess it my fault for submitting the loan request on mid Friday, which means I would have to wait till Monday for my bank to process any transactions. If you have any more questions, please feel free to ask. Thank you for considering funding my loan. Regards, Ryan Manguiat
I guess you do that by faxing them your W2 or email them a scanned copy of it. or other tax documents.. Didn't you submit your tax documents when you submitting the loan request? If you already did, maybe that's it. It doesn't seem very efficient when they verify someone's income. another thing, your revolving credit balance is 22k something yet you only request 15k...any reason for that?	I went through lending tree, and lending club shot me an offer and was the lender who looked most promissing. I was never asked to supply any form of income, however I will email them to verify that. That 22k revolving credit includes my student loan of 15k and the percentage rate is around 7%. The 15k is basically to consolidate wedding/honeymoon expenses (around 10-11k), and put the rest into savings for emergency purposes.
Hi, thanks for getting your income verified. Did you do that by submitting tax docs and pay stubs? I'm asking coz so many people out there just do not know how to do it and get offended when being asked...instead of solving their problems:) thx, would appreciate your answer. and I did fund you and wish you good luck.	I actually emailed them that question, see below for the response: Dear Ryan, Thank you for your email. The Lending Club credit review team will contact you directly to provide income documentation. If you would like, you may contact them at credit@lendingclub.com. Please feel free to contact us if you have any other questions or concerns. Regards, Lending Club Member Support I actually didn't have to send them any documentation, I guess they have their own way of verifying income, possibly through my bank account? Thanks for the funding.
How long do you think it will take you to pay off this loan on LendingClub?	Depending on my salary increase, I hope to pay it off within 2 years if not 3 years it is.

Member Payment Dependent Notes Series 416813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416813	$4,200	$4,200	11.89%	1.00%	June 22, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416813. Member loan 416813 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	n/a	Debt-to-income ratio:	12.32%
Length of employment:	1 year 8 months	Location:	Minneapolis, MN

Home town:	Dearborn
Current & past employers:	Church & Dwight, Scotts Miracle-Gro
Education:	Michigan State University, Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I have most of the money saved but I am looking for a bit more just to make sure I have everything covered and my princess is happy.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,094.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 416831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416831	$21,000	$21,000	16.95%	1.00%	June 26, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416831. Member loan 416831 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Dept Homeland Security	Debt-to-income ratio:	14.76%
Length of employment:	13 years 1 month	Location:	Vail, AZ

Home town:	Philadelphia
Current & past employers:	Dept Homeland Security
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I work for the government and have a secure job. I am trying to consolidate my revolving credit and am having trouble making other payments because of high interest rates. I am more than willing to cooperate and need help. Thank you! The loan is being relisted because of a utitlity bill that needed confirmation. Thank you!

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	71
Revolving Credit Balance:	$23,738.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	Not a problem. Just to let you know that it is Saturday and it won't be reviewed until Mon the 22. If you have any questions let me know at frankjr11@yahoo.com. Thanks for the consideration.
I am interested in funding your loan. Could you please list all your other monthly expenses (such as car payments, other loans, rent expense, etc...) Please also list your cards along with their interest rates and monthly minimum payment amounts. Thanks and best of luck!	Discover Card: APR Rate = 29.99%. Minimum Payment = 240 to 290 per month. MBNA(Bank of America)= 27.98 % Minimum Payment = 415 per month. Bank of America = 29.99 % Minimum payment is 140 to 160 per month. (Please Help!!!) Rent = $1200 Electric=$75 to 150 Gas = $50 to $150 Car payment = $217.86 Person loan from credit union = $255 Food and gas etc = $900 Cable/phone/internet = $186 Dental Bill = $40 Water = $40 GE loan (no interest) = $103 Kid???s karate = $80 I also am trying to pay a $750 deductible for my car since I had an accident back in April. As you can see the loan would really help me with the cards since I would have a flat payment. The interest rates are sky high and believe me the payment I make to lending club would be a day at the beach and a breath of fresh air. Hopefully, I will be able to save up for a down payment on a home again. I am still hoping to get fully funded even though there are only 5 days left. (Getting a little nervous, but my fingers are still crossed) And for all of you who have already pitched in and will help until Monday I say many thanks. I got approved and I am really happy about that. Thanks again to all of you!!!
How did you get such a high amount of credit card debt to begin with? Will this loan if fully funded cover all your credit card debts and replace them with one payment? Is there anything in the near future that will cause you to use your credit cards again? Many thanks.	Medical (Dental) bills and other family situations. I have better insurance now. If I don't get fully funded, I'll stay on the evening shift longer and work overtime if available. I'll do what I have to do. I rather not work overtime so I can spend more time with my family. If and if I get fully funded, I will pay off 85 % of the debt and it will help me to live easier and save money at the same time. I got fully funded last time and I wasn't even approved. I had to relist and now I am approved so I hope people will have faith in me, because I intend to invest when I get a chance and help others. Hopefully this has answered your question.

Member Payment Dependent Notes Series 416846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416846	$5,000	$5,000	8.00%	1.00%	June 22, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416846. Member loan 416846 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Ares Management	Debt-to-income ratio:	6.39%
Length of employment:	2 years 1 month	Location:	Sheman Oaks, CA

Home town:	Chico
Current & past employers:	Ares Management, UBS Financial
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

I am in the process of studying for the GMAT, an entrance exam for Business School, and am looking to use these funds to attend a prep class to help study for the test.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you continue working while in school?	Yes, I intend to apply to the part-time programs at Pepperdine and Loyola Marymount.

Member Payment Dependent Notes Series 416850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416850	$20,000	$20,000	12.21%	1.00%	June 29, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416850. Member loan 416850 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,942 / month
Current employer:	Accenture	Debt-to-income ratio:	1.56%
Length of employment:	1 year 6 months	Location:	Kenwood, CA

Home town:
Current & past employers:	Accenture, Oracle Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I am in the final stages of a complete home remodel and (of course) it has gone a little over budget. The project has been ongoing for six months and is now just two or three weeks away from completion. The property is in Kenwood, CA, and the remodel has included a changed floorplan, completely new kitchen, the addition of a third bathroom, complete replacement of two other bathrooms, and new flooring throughout. I am already a lender on Lending Club, and I now need to become a borrower to cover the final contractor bills for this project. Since we are right at the end of the project, the bills are coming in quickly and a loan is the easiest way to secure the funds at short notice. Aside from my mortgage and one credit card (which is not maxed out) I do not have any outstanding debt. I am a senior manager at a large global consulting company with a steady income, and have never missed a single payment on anything in my life.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,787.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please work with Lending Club to verify your income?	I have sent a message to support@lendingclub.com asking how to go about that. Will be happy to provide them scans of recent pay slips and/or contact details of my company HR rep - not sure what they need.
HOW DOES ONE GO ABOUT EARNING $13,942 / month ? DO YOU HAVE A COLLEGE DEGREE ? THANK YOU.	Yes, I have a degree in Computer Science and have worked in the IT industry for more than fifteen years.
How much does the home remodeling cost? What exactly are you remodeling?	As I mentioned in the description, the remodel has been pretty extensive. We completely replaced the two bathrooms and added a third. We also took out the old kitchen and put in a new one at the other side of the house. We have put in underfloor heating and replaced all of the floors with new hardwood and tile. Also new lighting and built in closets. Total cost has been a little over $200,000.

Member Payment Dependent Notes Series 416856

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416856	$3,100	$3,100	9.32%	1.00%	June 23, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416856. Member loan 416856 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Smithville Home Health Care	Debt-to-income ratio:	23.89%
Length of employment:	5 years	Location:	GIDDINGS, TX

Home town:	Austin
Current & past employers:	Smithville Home Health Care
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

My home is a refuge for me after a long days work. I would like to do a few projects to fix a few minor issues and do some additional improvements as well. I am a hard working nurse and I love what I do. I am further specialized as a Certified Diabetes Educator as I have finished several years of both teaching and learning more about the disease and just passed the test to become a Certified. I share this information so that you can know that I am a hard worker, honest, and will pay off my debt to you. You will be able to see from my credit history that I do not ever miss payments, nor am I late. I pay back all debts.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,774.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLS PROVIDE A Loan Description...	As requested, more of a description for the loan request. My plans are several varying projects, as originally mentioned. One of my primary objectives is to repaint most of the rooms in my house, this is 6 rooms in total. I must also repair some wall cracks due natural house settling. I need to remove quite a number of trees from my back and side yard as they have become the location for a huge flock of birds every evening in the summer months. This is noisy and messy. I also intend to fix up my front yard appearance by doing some landscaping to add a foot path and flowers and shrubs, etc. This is the majority of what I intend to do with the money and will greatly improve the looks, and value of my house both inside and out. Thank you so much for your support.

Member Payment Dependent Notes Series 416897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416897	$11,600	$11,600	15.05%	1.00%	June 26, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416897. Member loan 416897 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,102 / month
Current employer:	Miller Kaplan Arase & Company	Debt-to-income ratio:	16.79%
Length of employment:	12 years 10 months	Location:	corona, CA

Home town:	Bronx
Current & past employers:	Miller Kaplan Arase & Company, carter hawley hale stores inc
Education:	ccny

This borrower member posted the following loan description, which has not been verified:

I want to convert 3 high interest loans into a single lower interest loan so I can pay it off faster. I do not have a problem making my current payments, but I hate to see so much of my money going to interest instead of principle.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1978	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,194.00	Public Records On File:	1
Revolving Line Utilization:	85.70%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide Lending Club with proof of your income.	I have provided Lending Club with proof of income
Hi, Can you explain your involving credit balance $54194 a little bit? how you got there n what are the interest rates? and what's the public record 110 months ago? thx	I won't answer all of your question, as it's a long story. I am not behind on any debts, but I have one loan at 39% that I just hate and want to get rid of. Any excess over what I get funded will go towards paying off smaller debts.
What do you do at Miller Kaplan Arase, and what is your debt for? 85% of 54K is a pretty high amount of debt. If you can provide some more details it would help making a funding decision. Thanks.	I am a senior consultant - basically, I develop and maintain computer systems for the company. My debts vary from replacing transmissions for my car to medical expenses due to my wife's diabetes to maintenance on my home (i.e. finding and replacing a leaking gas line, putting in a new patio, replacing appliances, gas heater, etc)

Member Payment Dependent Notes Series 416916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416916	$3,500	$3,500	11.89%	1.00%	June 26, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416916. Member loan 416916 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,908 / month
Current employer:	NCI Information Systems Inc	Debt-to-income ratio:	16.46%
Length of employment:	2 years	Location:	COLUMBUS, GA

Home town:	Milford
Current & past employers:	NCI Information Systems Inc, Home business Lightyear Wireless Rep
Education:	Troy State University at Fort Benning GA

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I want to some up grades to my home. My family has live in our home for 15 years an I want to have hard wood floors put in the kitchen, breakfast, hallway, and laundry room area. Currently the area is covered with the floor covering that was originally on the floor when we purchased it, the area is approximately 600sq feet. I plan to also have wall to wall Berber put in the great room, approximately 400sq feet with stone tile placed in front of the French doors. This will preserve the rug as you enter the house from the back porch. This will run approximately $2700.00. The remaining funds will be used to for window treatments (French doors, the two windows one each side of them, floor to ceiling bay windows in breakfast area). If there are any remaining funds, I will have the back porch rescreened. I am a good candidate for this loan because I pay my bills. I work everyday, have a retirement income (21 years in the US Army), and an at home business. This loan will keep the value of my home up and make a good impression on my from time to time perspective clients the come to my home. Most of my at home business is done out of my home however from time to time I do have clients come to my home. Very respectfully, Alfred Johnson

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	20
Revolving Credit Balance:	$12,032.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency please?	I am researching the 20-month delinquency; I have no idea what it is.
Hi, Can you please explain your delinquency 20 months ago? and can you get your income verified please? thx	I am researching the 20-month delinquency; I have no idea what it is. I have been advised by Lending Club Support not to distribute my personal information in this forum for security reasons. Lending Club has verified my income and thank you for considering my loan.
I didn't ask for any of your personal information. :) If your income is verified, you'll get the * right next to your income. but you don't have it:) people normally submit their tax docs and pay stubs to LC to get the *.	Dear EmBee, This is my first time applying for a loan with Lending Club. I cannot see everything that you see. I do not know anything about an asterisk (*) being placed to the right of my income. When I talked to Customer Support, she told me if they needed anything else from me they would email me. At this point, all I can say is; ???my word is my bond and I pay my debts???. I apologize for not being more helpful. Very respectfully, aj695
no worries, if you did ask them to verify your income with your tax docs n pay stubs, maybe they are doing that for you now.:) I was only trying to be helpful since you didn't know it, please relax:)	Dear EmBee, I thank you for trying to help but I don???t know what I don???t know. I???m just answering questions to the best of my ability as they come in. All is good and thanks again for your help. Next time maybe I could be in your shoes, 8-) Very respectfully, aj695

Member Payment Dependent Notes Series 416997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416997	$8,800	$8,800	12.84%	1.00%	June 29, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416997. Member loan 416997 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Blinn College	Debt-to-income ratio:	12.58%
Length of employment:	12 years	Location:	BRENHAM, TX

Home town:	Knoxville
Current & past employers:	Blinn College
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to pay off an existing loan that is held jointly by me and by my soon-to-be-ex-husband. Paying off this joint loan would instill goodwill and make the divorce process less messy. I have good credit and a reliable career as a college professor. I also have a history of striving to pay off obligations ahead of time.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,621.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, can you please verify your income?	I'd be happy to verify my income. My yearly income, not counting teaching overloads and summer school, is a little over 46,000. This fall, I will receive a 3% raise (standard every September).
Your credit info shows debt of $24,621 but you are only asking for $8800. Why the difference? What are the loan balances you currently have and the monthly payments? What is your monthly budget with this loan included? I would like to confirm that you have sufficient income to cover this loan. Thank you.	I'm just wanting to pay off one loan that was taken out jointly with my soon-to-be-ex-husband. His CD is tied up as collateral, and this joint loan is a major impediment to the impending divorce. This move is as much a strategic move as it is a financial one. The other debts are credit card debts, and I am working on those myself. My salary is a little over 46,000--not counting overload pay (i.e., extra classes in a fall or spring semester) or summer school pay (the latter is 2500 per class, usually up to 2 in a 5-week semester, tacked onto my monthly paycheck).
I have funded some of your loan! Please make suree to make good on your loan as we are a small group of investors here pulling our personal money together to fund your loan! Best luck	I will make good on this loan: I take *all* obligations seriously. Thank you so much for funding this loan.
Could you please verify your income through lending club.	Sure: I make a little over $46,000 (about to be raised by 3% starting this September), not counting overload pay (i.e., an extra class during each semester), substitute pay, or summer school pay (the latter is $2500 per class, maximum 2 classes, tacked onto my August check).

Member Payment Dependent Notes Series 417027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417027	$4,000	$4,000	14.11%	1.00%	June 24, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417027. Member loan 417027 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,483 / month
Current employer:	Negwer Materials	Debt-to-income ratio:	16.63%
Length of employment:	1 year 1 month	Location:	Saint Louis, MO

Home town:	Corona
Current & past employers:	Negwer Materials
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

I would like this loan to pay off my current Prosper Loan and the remainder would go to credit cards. I currently have a Prosper loan at 19% and have that payment worked into my monthly budget. This loan is for the same amount. I would pay the $3,000 I currently owe the good lenders from Prosper and then take the rest and apply them to my credit cards that are over 20%, about $4,000. This way, I would have the same payment to an online Peer-to-Peer loan site. And fewer payments in credit cards.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,685.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you explain the large number of credit inquiries in the past 6 months?	I have been actively trying to get lower rates on loans including my mortgage, auto, and credit cards. I have called all my credit card companies and requested lower rates. Some of them pulled my credit. I also tried getting a line of credit from my bank. I am trying to lower all my interest rates on all my credit. And it has worked in a few cases. I decided to go through "regular channels" before Lending Club because on Lending Club I know my explanation as to the amount of inquiries into my credit will be considered by my potential lenders. If you have any other questions feel free to ask.
What are the interest rates and amounts on the credit cards you are trying to pay off?	I was hoping to qualify for a $7,500 through this site but only qualified for $4,000. So here is what I will do with this loan. I will first pay off the Prosper loan. I will take the additional $600 and my next scheduled prosper payment$275 and pay down the highest interest rate credit card. Which is Chase. Then each month from now on I will take the difference from the prosper loan and the new LC loan and pay that towards the Chase loan(this is in addition to the current minimum payment). Once I have paid that card off I will take the monthly payment I make to Chase and add that to the minimum payment of my next highest card, and so on until all the loans are paid. I have been doing this for six months and have paid off one credit card that had a $1500 balance and am now working towards the next one. AMEX 8,674.00 10.99% Prosper.com 3,241.19 19.00% Household Bank 1,602.81 12.24% Geico 380.00 17.74% Jcpenny 950.00 26.99% Chase 2,964.54 27.24% Cap One Old 399.94 9.99% Cap One New 343.30 0.00% (goes to 9.99% in August)

Member Payment Dependent Notes Series 417046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417046	$25,000	$25,000	11.58%	1.00%	June 29, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417046. Member loan 417046 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	General Electric	Debt-to-income ratio:	0.13%
Length of employment:	8 years 1 month	Location:	Milwaukee, WI

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I require the loan to start a new business. With the distressed properties in the current environment, going to invest with partners to acquire properties and convert land into affordable housing for middle income families.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,068.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have experience/history in an endeavor of this kind? What can you tell us about your ability to make this successful?	I in particular have no experience in this endeavor. I will actually not be involved in any part of the operation, I'm solely going to be an investor. The project is being developed by someone I know for a long time whose family has dedicated to do real estate projects all their life in Mexico. This particular company that my friend founded was created in 2000 and you can see his details in the following website http://www.grupodarso.com (I also have specific information on the current project but slides are in Spanish). I see this opportunity really just as an entry point to invest with my friend which I consider very knowledgable of his business and I dont really expect to win much in this investment but as I mentioned, I see it more as an entry point to invest with him in future projects.
How much of your own money are you investing in this enterprise?	around $18k
How long have you been paying your current mortgage? How will this loan impact your finances (income, debt, savings, etc)?	I've had my mortgage for 3 years. I had 2 mortgages before, monthly payments for one are $1677 and the other $220. I prepaid fully the mortgage that I had for the $220 in 3 years versus the 30 years which was stated on the contract, I still have the other mortgage. I try sometimes to pay more than the $1,677 monthly so this new loan will impact in my savings since I wont be able to put money into prepayment nor savings. I still have my 401k which deducts from my salary so I would still be building that savings account but the rest of the savings would be on hold until this loan would be repaid. I have no other debt outstanding, currently all my credit cards are paid.
Rental rates are currently going down and there's plenty of places to negotiate lower rates, why would you want to build something in a market where rent is going down? Alternatively, you can continue to invest in the prepayment of your home where you know it's all yours when it's paid off, resulting in financial peace of mind. Or will you can risk money in something that can go to zero but you still have a loan to payoff? Button line, friends and money should never mix. I'm very also knowledgable about investment, I've dodged the Tech stock market crash and the recent derivatives stock market crash. What else can I say to make you aware of the danger of the investment you're about to make? Your current investment is great, you know your cost and risk - don't give this up to trust someone else for more money, some people call this greed.	I really appreciate your comments although I think differently. I apologize for making you think that my sole reason of investment is the friendship as I would not invest in a friend if I didnt have faith in the project. I agree with your comments for the most part, but where I differ is the Mexican market where interest rates are much higher than in the US. This particular project is focused on middle income families which have a lack on living places due to not finding good and affordable housing. This project is focused on reducing cost in some areas so as to provide more affordable housing and as well as it will be built with energy efficient systems which is not very common at this moment where the construction site is. So as I mentioned in a previous note, I am not in this project for the money, and as I had mentioned I expect to win almost nothing in this investment but I think it is a good project to give life to. If you differ I understand completely your reasons and respect your intention of convincing me otherwise.
Is your investment in the form of equity or does it come with a fixed rate from your friend? Why are you investing if you don't expect to make money? Also, what are your monthly expenses beyond your mortgage? Thanks.	In regards of your equity question, I assume you ask to understand risk. I would say the investment is built more similar to an equity. I am probably simplifying things when I say I wont win money. I say that because I dont want to give the impression I depend on this investment to survive. I see some inherent risks in the project due to current economic situation but since the project is for a mid term period (3-5 years) I expect most of this risks to minimize. So when I say I dont expect to win I am taking a pessimistic view of the scenarios but if I take optimistic view I would make some gain. Another reason why I say I will not make more gains is that I obviously dont have cash on hand so this will be an additional drain to any gains I might have since will have to pay interest for my source of funds. Also, even in a scenario where I would be flat on gains, I like the project because I think it provides affordable housing with "green" energy infrastructure to middle and low mid income families so I think in that sense it is just a good feeling of knowing something very appealing will be created for the benefit of that income segment. Finally, I dont have much more expenses besides my mortgage other than food and miscellaneous expenses but nothing recurring.
I think BuffetFan is out of line here. He has just given the same standard 'advice' that many 'experts' have given for decades. "Don't take risk." "Pay off your mortgage." Other 'experts' say to use the money in your home to make other investments. I don't think this is the place to be discouraging people.	I debated if I should respond to this since although you support seeking funds, I didnt want to create a discussion forum here but anyway, I try to show comments from all. I agree MOONSHOT on your comments, I think if an individual can afford to take debt to create some kind of economic activity, he should do it. I think it is what will help the economy to start coming back by promoting economic activity, if possible hiring people and as a secondary impact, help consumer confidence. I respect non risk takers because at the end they function as devils advocates which help the system be checked but I also think there just needs to be risk takers that can help generate economic activity and be catalyzers to reestablish the way towards potential GDP. Anyway, thanks for the comments.
Hi. You've been very gracious in the answering of many questions. I apologize for one more. I'm sure Mexico is just as affected by this global recession as we are. Are there middle class Mexicans who would be purchasing this housing at this time?	Hi, your doubt is probably the biggest issue I see on this project. Mexico definitely has been deeply affected and if you consider that multinational companies go to Mexico for low cost labor and recession has caused those companies to shut down factories, that augments the impact in Mexicos situation. So market and economy is the biggest risk in this project. Now the only thing that really moves counter to this impact is the housing deficit. Mexico has a huge housing deficit of around 4MM houses and due to this and knowing the positive impact housing has in the economy (due to job creation), the government even in this environment has focused on giving credit/loans to lower/mid income people to buy houses and just as an example one program that they created they have only released aorund 35% of the credits they want to grant for the year so they really want to put money on this. Frankly, if you ask me even though I do think current environment is the biggest risk to this project at the mooment, I think the project will be delayed (they were estimating to finish in 3 years and start the project in July-August) due to the recession and to market conditions but eventually do to the deficit experienced in the market, the project will be finished and I do think welll received by the market.

Member Payment Dependent Notes Series 417064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417064	$5,000	$5,000	9.32%	1.00%	June 22, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417064. Member loan 417064 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Dr. Dennis Norkiewicz DDS	Debt-to-income ratio:	19.31%
Length of employment:	8 years	Location:	Silver Spring, MD

Home town:	Silver Spring
Current & past employers:	Dr. Dennis Norkiewicz DDS, Montgomery General Hospital
Education:	Widener University-Delaware Campus

This borrower member posted the following loan description, which has not been verified:

I need a loan for emergency medical expenses that I have recently accrued.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,160.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your current position? I see you have Dr. Dennis Norkiewicz listed as your employer who is a Dr at Montgomery General Hospital? Also, is this a ongoing emergency medical expense? Was this a deductible on health insurance? Is the 5,000$ currently factored into your total debt of 7,160?	Dr. Dennis Norkiewicz is a dentist located in Rockville, MD. That is my full time primary job. I have a second job working for Montgomery General Hospital, which I have done for 5 years now on the weekends in the ER. This is not an ongoing expense it was a one time unfortunate situation with my health. It put me out of work for a few weeks and put me behind on my bills with no income coming in. I am just trying to get caught back up and get back to work when the doctor clears me to do so.

Member Payment Dependent Notes Series 417083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417083	$25,000	$25,000	12.53%	1.00%	June 29, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417083. Member loan 417083 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$19,583 / month
Current employer:	Alvarez and Marsal	Debt-to-income ratio:	11.73%
Length of employment:	2 years	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Alvarez and Marsal, Ernst and Young, LLP
Education:	Loyola Univeristy Law School, University of Illinois at Urbana-Champaign, DePaul University

This borrower member posted the following loan description, which has not been verified:

We are trying to buy our dream home and are a little short with the down payment. Given the current banking crisis, the down payment requirements are up to 30% which make it difficult for growing families - 3 kids (6, 4, and 11months). My salary is approx. 235k and my wife is on track to make about 40k this year. I appreciate your help. Thank you!

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	40
Revolving Credit Balance:	$5,509.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Months Since Last Delinquency 40 ?	We refinanced a 2nd mortgage 3 years ago and were under the impression a certain card was paid off as part of the refinance. When we found out that the checks were delayed in paying off the card. I paid the $40 payment and challenged the late payment as I do not feel this was my fault.
Would you go ahead and start the process to verify your income? I believe you need to fax your info to LendingClub. Thanks.	Yes, I can fax 08 W2 and paystubs; To provide specifics: my base income is 155k with a bonus at the end of the year. Last year it was 54k. This year it is expected to be 80k (I work at a restructuring firm doing tax consulting so the economy has increased restructuring opportunities). My wife's income is 80k.
With such a high income and adding your wife's income, in addition you show only $5509 in credit debt, what is keeping you from having these funds yourself?	3 kids with my wife staying home the past 6 years to take care of the kids. We are catching up now but it has been a long haul.
In the original listing you said your wife's income was 40k, in an answer to a query, you said 80k. Can you explain? Also, you said you refinanced a mortgage 3 years ago, but now according to the profile, you are renting. Why?	My wife has been working on a flexible arrangement since we had out first child in '02. She made approx. 45k in '07 and 22k in '08 when we had our third child. Now, she is on pace to make 80k. I have forwarded my W2 and paystubs for review. We are trying to move into a larger condo to accomodate the 5 of us. We had a smaller condo that we refinanced 3 years ago. This property is going to be rented at 4500 a month. We were unable to sell the property at a price we felt was fair in this economy so we decided to rent. I can provide the lease agreement for review.
what is the cost and value of your new home? Payments on your new mortgage ,taxes, ins etc.	975k is the current appraised value. The mort payment is approx. 4600 a month based on 775 being amortized. Asmts are approx. 150. Taxes are approx 5k currently. The property is new.
Am really gettign confused with your income. You have stated 1) wife income on track 40K 2) my wife;s income is 80K 3) 3 kids wife staying home past 6 years I hope you can see where I am gettign confused with your income for yoru wife varies form stayign home and between 40-80K. If you can clarify this is will help me decide	My wife has been working on a flexible arrangement since 02 with the birth of our first son - Anthony. Our daughter - Gianna - was born in '05. In '07, my wife's W2 was approx. 40k. In '08, my wife's W2 was approx. 22k due to the birth of our third child - Michael. Now, she is on track to make approx. 80k. I forwarded the paystubs to Lending Club. Please let me know if you have any other questions. Thanks

Member Payment Dependent Notes Series 417093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417093	$8,000	$8,000	9.32%	1.00%	June 22, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417093. Member loan 417093 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	State Street Bank	Debt-to-income ratio:	3.35%
Length of employment:	1 year	Location:	East Brunswick, NJ

Home town:	Port Of Spain
Current & past employers:	State Street Bank, American Stock Exchange, Chase Manhattan Bank, Guardian Life of America
Education:	CUNY Brooklyn College, Pace University-New York

This borrower member posted the following loan description, which has not been verified:

Looking to pay off my credit card rate that has increased in the last 2 months for no logical reason.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,752.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It seems that you make a good enough salary to pay this off without any loans. Why do you need to borrow?	I have a daughter who just graduated college and the loan repayments begin kicking in August 1. I went through each monthly expense, auto insurance, disability insurance, Bank Of America credit card, home mortgage and saw that if I re-financed each rate down, I can free up between $500 - $1000 a month so that when the college bills kick in about 45 days from now, I will still have enough of a cushion left at the end of the month.
Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you give a brief description of the type of work you perform at State Street Bank? Do you have an emergency fund? If so, how many months of total living expenses does it cover?	Yes I can verify my income. I am a Capacity Planner. I size computer systems to keep pace with the growth of the business. If you use a company computer network and your company doubled in size and you failed to upgrade your computer systems you may notice your system now takes a lot longer to respond. When a firm's systems are less responsive that their competitor's it can mean lost business and sales. My job is to trend the growth in business and ensure there is sufficient computer capacity on hand to handle the extra load. I have an emergency fund that can cover 6 months of living expenses.
Nice credit score! What's the card balance you are paying off, and what's the rate on it? (In your credit history, it says your revolving credit balance is $5,752?) Thanks!	The balance is about $5,752 but I will be adding $1,900 to that this week. This if why I requested $8,000 on the loan. Originally the interest rate was 5+ % but Bank Of America has recently sent new letters out saying they will be charging as much as 30% on any new credit put on that card.

Member Payment Dependent Notes Series 417127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417127	$12,000	$12,000	11.89%	1.00%	June 29, 2009	June 29, 2012	June 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417127. Member loan 417127 was requested on June 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	22.77%
Length of employment:	2 years 7 months	Location:	New Athens, IL

Home town:	Belleville
Current & past employers:	US Postal Service (USPS)
Education:	SWIC

This borrower member posted the following loan description, which has not been verified:

I have never missed a payment. I have good credit. I just need a lower interest rate so I can pay off my credit cards for good.

A credit bureau reported the following information about this borrower member on June 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,261.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you provide some information on how you created a credit card debt of $36,000? Have you changed your budget or spending strategies to keep from resorting so often to credit cards?	It started years back when I only had a low paying job. The debt just built up. Now I make good money and I just need a loan to pay it off. I have stoped using my cards. I have made changes in my budget . I have $20K of the debt I transfered to a card with a fiixed low rate. Now I'm just trying to get this loan for the rest of the debt. Thank you for your question.

Member Payment Dependent Notes Series 417166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417166	$12,000	$12,000	13.16%	1.00%	June 30, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417166. Member loan 417166 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Cameron Health Inc.	Debt-to-income ratio:	7.42%
Length of employment:	1 year 1 month	Location:	IRVINE, CA

Home town:	Indianapolis
Current & past employers:	Cameron Health Inc., MGE UPS SYSTEMS
Education:	Indiana University-Purdue University-Indianapolis

This borrower member posted the following loan description, which has not been verified:

Please review my record and let me know if I am qualified for the loan application. Thank you.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	65
Revolving Credit Balance:	$38,963.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate a revolving credit balance of nearly $39,000? What other debts do you have? Best wishes.	2/3 of the debt is from my tuition fee and car payment. I used my credit card when they offer a 1.99% APR for 12 months to pay off my car payment that was with 6.95% interest rate. After the 12 months promotional rate which was ened in this year February, that is the reason I am looking for a better rate to manage my debt to pay off all the deb as soon as possible. Thank you.
Loan Description ?	pay off another higher interest rate to better manage paying off my debt in a shorter period. Please be informed that I have been paying all my payments on time without a late pay from the last 4-5 years. Thank you all for the opportunities.
Hi, can you get your income verified please? and can you explain the delinquency 65 months ago? thx	The only delinquency from 5 years ago was caused by a mistake made by IRS when I filed my tex return 5 years ago. IRS stated that they return extra $500 due to their internal mistake and asked me to return the money. I, therefore, requested them to provide some more supporting document to prove that the additional $500 was a mistake. They agreeded and started to request the evidence from the related department (they told me it usually takes 30 days to porcess). After one and a half months, I received a letter from IRS stated that I owed them $500 that I needed to return in 2 weeks otherwise they would file the case to collection agency. So I called and sent another letter to IRS stating that I was still waiting for their original investigation result, please conatct with xxxx, case# xxxx for the status. Couple weeks after I received another letter stated that they had referred my case to collection agency. In short, this case was never resolved in a proper way by IRS, and I had to take all the responsibilty.

Member Payment Dependent Notes Series 417234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417234	$3,200	$3,200	13.16%	1.00%	June 24, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417234. Member loan 417234 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	WM	Debt-to-income ratio:	12.06%
Length of employment:	1 year 8 months	Location:	Boston, MA

Home town:	Washington
Current & past employers:	WM
Education:

This borrower member posted the following loan description, which has not been verified:

Hi! I'm looking to pay off my credit card. Thanks!

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,678.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417238	$4,200	$4,200	8.00%	1.00%	June 26, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417238. Member loan 417238 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Wolfgang Associates, Inc.	Debt-to-income ratio:	17.48%
Length of employment:	3 years 4 months	Location:	BEAVERTON, OR

Home town:
Current & past employers:	Wolfgang Associates, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Unknown

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,127.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you share with us what you are planning on using the loan for? Thank you Art	It will be a debt consolidation loan for my son, who made some mistakes a few years ago with credit cards. He is now working hard and repaying college loans and deserves (as we all do) some peace of mind and time to correct his errors.

Member Payment Dependent Notes Series 417288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417288	$10,000	$10,000	14.11%	1.00%	June 30, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417288. Member loan 417288 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	LAKESIDE SYSTEM INC	Debt-to-income ratio:	13.96%
Length of employment:	5 years	Location:	NEWBURY PARK, CA

Home town:	Santa Monica
Current & past employers:	LAKESIDE SYSTEM INC
Education:	Ventura County Community College System Office

This borrower member posted the following loan description, which has not been verified:

As a borrower you can trust that I will make payments on time and you will be paid in full. As you can see from my history I have been with my current employer for over the past 5 years. Furthermore, I have a strong belief in paying off my debits. I have never been delinquent in an account. This is over a period of 13 years. Please trust your loan will be paid back. Thank you in advanced for putting your investment in my account.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	37
Revolving Credit Balance:	$12,022.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 417291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417291	$6,000	$6,000	14.11%	1.00%	June 29, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417291. Member loan 417291 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	CDG Engineers	Debt-to-income ratio:	7.98%
Length of employment:	2 years 3 months	Location:	Andalusia, AL

Home town:	Laurel
Current & past employers:	CDG Engineers
Education:	Troy University at Troy

This borrower member posted the following loan description, which has not been verified:

I need a loan to help pay for graduate school.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,122.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 417327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417327	$12,000	$12,000	9.32%	1.00%	June 29, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417327. Member loan 417327 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Aurora Diagnostics	Debt-to-income ratio:	9.15%
Length of employment:	1 year 10 months	Location:	Palm Beach Gardens, FL

Home town:	Chelmsford
Current & past employers:	Aurora Diagnostics, AmeriPath
Education:	University of Lowell, Hesser College

This borrower member posted the following loan description, which has not been verified:

Hello, I would like a loan of $12000 to have impact windows installed in my home (I live in Florida). This will not only protect my home in the event of a storm but also increase my property value. I have a high credit rating, very stable and well paying job and have never been late or missed any payments on my debts.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,825.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT YEAR WAS YOUR HOME BUILT ?	1993

Member Payment Dependent Notes Series 417386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417386	$10,000	$10,000	13.79%	1.00%	June 30, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417386. Member loan 417386 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,083 / month
Current employer:	Packerland Veterinary Center	Debt-to-income ratio:	18.16%
Length of employment:	3 months	Location:	OCONTO, WI

Home town:	Oconto
Current & past employers:	Packerland Veterinary Center
Education:	University of Wisconsin-Green Bay

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit card debts into one loan/payment with a lower interest rate. I've been making the monthly payments but the debt is barely decreasing. I would like to have the debt consolidated and only have one payment to remember each month versus 8 different due dates of which they have changed at any given time. Really looking to have this debt gone within in the next few years. I had taken a risk at starting a business with a friend's father last year, only to learn a hard lesson that money comes before everything. After the venture I was unemployed for a while. Recently (March) started a new job of which I truly love and do not see myself leaving anytime in the near future. Granted I have only been here 3 months, but the owner is impressed with my work and is keeping me aboard (made it through probationary period with flying colors). The next step to my financial freedom would be to have this debt off my hands. The best and most efficient way to do this would be to consolidate the debt at a lower interest rate.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	27
Revolving Credit Balance:	$17,473.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417391	$3,000	$3,000	11.26%	1.00%	June 30, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417391. Member loan 417391 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	CACI	Debt-to-income ratio:	9.05%
Length of employment:	3 years 8 months	Location:	Gainesville, VA

Home town:	Antananarivo
Current & past employers:	CACI, United Bank
Education:	George Mason University, Georgetown University

This borrower member posted the following loan description, which has not been verified:

Hello All, My Fiance and I are in the process of planning our wedding in the fall. We would like to avoid using credit cards as much as possible to pay for the remaining expenses. Thought we would try this out. I have excellent credit and have never had a late payment on my bills.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,371.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 417432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417432	$15,200	$15,200	12.21%	1.00%	June 29, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417432. Member loan 417432 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Endeavor Consulting	Debt-to-income ratio:	8.91%
Length of employment:	3 months	Location:	Carnation, WA

Home town:	Ann Arbor
Current & past employers:	Endeavor Consulting, University of Michigan
Education:	University of Michigan, Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

As part of my separation settlement, I am required to pay debt on my ex's credit cards (her debt, not mine). I agreed to this, as well as a sum of cash, which has been already paid, in order to avoid going to court to fight over property. I have managed to pay the cash settlement portion (12K), and, had the process moved more quickly, I could have refinanced and obtained the remaining amount as cash out against my home. However, because of the housing market collapse, I have been unable to refinance after almost a year of attempts to do so. I would like to find the financing so I can close this issue and move on with my life.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,750.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but I have a question. You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	I have done so.

Member Payment Dependent Notes Series 417531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417531	$2,800	$2,800	12.84%	1.00%	June 26, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417531. Member loan 417531 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,129 / month
Current employer:	S.C.I.	Debt-to-income ratio:	2.35%
Length of employment:	6 years	Location:	MORRISTOWN, NJ

Home town:	Queens
Current & past employers:	S.C.I.
Education:	ccm, The Chubb Institute-Jersey City

This borrower member posted the following loan description, which has not been verified:

Im gonna use the money as emergency money, and back up money, i plan on putting it in my savings and using it only as needed. Iv'e had a previous auto loan for 13,000 with pnc bank and never missed a payment of 275.00 a month, had a perfect payment record. I have a fulltime job, making good money, and i wouldnt take this loan if it didnt somehow fit in my budget.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,511.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
if you're taking this out for extra money, how are you gonna repay it?	i make enough a week to pay it off, i wouldnt do this if i cant pay

Member Payment Dependent Notes Series 417536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417536	$8,000	$8,000	12.53%	1.00%	June 29, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417536. Member loan 417536 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Hyperstreet.com	Debt-to-income ratio:	11.17%
Length of employment:	2 years 3 months	Location:	Huntington Beach, CA

Home town:	Fountain Valley
Current & past employers:	Hyperstreet.com, allied business schools
Education:	Allied business schools

This borrower member posted the following loan description, which has not been verified:

Im looking for a loan to go to school to further my education in the field I am in. My current position is technical support supervisor in web devolpment. I would like to go to school to become a graphics designer. I already have alot of knowledge on this subject however I need the proper certification. I have been in this field for over 4.5 years and my current job I have been at for little over two years. This education will help increase my income as well job stability. Im very reliable and plan to stay in this field for a very long time.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	26
Revolving Credit Balance:	$1,150.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to take a full load of units at school? Will you keep your current job/income during school? Thanks	Its Part time school, 3 nights a week and on Saturdays, so nothing will change regarding my income. - Thanks
What's that delinquency two years ago? Please explain. Thanks.	I was in between work at that time and was 30 days late on a credit card payment.
I would like to help fund your loan, but have a few questions. Can you elaborate further on the type of certification your are seeking and when are you planning to start this program? And, what type of learning institution will you be attending? Also, how long do you think it will take to attain the certification you are seeking?	Multimedia Design Certificate, Graphic Design Certificate University Sept 09 About 500 hours

Member Payment Dependent Notes Series 417587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417587	$3,000	$3,000	13.47%	1.00%	June 26, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417587. Member loan 417587 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Southern States, LLC	Debt-to-income ratio:	17.48%
Length of employment:	3 years 6 months	Location:	Stockbridge, GA

Home town:
Current & past employers:	Southern States, LLC
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am trying to get a better rate to pay off a credit card that I used to pay for my wedding expenses. My credit card company got taken over by another and my interest rate is about to increase making it very hard to pay off debt in a timely matter. I want to try and get this debt paid off in the next year. I please ask for your help to make this happen. Thank you!!!

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	53
Revolving Credit Balance:	$3,848.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 417609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417609	$5,600	$5,600	12.84%	1.00%	June 30, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417609. Member loan 417609 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,333 / month
Current employer:	tmobile	Debt-to-income ratio:	10.20%
Length of employment:	1 year 3 months	Location:	BROWNSVILLE, TX

Home town:	brownsville
Current & past employers:	tmobile, convergys
Education:	The University of Texas at Brownsville

This borrower member posted the following loan description, which has not been verified:

this money will be used to cover the remaining costs of surgery that is not covered by insurance.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,183.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you share your living expenses with another person or do you take care of everything on your own?	living expenses are shared, few payments i have are all paid on time

Member Payment Dependent Notes Series 417627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417627	$1,300	$1,300	7.68%	1.00%	June 22, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417627. Member loan 417627 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Lord Abbett	Debt-to-income ratio:	19.19%
Length of employment:	3 years 5 months	Location:	Elmhurst, NY

Home town:
Current & past employers:	Lord Abbett
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay for a store credit card that has a high interest rate.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,513.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 417652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417652	$15,000	$15,000	11.89%	1.00%	June 29, 2009	June 30, 2012	June 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417652. Member loan 417652 was requested on June 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	ProviNET Solutions	Debt-to-income ratio:	20.27%
Length of employment:	5 years 1 month	Location:	Mokena, IL

Home town:
Current & past employers:	ProviNET Solutions, Trinity Christian College
Education:	Trinity Christian College

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to pay off 2 credit cards and work on getting debt free. I have a great credit score and credit history. I am looking for a loan with the following: -no early pay off fees -Lower Interest Rates than a Credit Card -3 year term with possible payoff in 1-2

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	28
Revolving Credit Balance:	$6,478.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please submit your W-2 statements to Lending Club for review. I would like to fund you	They will be uploaded tomorrow. Sorry for the delay, I have been out of town. Poor planning on my part.
Hi, can you please explain the delinquency 28 months ago? thank you	I had a credit card associated with an Ebay account and I intended to pay it off but aparently missed the pay off by $10. That $10 went 30 days past due. I was notified on the 31st day and it was paid off the same day. It was a stupid miss calculation on my part and I never actually realized that was on my credit report.
Please explain why you racked up such a 6000 credit card bill, and whether you plan to make any large purchases in the future?	A few years ago, right out of college, I tried starting a production company / rental house with a friend. Shortly after taking a loan for the equipment my friend lost his job and I ended up paying for the majority of the loan. The company never became much more than a hobby, and my personal debt took a hit. I now make substantially more than I did then and am trying to make getting out of debt my highest priority. There will be no large purchases anytime soon.
Why are you requesting $15,000 when you only have $6,500 in outstanding credit debt?	The $6500 is just one of two credit cards. The second has a balance of about $8000 and should be visible in my credit profile.
Hi. Your credit card balance per this page is approximately $6500. Why are you asking for $15,000?	Please see my answer to the previous question that was asked about this and let me know if you need more information.

Member Payment Dependent Notes Series 417683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417683	$4,000	$4,000	9.32%	1.00%	June 24, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417683. Member loan 417683 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Gensler	Debt-to-income ratio:	8.67%
Length of employment:	2 years	Location:	NEWPORT BEACH, CA

Home town:	Cincinnati
Current & past employers:	Gensler
Education:	University of Cincinnati-Main Campus, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a used car that will help with the gas consumption problem I have now. I have a full time job and feel more comfortable with a small loan, than getting into a very large loan at this time. Responsible architect, with conservative financial goals. Thank you for your consideration

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417715	$9,600	$9,600	13.79%	1.00%	June 30, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417715. Member loan 417715 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,017 / month
Current employer:	Home Depot	Debt-to-income ratio:	5.39%
Length of employment:	6 years 10 months	Location:	Miami, FL

Home town:	Baton Rouge
Current & past employers:	Home Depot, Kmart Corporation, Office Depot, Sam's Club
Education:	Nova Southeastern University, Jones College-Miami

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate two of my credit cards into one easy payment, hopefully with a better interest rate. I anticipate being able to pay off this loan fairly quickly because I have restricted shares of Home Depot coming available in November.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,526.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off?	18%, 21%
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	Ok. Will do. Please send me instructions on how to, and i will. Thanks
Contact support@lendingclub.com and ask them	ok. Thanks
I didn't realize that Home Depot pay that much per month. Can you clarify and is that your spouses income also?	No it is my individual income my wife does not work. I am a district manager so the pay level is much higher because of multi store management.

Member Payment Dependent Notes Series 417817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417817	$7,800	$7,800	10.95%	1.00%	June 30, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417817. Member loan 417817 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	FLACS	Debt-to-income ratio:	20.29%
Length of employment:	4 months	Location:	MIAMI, FL

Home town:	Miami
Current & past employers:	FLACS, Colonial Pontiac
Education:	Belmont Abbey College

This borrower member posted the following loan description, which has not been verified:

Payoff Credit cards

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,904.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417842	$13,000	$13,000	11.26%	1.00%	June 30, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417842. Member loan 417842 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.43%
Length of employment:	n/a	Location:	san jose, CA

Home town:
Current & past employers:
Education:	SDSU, DeAnza College, Instituto Tecnologico de Monterey

This borrower member posted the following loan description, which has not been verified:

I have a steady job after a few months of being able to work PT only. I am sending a large portion of my income to the debt. My husband works, so we have enough to cover our expenses, and we can easily dedicate around 3k to the cc debt. I would like to be able to have 1 loan so that I can see the amount decline steadily. I will cut up my ccs so I cant charge them anymore. I am looking forward to paying this debt off in around 6 mos. I have great credit, and Im looking for an interest rate lower than 12% so it makes sense to consolidate since I am paying aroun 13.5 interest rate on my current ccs.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,895.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you have a steady job, why does current employer and length of employment show n/a. Can you provide more information?	I dont know, I sent all of my paperwork(pay stubs) to the Lending club. I have really good credit and like I said I have a steady, ft job where I make 48k a yr. A lot of my debt was accumulated because of school. I have a plan to start saving money to put a down payment for a house, but I have to finish paying my debt off first. I wanted to give this a try because if I did any balance transfers I would have to pay the transfer fees and the interest rates would still be high. Hopefully, this can help you in any concerns you have. Thanks for your inquiry.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Answers: 1) I have provided copy of my income to Lending Club, both in fax and in email format. 2) I am current with all my payments as I always have been. Never EVER had a late payment on my record. 3) I have set up a system in which I have eliminated most of my variable expenses. I know what my monthly payments are with my cc's and once I add them up it is actually more than the amount I must pay for this loan. Except its just one payment instead of more payment to different cc's 4) Yes, I have a monthly AND active budget. thanks to bank of america I see everything I spens, since I am tracking all purchases I am paying with my debit card. and withdrawing money if I need cash, I write on the notes why I used the cash. 5) First thing I did was save 1 months worth of my monthly budget for that rainy day. It is definitely more than 1k, for emerency fund 6) Out of every paycheck I get, the very same day I get it, I transfer .025% which turns out to be 5% for the month and it is more than $100 Also, I had mentioned that my husband works, and I decided not to take his income in consideration but it is extra. My rent is also vey minimal so it allows for me to put this debt reduction plan on steroids and get out of this toxic debt I got into due to school. Hope this helps. I have been doing a lot of researcha and paying attention to twice a month payments and emergency funds, so now its a matter of putting it into effect. Thanks!

Member Payment Dependent Notes Series 417848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417848	$8,000	$8,000	12.21%	1.00%	June 30, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417848. Member loan 417848 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Palco Sports	Debt-to-income ratio:	21.73%
Length of employment:	2 years 6 months	Location:	Shoreview, MN

Home town:	St. Cloud
Current & past employers:	Palco Sports
Education:	Southwest State University

This borrower member posted the following loan description, which has not been verified:

My goal is to consolidate a number of credit cards I have thus lowering my monthly payments and interest rates. What makes me a great candidate is that I have a secure job (Co. sales are thriving even in a down economy) I pay all my bills on time and my work ethic is second to none!

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	67
Revolving Credit Balance:	$25,449.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417850	$1,000	$1,000	9.32%	1.00%	June 22, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417850. Member loan 417850 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Business Wire	Debt-to-income ratio:	7.27%
Length of employment:	14 years 4 months	Location:	Wallkill, NY

Home town:
Current & past employers:	Business Wire
Education:	Monmouth University

This borrower member posted the following loan description, which has not been verified:

I am a lender and borrower on Prosper and would like to transfer my activity here since they are frozen. Of the $1,000 borrowed here, approximately $500 will pay off the remainder of my Prosper loan, and the rest will be used to invest here. The proceeds from principal/interest on my Prosper investments will pay off this loan.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,690.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 417855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417855	$5,000	$5,000	13.79%	1.00%	June 26, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417855. Member loan 417855 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	The Men's Wearhouse	Debt-to-income ratio:	19.78%
Length of employment:	1 year 6 months	Location:	Hicksville, NY

Home town:	Jersey City
Current & past employers:	The Men's Wearhouse, Gap, Inc
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I have never defaulted on any of my accounts. I am very reliable and trustworthy. My credit score is around a 700. I just want to consolidate my credit card debt. Along with that, the school that I go to is very hard to get funding for. I will use it for that as well. Please consider my situation. Thank you very much.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,130.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Kindly list your credit card debt with amounts and interest rates. Thank you.	In total it is about 6k. One has an interest rate of about 18.5% and the other is 16%.
You list over $6000 in debt, but ask for only $5000. What will your monthly budget look like and how will you take care of the rest of the debt? Thanks	The monthly payment for the 6000 was substantially higher than the 5,000..and that was my main reason for doing so. I really want to consolidate one of my CC's and use the rest for school. Thank you to everyone who has funded me so far. I really appreciate it. I hope I go all the way.
Please tell us how you acquired these credit card debts with prison like interest rate? Do you have a financial plan in place to build emergency savings of 3 to 18 months? Do you have friends or family resources in place stop using credit cards and get funding from them?	My family went through a rough patch for a few years financially. I worked full time and went to school full time. I put a lot of school expenses on my CC because I did not get proper funding from financial aid or loans. I do not even keep my credit cards on me any more, and yes I save about $200 every week. I just need this as soon as possible because my tuition will be due again very soon.
It looks like you're good on your promise to stay away from those unfair credit card rates that are hurting some many of people. I'll fund your loan request and wish you strength and success in your quest for a better financial future. I'm very good with finances and I'd like to leave a tip from observing first generation immigrants who started out with nothing but retire well. 1. Don't buy anything you didn't save up for. 2. Build a 1 to 2 year emergency fund. 3. Pay your mortgage before making any investment in the stock market because you know you'll get a house when you're done paying and not a stock market loss. The only exception is if your employer is matching your contribution. You're free to do anything you want when you don't have to pay for a home anymore.	That is some really great advice actually. Thank you very much for what you've done. I'll definitely keep my promise.

Member Payment Dependent Notes Series 417865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417865	$6,200	$6,200	13.79%	1.00%	June 25, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417865. Member loan 417865 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Red Dog LLC	Debt-to-income ratio:	17.42%
Length of employment:	8 years	Location:	Rockport, MA

Home town:	Rockport
Current & past employers:	Red Dog LLC, Whole Foods
Education:	RI College

This borrower member posted the following loan description, which has not been verified:

I have been a business owner in the retail / wholesale coffee business for the last 8 years. The "bread and butter" for me has been in the cafe / retail side of the business. We have increased sales in all but one year since opening. Live music, art shows and book sales, sparked an 18% sales growth last year, during some tough economic times. The newest additions to our business are roasting, wholesale and event catering. Along these lines we've decided that the business is in need of a larger truck and I will be purchasing one within a few weeks. I will be trading an existing truck (Citizens Loan $8600) for a larger truck at approximately the same price. My goal is to eliminate high interest debt from three revolving accounts, IE: CitiFinancial, BofA and HSBC, before trading vehicles. The average interest on those cards is 21%. I believe that these accounts have been larger contributors to a mediocre credit score. I am new to this avenue of borrowing. While reading some of the blogging in relation to peer lending, there seemed to be an interesting range of opinion. One that caught my eye was the opinion that only credit challenged folks would opt for this method of financing. I was surprised by that opinion. In my opinion it was refreshing to see an alternative to the traditional bank approach. I'm hoping that in time, this form of lending will only add to the apparent snowballing of localism, community and grassroots momentum, developing in many other endeavors. Please let me know how I can add to this profile. Thanks

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,954.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am asking myself a question here. Because some may want to know why this loan has been relisted. After 13 days and 47 people funding my request, The loan was temporarily delisted because my employer was not found and was apparently being searched for in the wrong state. After I redirected LC's search, the loan has been relisted and verifying tax doc's sent etc. My hope is that the 47 potential lenders were not too put off.	There was a question on the previous listing that asked me to explain business draws and expenses: My answer was that the company pays most of my monthly expenses and is represented as personal income to me. Share of Rent $900 (my other half owns the home we live in) I help with taxes & ins at approximately $200. The car loan which is being traded for an equal amount is $198. Revolving debt that I am trying to consolidate averages $400. I budget $400 per month for self employment tax. There is a $1512 draw per month in cash that is allocated as follows: $1000 for life, dogs, entertainment etc. I pay almost $400 toward a health care plan and anything left is reserved for home repairs etc. Total approx. $3750. Thanks

Member Payment Dependent Notes Series 417907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417907	$4,000	$4,000	12.53%	1.00%	June 30, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417907. Member loan 417907 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,958 / month
Current employer:	n/a	Debt-to-income ratio:	10.41%
Length of employment:	n/a	Location:	Cocoa, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

We had some unexpected expenses come up and we need cash.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,160.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your employer and how long have you been Who is your employer and how long have you been working there? Plasticman	I work for county fire rescue and have been employed for 3 1/2 months.

Member Payment Dependent Notes Series 417986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417986	$1,600	$1,600	19.16%	1.00%	June 23, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417986. Member loan 417986 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	BET	Debt-to-income ratio:	14.60%
Length of employment:	4 years 2 months	Location:	Falls Church, VA

Home town:	Washington
Current & past employers:	BET
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

I am an independent producer, who also works 9 - 5 for a major network. I am working on a pilot to pitch to said network, and need a little help in order to complete the project. I believe in this pilot, and because of my established rapport with the network, am confident that it will get picked up. However, if I don't get the money for completion, and have to do a little at a time, my window of opportunity will pass. I am a good, reliable, and responsible candidate because my word is the most important thing in this world. It is important to me to make good on my promises, which is another reason why I am requesting this loan; so I can make good on promises to my loyal and hardworking team. Please help me realize a dream, and invest in this project. Thank you, Kamdolla

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	34
Revolving Credit Balance:	$215.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 417992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417992	$12,500	$12,500	9.32%	1.00%	June 23, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417992. Member loan 417992 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	City of Hutto	Debt-to-income ratio:	11.71%
Length of employment:	2 years 2 months	Location:	Hutto, TX

Home town:
Current & past employers:	City of Hutto
Education:

This borrower member posted the following loan description, which has not been verified:

I am tryig to put in a permanent outdoor kitchen in my back yard. This is a preassembled unit that is on a concrete slab in the back of the residence. This a brand new home so I do not quailfy for a Home Equity Loan. I have a great job and have been in the same field for ten years as a Police Officer. I have great credit. But very close to my limit. I do have alot of addition home income from my fiance, who is also a Police Officer and has been for nine years. If necessary I will use my Chevrolet Tahoe for collateral.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,052.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello and thanks for the info provided. I have several questions: 1. Can you verify income with Lending Club? 2. In your loan description, you state you are close to using up your credit while your credit history shows only 8.6% revolving line utilization. Why the discrepancy? (3. BTW, why can't your brand new home qualify for a home equity loan?) Looking forward to your answers.	1. Absolutely if that is needed. 2. I am only going on what the Loan Officer at the bank stated when I applied for a loan. My finance recently had surgery that had to be financed. The Loan Officer stated that this caused my debt to income ratio to be higher. 3. The home is brand new there for there in no equity in it. We have lived here for two years, and the principal balance is the same as the appraised value.

Member Payment Dependent Notes Series 418000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418000	$8,000	$8,000	13.16%	1.00%	July 1, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418000. Member loan 418000 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	SMI	Debt-to-income ratio:	17.03%
Length of employment:	10 years 3 months	Location:	DENVER, CO

Home town:
Current & past employers:	SMI
Education:	WGU, Luther College

This borrower member posted the following loan description, which has not been verified:

Heading back to school to finish up my degree. Unfortunately I'm still paying off my wife's school debt and need to find a way to finance my own expenses. This would be part time -- and would continue to work full time.

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$113,463.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the degree you are seeking, at which school, and what subject?	Finishing up my IT/Computer Science Degree. Western Governors University has a great program I'm already engaged in. No cost (additional) on several IT certifications, accredited, flexible, etc.
can you give a breakdown of the $113,463 debt please?	Sure, 35000 is my wifes (co-signed) law degree, 25k auto, remainder is CC debt.

Member Payment Dependent Notes Series 418061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418061	$3,600	$3,600	7.68%	1.00%	June 23, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418061. Member loan 418061 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,860 / month
Current employer:	Genlyte Thomas	Debt-to-income ratio:	8.96%
Length of employment:	6 years 5 months	Location:	New Bedford, MA

Home town:
Current & past employers:	Genlyte Thomas
Education:	New England Technical Institute

This borrower member posted the following loan description, which has not been verified:

I'm looking to increase my rental property's earning potential by making some modest improvements. The rental property is a 3 family triple decker, which are common in this part of the Northeast. I purchased this property almost 3 years ago and want to get it updated and keep it properly maintained. The contractors being used are all small local businesses. The improvements are: -Exterior painting and staining (painting the top two stories & staining the bottom). I have already paid for 1/2 of the painting and am planning on doing the staining myself, time permitting ($2,330). -Basement stairs need replacing ($500.00). -Install vent fan to 3rd floor apartment ($380) -Purchase and install ceiling fans in 3rd floor apartment ($410). Tax wise, I will be able to deduct the interest I pay on this loan, so this makes good business sense. My credit score should be very good and I am a stickler for repaying not only what I owe, but pay it on time! I am asking for a loan from Lending Club because I was turned down by a local bank. My ratio (including mortgage) was a few percentage points above what they allow because they deducted 1/3 of my rental income from the calculation. I was fuming, especially since the paint job is fully deductible, thus increasing my tax refund (and increasing the pay-back potential).

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,574.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the income from the rental property?	Currently $1425/month

Member Payment Dependent Notes Series 418079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418079	$2,000	$2,000	14.42%	1.00%	June 25, 2009	July 1, 2012	July 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418079. Member loan 418079 was requested on June 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,417 / month
Current employer:	City of Hallandale Beach	Debt-to-income ratio:	1.61%
Length of employment:	2 years 10 months	Location:	Davie, FL

Home town:	Port Chester
Current & past employers:	City of Hallandale Beach, Panera Bread
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

Student loan

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,806.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 418208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418208	$4,000	$4,000	14.42%	1.00%	June 26, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418208. Member loan 418208 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	celebrate the children school for children with alternative learning styles	Debt-to-income ratio:	4.61%
Length of employment:	4 years 10 months	Location:	stanhope, NJ

Home town:	Schenectady
Current & past employers:	celebrate the children school for children with alternative learning styles, band - from good homes
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I am a 43 year old male in NJ. I teach music at my wife's school for autism, Celebrate the Children and also work as a recording engineer. I have a steady income. We recently adopted siblings from Kazakhstan (brother and sister). I have been diagnosed with bilateral osteo necrosis of the hip joints. This means that the blood supply to the tips of my femurs was somehow compromised and has left me with lesions of dead bone. Traditional medicine would have me wait until this dead bone collapses and then get hip replacements. Since the replacements are only good for 5 -7 years, I would have to have this done multiple times, if I live a long life. Last fall I had an "experimental" procedure performed on my right hip. The procedure involves drawing my bone marrow and blood, and from that my own stem cells are harvested. Then these stem cells are re-injected into the problem area of the bone to promote re-growth or at least halt the degeneration. This was done by Dr Centeno at the Regenexx clinic in CO. It seems to have been successful. I now need to have this done on my left hip. The procedure cost $8000 and I only have $4000. I have been turned down by my bank and we spent most of our savings on our adoption process. I am experiencing quite a bit of pain and have scheduled the procedure for July- hoping I can raise the money.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,093.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the impact to your job after the operation. I'd like to understand how you'd pay this loan in case you are not able to perform your job, or simply lose it.	This procedure is minimally invasive and the recovery time is about a month. I had my right hip done last August and this year I will have my left hip done in July so I should be ready to go in the fall. My wife is the founder of this school and I have been an integral part of the school since its inception, so it would be hard to imagine me losing my position.

Member Payment Dependent Notes Series 418216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418216	$16,000	$16,000	9.63%	1.00%	July 1, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418216. Member loan 418216 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$25,000 / month
Current employer:	four seasons hotel	Debt-to-income ratio:	0.16%
Length of employment:	16 years 1 month	Location:	astoria, NY

Home town:
Current & past employers:	four seasons hotel
Education:

This borrower member posted the following loan description, which has not been verified:

home improvement,pool,fireplace,....

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,764.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at four seasons hotel? Can you confirm your income with lending club? Also what are you monthly expense payments by category?	yes,$8000,banquet server,
Hello, Would you be willing to verify your income with Lending Club? thank you	yes
Your monthly income is extremely high and your debt-to-income is low. Why do you need a loan of this size to finance home improvements?	takeing summer off
If you are making $25,000 a month why are you still renting and why are you taking a loan for $16,000.	have second home in cooperstown
Greetings - If you make $25,000/mo why would you need this loan? Thank you and best of luck Art	summer off from work
Your profile has you down as renting, are you planning the improvements on a rental?	no, have second home in cooperstown
Do you mind verifying your income with Lending Club?	no
Is your income 25K per month ?!? or per year? or is that a typo (extra 0)?	over$300000 a year
Why do you need a 16k loan if you make 25k a month Can you verify your income What is your employment details at Four Seasons Thank you for your time	summer off from work,house improvement,banquet server

Member Payment Dependent Notes Series 418253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418253	$6,000	$6,000	12.21%	1.00%	June 25, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418253. Member loan 418253 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	0.79%
Length of employment:	2 years 5 months	Location:	las vegas, NV

Home town:	Las Vegas
Current & past employers:	Self Employed, ezOSC .com
Education:

This borrower member posted the following loan description, which has not been verified:

I need $6000 for 3 Years To buy some appliance for my new home Thanks

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,768.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan looks interesting, I have a few questions. How long have you own your home? How will this loan impact your current finance - income, debt, savings, etc? Tell me more about what you do for income.	I own my home for 1 month I'm a web developer for this company www.ezosc.om , and I made $1300 each week before taxes.
How soon can you contact Lending Club to get them to validate you income status on the loan?	I'm waiting for them to contact me
Given the uncertain economy, what are your financial plan for emergency funds?	I have on my saving account 15K
How will this loan impact your current finance - income, debt, savings, etc?	I'm fine with my finance , I just need the money I have 15k in my saving account
Your "self employed" status and the fact that you live in Vegas begs the question-- Are you a professional Gambler? If so, fine, I would just like to know-	jajajaja I'm a web developer and this is my company www.ezosc.com

Member Payment Dependent Notes Series 418383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418383	$12,000	$12,000	11.89%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418383. Member loan 418383 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	U.S. Army	Debt-to-income ratio:	15.26%
Length of employment:	12 years 2 months	Location:	Radcliff, KY

Home town:	Maracaibo
Current & past employers:	U.S. Army
Education:	DeVry Institute of Technology & Keller Graduate School of Management-New York

This borrower member posted the following loan description, which has not been verified:

Went through a divorce that started last year when I returned from Iraq, took nine months to finish the deal out, and with that also created a $12,000 credit card debt. My plan is to ask for a loan with a lower interest rate and pay the two bills of with this loan. I would like to have this paid in 48 months. I have a credit score of 733, and I always pay my bill on time, I just need a little assistance so I can pay them off and get myself back on track. The divorce is something that I did not ask for, while serving my second tour in Iraq, my ex-wife had made the decision that as soon as I returned she would divorce me.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,604.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You would need to pay this loan off within 3 years vice 48 months like referred to above. Have you had an article 15 (punishment) during your present enlistment contract? Are you eligible to remain on active duty during the next 3 years? What paygrade are you? When are you eligible for promotion? Thank you and good luck.	I am not pending any article 15, I just got done re-enlisting last month, so I will be in the service until April 30, 2020 and I am an E-6, been in for a total of 12 years now. I am currently going to DeVry Univ to get my degree in Human Resources for when I retire from service. I just became eligible for promotion to E-7 so when the promotion board starts in Jan of 2010 I will submit my packet for review. I understand that I would need to pay this loan off in 36 months.
Sounds good. You had 3 credit inquiries in the last 6 months. Did any of these lead to new lines of credit?	no, no new lines of credit.
Sorry about your situation. Hope you recover well. Happy to help a fellow brother in arms out (Navy).	Thank you very much for your note, it means alot to me to see that people are here to help. It was not an easy divorce; but yet again one never is. Especially when you walk right into one without ever knowing about. I will recover, little by little I am getting back on my feet.
Thanks for your service..sorry for your situation. You have my funding from a former active duty Marine. Good luck...Semper Fi	Thank you very much, it really means alot to me, and you know...whether Army, Navy, Air Force or Marine...we are all here for one reason, and with that reason is that gives us all the ability to stick together and help each other in our times of need.
Hi. I am not very knowledgeable on the armed services, but you said you reinlisted until 2020. That means you signed up for another 11 years. Is that correct?	Yes that is correct that is what it means, that will put for a total of 21 years of military service when I am done.

Member Payment Dependent Notes Series 418395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418395	$12,000	$12,000	11.26%	1.00%	June 30, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418395. Member loan 418395 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Cougar Energy Drink	Debt-to-income ratio:	13.01%
Length of employment:	1 year 6 months	Location:	Trophy Club, TX

Home town:	Fort Lauderdale
Current & past employers:	Cougar Energy Drink, ARCap REIT - Commercial Real Estate
Education:	Baylor University

This borrower member posted the following loan description, which has not been verified:

www.cougarenergydrink.com $40B Global Market. $5B Domestic.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,649.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
could you please give us more information on what the loan will be used for?	COUGAR Limited 21, LLC has signed an advertising and marketing company to do a full modern PR marketing campaign. Loan will be used a help fund this new partnership to increase sales and brand awareness.
I just recently saw this at a Smoothie King in Dallas - I had to try it. Excellent product with Brilliant marketing. You are based out of Dallas right?	Yes. We launched COUGAR energy drink for women at the Convention Center in downtown Dallas. All of our packaging comes from recycled material in effort to represent a ???green??? company. It was my personal goal to keep all business in the United States as well. We do not outsource to any oversea companies. We work in Dallas but represent an American lifestyle product!
Hi. In this recession are people continuing to spend money for this type of product? Is your company turning a profit at this point in time?	Yes to both questions. Sales have not decreased since the price point is below $5. COUGAR energy drink for women is an impulse/up sale product. COUGAR also focuses and markets to a niche consumer who has disposable income.

Member Payment Dependent Notes Series 418418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418418	$15,000	$15,000	13.47%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418418. Member loan 418418 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,633 / month
Current employer:	Farmers Bank of Maryland	Debt-to-income ratio:	13.13%
Length of employment:	30 years	Location:	Ocala, FL

Home town:	moorestown
Current & past employers:	Farmers Bank of Maryland, Dixon's Furniture
Education:

This borrower member posted the following loan description, which has not been verified:

I have moved in with my granddaughter in Florida and need to get a loan to convert a home office into and in-law suite for my use. With money left over from the home improvement project I would like to pay down my existing credit card balance which is currently at a higher rate of interest. I pay all my bills on time. I have a very good credit score.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1982	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	14
Revolving Credit Balance:	$15,273.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 418421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418421	$2,700	$2,700	12.84%	1.00%	June 23, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418421. Member loan 418421 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,473 / month
Current employer:	U.S. Army	Debt-to-income ratio:	16.09%
Length of employment:	5 years 5 months	Location:	KILLEEN, TX

Home town:	Oceanside
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

I'm using the money to move from Fort Hood to Fort Bliss. I'm in the ARMY

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$828.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The military already pays for moves. What makes your move unique where it cannot be covered by the military. Worst case scenario you can probably take out one month advance pay and get an advance on your travel entitlements. What paygrade are you? Have you had an article 15 (punishment) during your current enlistment?	I never take out advance pay to move cause that will set me way back. Yes I have had Article 15 back in 2005. My last move form Korea to Ft. Hood I dont get the full pay for my move and I lost about $1700.00

Member Payment Dependent Notes Series 418498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418498	$10,000	$10,000	10.95%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418498. Member loan 418498 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	AFS Financial	Debt-to-income ratio:	13.20%
Length of employment:	4 years	Location:	Providence, RI

Home town:	Provo
Current & past employers:	AFS Financial, Countrywide Financial Corp.
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

Need a little help paying for wedding expenses. Excellent credit.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	44
Revolving Credit Balance:	$19,761.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 418522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418522	$4,450	$4,450	9.32%	1.00%	June 23, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418522. Member loan 418522 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,517 / month
Current employer:	David Boland, Inc.	Debt-to-income ratio:	17.77%
Length of employment:	5 years	Location:	TITUSVILLE, FL

Home town:	TITUSVILLE
Current & past employers:	David Boland, Inc., Eastman Kodak, OfficeMax, BJ's Wholesale Club
Education:	University of Central Florida, Valencia Community College, Brevard College

This borrower member posted the following loan description, which has not been verified:

$1,888.49 Effective Annual Percentage Rate (APR): 19.11% on Capital One. $2,549.09 ANNUAL PERCENTAGE RATE applied this period: 19.80% on Chase. Looking to refinance at a better rate. Just paid $500 toward each but rates keep going up.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,437.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you list your current cc monthly minimum required payments and explain the credit inquiry listed on your account. Thank you and good luck.	Chase $78, Capital One $63. Paying $100 month on each. Applied for 0% APR balance transfer card, never received a response either way.

Member Payment Dependent Notes Series 418546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418546	$2,000	$2,000	16.00%	1.00%	June 25, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418546. Member loan 418546 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Portland State Uniersity Distance Learning Center	Debt-to-income ratio:	2.55%
Length of employment:	1 year	Location:	PORTLAND, OR

Home town:	Nashville
Current & past employers:	Portland State Uniersity Distance Learning Center, Kinko's
Education:	Portland State University

This borrower member posted the following loan description, which has not been verified:

To whom it may concern: I am a 30-year-old non-traditional student in her final year of pursuing a BA in Economics and Math at Portland State University. I work for PSU as a videographer and video producer for the Distance Learning Center, and have a second job off-campus as a sous chef during the summers. My GPA is 3.86, and I expect to graduate with honors by the end of 2009. My income is more than sufficient to amass (or repay) this $2000 gradually, but I have an emergent need for root canal surgery, the copay of which must be presented prior to the procedure. Portland State's dental coverage is meager at best. My teeth, however, are in severe pain, and I would like to remedy this problem as soon as humanly possible. I am a good student and an excellent employee. I am financially responsible and honest, I pay my bills regularly, and would love the opportunity to further strengthen my credit through timely repayment of your loan. Thank you for your time and consideration. Sincerely, Susan E. Choate

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 418558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418558	$21,250	$21,250	19.79%	1.00%	June 30, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418558. Member loan 418558 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,667 / month
Current employer:	Royale Group	Debt-to-income ratio:	19.20%
Length of employment:	1 year 2 months	Location:	Fairfax, VA

Home town:
Current & past employers:	Royale Group, MAXIMUS, Winstar
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I will try to keep this brief and to the point. Current situation: * Purchased small business in 2008. Been in same line for over 5 years. * Increased sales 408% in 8 months from previous owners. * Nominated for New business of the year. * Write-up in local newspaper. * Business is still growing because to referrals and local advertising. * At any given point in the month the A/R is on average between $27k - $39k. What is the money for: * Inventory: it is important to have items stock; because word spreads fast in a small community. * Cash flow: Purchasing in large quantities and the right time is the key to any successful business. * Need to hire more employees (1 FT & 1 PT) to keep up with demands. A customer will only wait so long to be serviced. * Need a couple of new computers for new employees. * Would like to open a new location within the next 6 months. This will allow us to have a larger variety of products spread between two locations. Then if need to just do a inner company transfer. Since we are growing I want to ensure that we have the right "tools" (inventory and personnel) to service the customers. If you are like me people pay for service. Hence Opportunity is knocking!!! Thanks for your support.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	29
Revolving Credit Balance:	$40,407.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business is this? What are the products? Do you have customer contracts, and if so, how long do they typically last? Thanks	The business is a cellular retail store. The products are cell phones and accessories. The contract are the commissions A/R which is currently at $39k. The service contracts are typically 2 years. Let me know if you have any more questions.
Mrworkaholic, What is the nature of your business? Will the $21,250 loan you seek on top of your $40,407 debt be manageable? Success with your business.	The business is a cellular retail store. The loan will work as a "line of credit". It will be used to purchase cellular phones and accessories that will in-turn be sold. Once the products are received and sold the commissions will be used to pay back the "line of credit" until needed again.
What kind of business are you in? In what ways are you affected by the current recession which may last for a while?	The business is a cellular retail store, and they have become a near necessity for everyone from teenagers to elderly. My current location is in a 'close-knit' neighborhood community where word of mouth is big. We have established ourselves and now since the business is actually growing, need to stock up on inventory. Hope this helps.
I am a bit familiar with how these comission structures work. Since phone upgrades typically bring in less comission than new activations what is the ratio activations to upgrade customers, and do you anticipate that this ratio will remain relatively the same over the next three years, or will the upgrades increase while the new activations decrease (which is typical in this industry)?	Yes the new activations bring in more commission, but under the new commission structures the upgrades and new activation commissions are very competitive. So in essence even though we do more upgrades than new activations the average sale is still profitable.
What was your delq. 29 months ago? It appears you have credit lines that you could use currently to receive funding for your cellular phones, is this true? You are looking at 19.79%, do you have any cards that are better than this rate?	The Delq I had was for a credit card payment as I was out of the country. I just signed up for online banking and apparently i didn't setup that one account. hence I missed one payment. You can see I believe that is the only As for looking for money here, I am planning on this being for a short time period. Once I have been in business for two years I am hoping to be able to get a loan with the sba to open two more locations. The high interest is a small thing in the grand scheme of making this a successful venture.
Is the cell phone store you mention the "royale group?" Do you have a website? Do you have a business plan? Also do you have a weblink or electronic copy for the news article you mentioned? Thanks.	I am currently working on the business plan. I can submit a scanned copy of the article. The store is not called Royale Group. The Royale Group is the parent company. The dba is different.

Member Payment Dependent Notes Series 418586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418586	$3,200	$3,200	9.63%	1.00%	June 23, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418586. Member loan 418586 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	DCS, Inc	Debt-to-income ratio:	0.33%
Length of employment:	7 years 7 months	Location:	Grants Pass, OR

Home town:	Southern
Current & past employers:	DCS, Inc, Jim Sigel Automotive, U.S. Navy
Education:	Rogue Community College

This borrower member posted the following loan description, which has not been verified:

10K miles, short term loan, good credit, will pay off early

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$496.00	Public Records On File:	1
Revolving Line Utilization:	4.10%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 418644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418644	$9,250	$9,250	9.63%	1.00%	June 25, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418644. Member loan 418644 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,825 / month
Current employer:	Home Depot	Debt-to-income ratio:	0.00%
Length of employment:	3 months	Location:	Egg Harbor Township, NJ

Home town:	Braddock
Current & past employers:	Home Depot, Prism Career Institute
Education:	Grove City College

This borrower member posted the following loan description, which has not been verified:

I will be adding an addition to my house and remoduling the other rooms. This addition will increase the value of my house, and make the house more spacious. I need the extra room because my son is now a teenager. I have excellent credit that is in the 800's

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,454.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	Type your answer here. Ok
let me know when your Credit Review Status is completed. thanks	Type your answer here. Credit Review Status is now Approved

Member Payment Dependent Notes Series 418702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418702	$13,000	$13,000	9.63%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418702. Member loan 418702 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,108 / month
Current employer:	n/a	Debt-to-income ratio:	8.03%
Length of employment:	4 years 1 month	Location:	Rowlett, TX

Home town:	Benoni
Current & past employers:	Parsons Corporation
Education:	Amberton University

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate two credit cards into one monthly payment with fixed simple interest. It seems like I can never get ahead with the credit card game. I was laid off about four years ago. I quickly found another job, but had to take a huge pay cut. Prior to the lay-off I bought a house and installed a new fence, flooring and paint...all on credit. I had been making good, stable income and was a rising star at work. I planned to pay the bill off over time, but never dreamed I would lose my job. I took action and refinanced my modest 1400 sqft house, traded in my car for something more economical, turned off the cable tv service and renegotiated my utilities. Finally, I cashed in the forbidden 401(k)! But four years later, the debt is still here, and I'm losing hope that it will ever be gone. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,454.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current occupation?	Project Controls and Contract Administration
Who is your employer?	Parsons Corporation

Member Payment Dependent Notes Series 418809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418809	$12,000	$12,000	11.89%	1.00%	June 30, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418809. Member loan 418809 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	ARC International	Debt-to-income ratio:	17.84%
Length of employment:	1 year 3 months	Location:	Bellingham, WA

Home town:	Reading
Current & past employers:	ARC International
Education:	Millersville University of Pennsylvania, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am almost finished with a major home addition/remodeling project. I am planning on refinancing when it's completed, but I can't get a formal appraisal until it's done. So I need additional personal funds to complete the project and get it to the point where I can refinance.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$614.00	Public Records On File:	1
Revolving Line Utilization:	17.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I am interested in funding your loan, but have two questions: 1) Could you please explain the public record on file from 93 months ago listed in your LendingClub profile? Was that a bankruptcy event? 2) I admire the fact you have kept your credit debt (revolving credit) very low. With $12,000/month verified income, is there some reason you have been unable to save enough money to pay for this home improvement without applying for a LendingClub loan? Do you have high monthly expenses? Thanks for considering my questions... Aaron	Well, to answer your first question, yes, the public record is a bankruptcy which is now 8 years old. My employer forced me to take an effective 40% pay cut (I was earning a lot less at the time as well), and I was unable to keep up with my bills at the time. However, after a year, I got a new job, and have been able to remain current with my bills ever since. As for why I need the loan, I do have some extra money each month, and I have already used substantial funds of my own, but I am trying to get the project finished more quickly. I have already used up all my home equity based on the original appraised value, but I am unable to tap into more home equity until I can finish the project and get a formal appraisal. So that is the main reason - to finish the project more quickly.
Thank you for answering my questions. Aaron	You're welcome.

Member Payment Dependent Notes Series 418835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418835	$12,000	$12,000	9.32%	1.00%	June 25, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418835. Member loan 418835 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,950 / month
Current employer:	Jennifer Convertibles	Debt-to-income ratio:	2.34%
Length of employment:	4 years 1 month	Location:	Mount Laurel, NJ

Home town:	Newark
Current & past employers:	Jennifer Convertibles, Bernard Hodes Group
Education:	Our Lady of Lourdes School of Nursing, Philadelphia Textiles, Burlington County College

This borrower member posted the following loan description, which has not been verified:

Over the years I have maintained a good to excellent credit rating, however, while working toward a nursing degree, I have become bogged down with credit card debt, requiring 4 or 5 different monthly payments and interest rates as high as 14.24%. Now that I am a semester away from earning a RN degree, consolidating this debt at a fixed lower interest rate would be of great benefit in simplifying my financial situation.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,615.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please list the credit card debt that you have? You are asking for $12,000 but your credit summary shows you have $4,615 in debt. Thank you and best of luck Art	Chase in the amount of $4463.79 Capital One $5148.16 American Express 2732.14
"Nurses are the true hero's of medicine" - my mother (the RN) I'd be glad to help, Goodluck!!	Thanks for your help and encouragement. Nursing school has been a wonderful challenge and I'm eager to join the ranks of those who give so much of themselves.
ONCE U GRADUTE WHERE WILL U BE WORKING N WHAT WILL B YOUR SALARY ?	My scholarship requires that I work for a minimum of 1 year at Our Lady of Lourdes Hospital in New Jersey. Depending upon the discipline, new graduates earn about $38+/hr.
Very glad to help someone who will spend her life helping people in need.	Thanks so much. Your kindness, desire to help, and obvious compassion toward those in need are enormously appreciated.

Member Payment Dependent Notes Series 418971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418971	$1,500	$1,500	14.42%	1.00%	June 29, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418971. Member loan 418971 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ford Motor Co.	Debt-to-income ratio:	13.54%
Length of employment:	13 years	Location:	EASTPOINTE, MI

Home town:	LA.
Current & past employers:	Ford Motor Co.
Education:

This borrower member posted the following loan description, which has not been verified:

purchase rims for truck

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,466.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 418983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418983	$7,000	$7,000	7.68%	1.00%	June 23, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418983. Member loan 418983 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,058 / month
Current employer:	PNC Global Investment Servicing	Debt-to-income ratio:	23.21%
Length of employment:	13 years 7 months	Location:	Colora, MD

Home town:	Pennsville
Current & past employers:	PNC Global Investment Servicing
Education:	West Chester University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

The loan will be used to purchase and have installed a new septic system at our house.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,268.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 419024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419024	$5,000	$5,000	16.00%	1.00%	June 30, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419024. Member loan 419024 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,225 / month
Current employer:	TD Bank	Debt-to-income ratio:	5.82%
Length of employment:	4 years 10 months	Location:	Blackwood, NJ

Home town:	Maple Shade
Current & past employers:	TD Bank, PHH Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

In anticipation of co payments and or out of network charges I am requesting a loan to cover such fees for my up coming procedure. Thank you for your interest.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	59
Revolving Credit Balance:	$49,082.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
have you submitted your W-2 to lending club for income verification?	They have not requested additional info yet. I think they wait to see if loan will fund first. Then do final underwriting. Hope this helps
We know they did not ask for the W-2. Lending Club wont ask for it, but it helps with people who may want to fund your loan. If Lending Club can verify your income with a W-2, it will help potential funders in their decision.	Thanks for the explanation. It is noted that my income has been verified.

Member Payment Dependent Notes Series 419037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419037	$3,200	$3,200	9.32%	1.00%	June 29, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419037. Member loan 419037 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Goodman Manufacturing	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	Medina, OH

Home town:	Dearborn
Current & past employers:	Goodman Manufacturing, Lube Stop
Education:	University of Akron

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan would be to facilitate the purchase of a truck to be used in the apartment moving business. Not a start up business. Simply indepentently contracting with an established moving company. This would significantly increase my income to approximately 35,000 annually.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give us the breakdown of your current liabilities. Rent, cell phone, car insurance, so on!	I rent with roommates for $300 per month including all utilities. My cell phone is taken care of through December and I anticipate $50/month after that. My car insurance is $45 per month. I own a rental property in Akron Ohio on which the monthly mortgage and insurance total $140. This property generates $425 per month in income which is not included in my gross income figure in the loan summary. I also have student loans which come out of deferrment in November and will total $200 per month. My car is paid for and I have a zero balance on all of my credit cards.

Member Payment Dependent Notes Series 419040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419040	$6,000	$6,000	12.53%	1.00%	June 29, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419040. Member loan 419040 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,175 / month
Current employer:	Fiserv Inc.	Debt-to-income ratio:	10.18%
Length of employment:	10 years 9 months	Location:	Scotland, CT

Home town:
Current & past employers:	Fiserv Inc.
Education:	Uconn, Eastern Connecticut State University

This borrower member posted the following loan description, which has not been verified:

My wife recently inheirited half of her mother's house which needs some work done on it to sell for its full potential. We paid for her funeral which drained our savings so we are looking to borrow some money to finish the house off. Even though the real estate market is bad, the house is in a highly desirable area and will be priced to sell quickly. We looked to borrow from my parents but my mother just found out that her brain tumor has grown so they are in need of all their funds. I want to borrow the money, fix the house, get it on the market and sell as quickly as possible and then pay this loan off. I have been a Real Estate appraiser for over 15 years and my wife is a Real Estate agent, so we know what it takes to make the property sell to maximize its potential.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,613.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 419076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419076	$6,250	$6,250	13.47%	1.00%	June 30, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419076. Member loan 419076 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,417 / month
Current employer:	Morehart Mortuary	Debt-to-income ratio:	23.54%
Length of employment:	6 years 1 month	Location:	BRECKENRIDGE, TX

Home town:
Current & past employers:	Morehart Mortuary
Education:	Howard Payne University, Amarillo College School of Mortuary Science

This borrower member posted the following loan description, which has not been verified:

I just graduated from Mortuary School. I am a funeral director and embalmer in the same establishment where I have worked for the past 6 years. I am looking to consolidate all of my debt that I have accumulated while I was in college. I want to consolidate at lower interest rates so that I may pay my debt off sooner and begin the road to home ownership eventually. You can ask me any question(s) you desire. Thanks.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	38
Revolving Credit Balance:	$11,387.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent/mortgage including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	I have no rent as I live rent-free in a apartment provided by my place of work. My two utilities each month include, water ($53.07) and electricity ($35.00 to $70.00). My car is provided by my employer. I generally spend and estimated $40.00 to $50.00 per month on gasoline. My only other monthly expenses include a life insurance premium at $48.00, food which averages between $75.00 and $100.00 per month, and a student loan payment that is $121.00. All other normal expenses such as health insurance, cell phone, additional gasoline, auto insurance and car maintenance are all covered by my employer. Thanks, KD I have no dependents.
How much are you spending monthly on the debts that you will be paying off with this loan? What are the interest rates on these debts? Thanks and good luck with your loan request	As of now, the current monthly payments total $339 with a 23% and two 21% interest rates. Thanks, KD
Can you explain where the debt came from please?	My debt came from tuition, books and other fees associated with final two years of college. Thanks, KD
Can you verify your income to LC please? This will help you get your funding faster.	Yes, I am in the process of doing that. Thank you, KD

Member Payment Dependent Notes Series 419236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419236	$7,000	$7,000	9.32%	1.00%	June 26, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419236. Member loan 419236 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Palm Springs Unified School District	Debt-to-income ratio:	20.06%
Length of employment:	5 years	Location:	Thousand Palms, CA

Home town:	Colorado Springs
Current & past employers:	Palm Springs Unified School District, Jeanine Pearson-Ames, Morongo Unified School District
Education:	Colorado State University at Pueblo (CSU), Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

I need a $7,000 loan for wedding expenses. I have great credit history. Looking for a good interest rate. My repayment history is good paying back more principal than requested, not just minimum. I work as a substitute teacher and also as a caretaker for a woman with disability in the evenings. I have never defaulted on any credit responsibilities and would appreciate your consideration for this loan. Thank You.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	33
Revolving Credit Balance:	$3,255.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the following: > Months Since Last Delinquency 33	I owned a home with my ex wife. Per the divorce settlement she remained in the home and was to pay the note. She was to sell the home or remove my name from financial obligation. Prior to doing so, she neglected to tell me she was late one month with the payment. When I found out, I paid the arrears and current payment to clear for sale. Home sold without further incident. Unfortunately this is the one and only blemish on my otherwise good credit standing.

Member Payment Dependent Notes Series 419446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419446	$13,750	$13,750	18.53%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419446. Member loan 419446 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SunTrust Banks	Debt-to-income ratio:	3.84%
Length of employment:	20 years 6 months	Location:	va beach, VA

Home town:	Virginia Beach
Current & past employers:	SunTrust Banks, SunTrust Banks
Education:

This borrower member posted the following loan description, which has not been verified:

Me and my husband have a very sizable real estate portfolio most lenders have minimum loan amounts well over what we need to fix up one of our low income rentals .Of the twenty six properties we have in our portfolio eighteen are free and clear and we could easily offer whatever collateral is needed. I have been in banking for twenty years and im currently branch manager at Suntrust bank in norfolk.My husband is a real estate investor and through his efforts we currently have a million dollar plus portfolio but through the acquistion process we didnt want to use our money for repairs also.

A credit bureau reported the following information about this borrower member on June 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	3
Revolving Credit Balance:	$12,679.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I would like to fund your loan so could you please explain your 2 recent delinquencies? Thanks	Hello and thanks for asking one of our tenants who is my aunt has never missed a payment in ten years. Proof furnished if needed. She was late once paying the rent due to illness in the family tried to to a check by phone but payment still processed late Thanks for the inquiry and happy lending
What are the delinquencies on your profile?	Hello mark and thanks for asking. The delinquency comes from a tenant ,my aunt, who has a stellar rental history with us the past ten years.We tried to do a check by phone so the payment wouldnt be late but no such luck we missed the deadline. It is our goal to hire a regional property management firm soon as we are dedicated to low income housing.And we cant do it all .Thanks for asking and happy lending
Can't you get a better rate at your (or some other) bank -- e.g., a line of credit on one of your "clear" properties?	Some times its necessary to move quickly with regards to real estate deals.We are looking at several portfolio lenders and the clear properties are houses and duplex apartments in detroit not every lenders favorite market.Some employers may look down upon an employee with a million dollar real estate cache trying to convert that into a line of credit. Someone out of the area may be better.Thanks for your concern happy lending
Does your gross income of 5,000 a month include the money from your rentals? For 26 properties, 18 free and clear, 5000 a month sounds a bit low. Also, I am a bit puzzled why with a million dollar property portfolio, you are asking for 13,750 at 18% plus. Can you clarify? Thanks.	The money is my suntrust income only.Im the credit facilitator for my husband, who finds investment property all over the country fixes them with his own crew and we keep most in our rental portfolio. This deal has 90000 in equity and sort of fell into his lap. Sometimes with deals such as this speed means more than the rate. We are considering a line of credit as good deals pop up all the time.This impressed him because it served a two fold purpose, providing low income housing and giving investors beat up by the stock market a little better return on their money. Thanks for helping the country tackle a huge need and at the same time proving to be a savvy investor. happy lending

Member Payment Dependent Notes Series 419504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419504	$5,600	$5,600	10.95%	1.00%	June 29, 2009	July 5, 2012	July 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419504. Member loan 419504 was requested on June 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Jones Brothers Grading	Debt-to-income ratio:	10.56%
Length of employment:	3 years 4 months	Location:	Piedmont, SC

Home town:	Greenville
Current & past employers:	Jones Brothers Grading, WLOS WMYA
Education:	University of South Carolina-Columbia (USC)

This borrower member posted the following loan description, which has not been verified:

Hello. I have been accepted into the school of my dreams, and I need some help paying for my education. This loan will greatly help me achieve my goals.

A credit bureau reported the following information about this borrower member on June 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	31
Revolving Credit Balance:	$716.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're asking us to lend you a good some of money. Please tell us more about what we're "buying." What school are you going to? What is the degree program? How did you choose this school? How will this program prepare you for a better income in the future? What is your current work and how will you continue to pay for living expenses while you go to school? What is your plan to juggle the responsibilities of school and work? Please tell us as much as you can to help your lending team become comfortable trusting you with this money. Thank you.	Hello. I will attend the Stella Adler Studio of Acting this fall in New York City. The program is highly selective and I'm so excited to be a student at one of the best acting schools in New York. Currently, I am co-owner of a demolition business. I will work the entire time I am in school to help pay my expenses, loans, etc. I would greatly appreciate your help. Thanks!

Member Payment Dependent Notes Series 419591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419591	$16,000	$16,000	13.47%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419591. Member loan 419591 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	ViTrax	Debt-to-income ratio:	12.00%
Length of employment:	13 years 6 months	Location:	Costa Mesa, CA

Home town:	Anaheim
Current & past employers:	ViTrax
Education:	Fullerton College, California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate due to severe interest rate hikes. I'm very good at making timely payments (with a recent exception) and would like to pay this off as soon as possible. I would appreciate a chance to consolidate my debt and pay it off. Thank you.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	66
Revolving Credit Balance:	$14,493.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at ViTrax?	The company specializes in radiolabeled custom synthesis. I personally manage the Tritium projects and being designated the assistant RSO I develop and implement SOP's, keep strict record keeping in regard to waste, shipping, receiving and ensure the company is aware of DOT and CFR guidelines and updates.

Member Payment Dependent Notes Series 419617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419617	$1,600	$1,600	11.89%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419617. Member loan 419617 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	U.S. Bancorp	Debt-to-income ratio:	18.13%
Length of employment:	2 years 6 months	Location:	Jennings, MO

Home town:	St.Louis
Current & past employers:	U.S. Bancorp, Roadway Express, Kraft Foods Inc., U.S. Army
Education:	Missouri State University, Webster University

This borrower member posted the following loan description, which has not been verified:

To consolidate debt and pay bills

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	6
Revolving Credit Balance:	$25,886.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, you show revolving credit at $25K + yet you are only asking for $1600. Can you explain why you are not asking for more? You also show a delinquency in the last 6 mos. Can you provide more details.	The one delinquency was for paying a bill late. I did not ask for more because I dont want to create more debt than i have now, and have a plan to pay off my debt. Thank you.

Member Payment Dependent Notes Series 419816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419816	$19,400	$19,400	11.89%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419816. Member loan 419816 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	WellPoint Inc	Debt-to-income ratio:	15.44%
Length of employment:	8 months	Location:	RIO RANCHO, NM

Home town:	Toledo
Current & past employers:	WellPoint Inc, National Committee for Quality Assurance, Cleveland Clinic, Arthritis Foundation
Education:	Bowling Green State University-Main Campus, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I wish I had made wiser spending decisions in the past and now find myself with a great income, but unable to truly get ahead due to the amount of debt I have. If funded, this loan will pay off my 2 credit cards that carry balances and allow me to divert funds to pay this loan at a much lower interest rate. I can then focus on ensuring I no longer use credit, but focus on using cash and saving for my future. In viewing my credit report and score, you'll see that I've consistently made payments over time and have even sucessfully recently paid off my auto loan - now I need to focus on the credit card debt and will do so with your assistance. I'm embarrased to admit that with both an undergraduate degree in business and a master's degree, I've never paid attention to finances - with what is going on in the nation, I find it essential to do so and with the knowlege I'm gaining am sure I won't continue my spending habits, nor continue to increase my debt. Please consider my loan application with the knowledge that I will pay in full and on time until the loan has been repaid. Thank you for your consideration. Sarah L. Sampsel

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,595.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is over $61,000 and your description states that you are borrowing $19,400 to pay off two cards. The credit history shows seven other lines of credit open. What are they and how is the other $42,000 of credit distributed between them. What are the interest rates you are paying on the other credit lines? Do you intend to close any of the credit lines?	Approximately $37,000 of the remaining balance is a combination of my consolidating my graduate school loans and adding a patio cover to my home. The interest rate on that loan is 17% and I have a monthly payment of $724. I realize this may n ot have been the smartest decision I made regarding my educational balances, however, it is much easier for me to have one payment and a goal - vs. the multiple payments I was formerly dealing with to repay the debt from graduate school. The remaining $5,000 is comprised of 3 - no interest, no payment lines of credit. Each will be paid prior to incurring interest. As I was contemplating requesting this loan, I took all o fthe above into consideration to develop a budget and feel confident that with this additional consolidation, I will be able to pay each balance off, live within my means, and no longer rely on credit. Thank you for your consideration.
Hi, A request and a few questions: (1) Please explain in detail how will your monthly cash flow will cover this loan???s monthly payment. (2) Do you have a written & active monthly expense & savings cash flow plan (budget)? (3) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (4) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Hi. I'll answer #2 first - yes, I have a written and active monthly budget that I actually forecast 6 weeks in advance (to plan for things that don't necessarily happen every month but every 6-8 weeks) -it not only includes my guaranteed monthly expenses (groceries, pet care/food, gas, utilities, mortgage, etc), and also plans for incidentals (going to dinner, gifts, etc), and savings deposits. So, for #1, because I have this planned out, I know that even after the monthly payment for this loan, I have an extra $1100 per month to continue to contribute to savings and ensure any emergencies are covered. 3/4 Yes, because I have money diverted from each pay into a savings account, and have done so for years I have an emergency fund which is continuously refunded. I appreciate these tough questions and can assure you, I have thought long and hard about how to get out of debt and feel this is the best mechanism to do so. If I need to cut back in other areas in order to continue my quest to become financially secure, I will do so. Thank you for your consideration and if you need further clarification, please let me know.

Member Payment Dependent Notes Series 419827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419827	$12,000	$12,000	18.84%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419827. Member loan 419827 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Visual Statements Photography	Debt-to-income ratio:	12.60%
Length of employment:	8 years 5 months	Location:	Mableton, GA

Home town:	Brunswick
Current & past employers:	Visual Statements Photography
Education:	Bauder College

This borrower member posted the following loan description, which has not been verified:

Hello my name is Markesia Thomas-Akinbami. I own a photography/videography company that is based in Atlanta(www.vsphotography.com). My company has been around for 8 years. We service middle to highend clients with our services. Our client list include entertainers, NFL players, NBA players and many major corporate companies. My formal education is in fashion merchandising. I am starting a new company called IAAVS. I am willing to disclose the business plan after confidentiality agreements have been signed. This company will sell custom designed t-shirts with a focus on philanthropy and self-empowerment for women. We will provide donations to the charity that we are sponsoring from the sale of every t-shirt. We will provide motivational seminars to high schools, womens shelters and other organizations that focus on helping women. The funds requested will provide working capital, marketing and the product to sell online. To minimize costs, this product will only be available online. The reason why I chose this opportunity is because 1.4 billion t-shirts are sold every year. It is a 20 billion dollar industry. The costs to produce the product is low. We already have a great community based following. By using social media, our current online following and our current client base we will be successful. For those who are interested in receiving my business plan, please contact me at 770-732-0101 or email me at markesia@vsphotography.com. Thank you for your time and consideration!

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,957.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am very intereste din funding your loan. Can you please provide some additional info regarding how much your monthly mortgage payments are, as well as any other monthly [ayments you have (car loan, student loan, etc...) Thank you!	My mortgage is $2800. I own my vehicle. My student loans are only $113 a month and I only owe like $4000. Please let me know if you have any additional questions. Thanks for your support!
I have decided to invest in your loan. Please be sure to make good on your loan weather or not your business works out. We are a small community here pulling our funds together to give you the opertunity for sucess. Best luck to you in your ventures.	I appreciate your well wishes and support. I am intersted in becoming an investor myself. This is a great program.
Thanks for your reply. Could you provide some information on your nearly $12,000 of revolving balance? I assume most of this is credit card debt. If the funds you are requesting are going to your business (which sounds very interesting), how are you tackling the debt? Could ou please list how this debt is broken down (by credit card(s), medical bills, etc...)? Please also indicate the interest rate on these and minimum monthly payments amounts. That would be very helpful. Good Luck!!	Good morning, I have listed the information below. Please note that the creditor is listed first, then the balance, interest and minimum payment. If you have any additional questions, please let me know. Wells Fargo CC $915.14 17.5% $50 Wells Fargo COD $2,000 17.9% $60 Well Fargo (Furniture) $4376 21.9% $200 Orchard Bank $150 14.9% $15 Capitol One Rewards $395 13% $20 Capitol One Business $20 0% $15 Capitol One $900 9.9% $35 Student Loan $5100 3.2% $113

Member Payment Dependent Notes Series 419917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419917	$13,750	$13,750	14.11%	1.00%	June 30, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419917. Member loan 419917 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,750 / month
Current employer:	The Hartford	Debt-to-income ratio:	13.97%
Length of employment:	6 years 6 months	Location:	MESA, AZ

Home town:	Mesa
Current & past employers:	The Hartford
Education:

This borrower member posted the following loan description, which has not been verified:

Just trying to get out the debt. Minimum payments of $600 a month aren't getting the balances anywhere.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,219.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe what you do at your employer? Also how did you get your credit card debt? Are you likely to get in more credit card debt? Thanks.	Yes, I manage a sales desk for a 401(k) provider. Credit card debt was from multiple sources: medical bills, tuition, new roof, had to fix car. I am not, repeat not going to get into more debt. I have cut up all the cards and want to be debt free in 3 yrs, thus the loan request. If I get the money before hand (sales increase at my firm) I will pay the loan off sooner. Does this help? Let me know if you need more information.

Member Payment Dependent Notes Series 419949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419949	$10,700	$10,700	9.63%	1.00%	July 1, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419949. Member loan 419949 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Cardiovascular Research Foundation, Columbia University	Debt-to-income ratio:	10.86%
Length of employment:	2 years 1 month	Location:	Pompton Lakes, NJ

Home town:	New Delhi
Current & past employers:	Cardiovascular Research Foundation, Columbia University, Fifth Third Bancorp
Education:	Stevens Institute of Technology, New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

This loan is to cover the education cost of semester of Aug'09 to Dec '09. The GRE scores for the application were received after the deadline. After talking to associate dean, I will be allowed to enter the degree program in January with all credit counted towards degree program. Unfortunately I will be listed as non - matriculant student for the fall semester and will not be eligible for any FAFSA or any installment plans offered by University. This will overall equate to one pricey semester requiring private loans. The break down of the cost are given below: 15 credits x $700 ~ $10500 The degree program will be MS in Biomedical Science with concentration is pharmacology at UMDNJ. Please note I do not have any delinquent account of amount "$0.00" I have already disputed this with transunion. Please feel free to ask any other questions

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,772.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested in funding you. Will you keep your job after you start this program? Could you please get your income verified with LC? could you please explain your delinquency 23 months ago? thx n good luck	Yes I will be keeping this job as all five classes are in evening . Yes I will be able to verify my income with LC . I never have been delinquent on any account. For some odd reason the transunion is reporting a delinquent account with capital one but I never had any such account with bank in question. I have already disputed this information and have been told to wait 45 days for investigation. My score for equifax is 801 as no such account problem exists.

Member Payment Dependent Notes Series 420049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420049	$20,000	$20,000	11.58%	1.00%	June 29, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420049. Member loan 420049 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Law Firm with offices NY, LA, DC and overseas	Debt-to-income ratio:	6.93%
Length of employment:	12 years	Location:	Pacific Palisades, CA

Home town:
Current & past employers:	Law Firm with offices NY, LA, DC and overseas, U.S. Navy
Education:	UNM, George Washington University Law School

This borrower member posted the following loan description, which has not been verified:

I have been on the waiting list for a Smart car for almost a year. Finally, it is being shipped and they tell me it will be at the dealer in a couple of weeks. My wife and I are also institutional lenders on Lending Club and although we can pay cash for the Smart, I really like the way that Lending Club links individual investors and borrowers together, and I want to participate on the borrower side as well. I will answer any questions you might have, and I hope that investors feel I am a good risk.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	53
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I had a few questions. 1. Can you verify your income? 2. What are your current monthly expenses by category? Including any debt payments do you have? 3. From what I can see, you don't have any revolving debt? 4. I understand you want to participate on the borrower side, but your paying 11.58% interest? Do you not want to lose all the cash, and so this is a better financing option? 5. You have a delinquency on your record 53 months ago, could you explain that?	I can verify my income, but I am not quite certain how to go about doing that. I will contact lending club to get the process started. We have a mtg on our house that is about $7000 per month. We have two car payments that total about $1000 per month. I have a small balance remaining on a student loan that I hope to have zerod out in 5 months. Otherwise, no revolving debt. I have enough cash to pay for the car and still lend, but I like the idea of going through the borrower process, so we understand what other borrowers must do. To be honest, I have no idea what the delinquency is from 53 months ago, and will have to investigate. Thanks for asking and if I can figure out what it was, I will send an update.
Hi, I am interested in funding your loan, but I have a few questions: 1. You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) 2. Can you please explain the delinquency (53 months ago) listed on your Lending Club loan request? Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	Thanks for asking. I tried to answer similar questions for another lender. 1)Yes, I will try to verify. 2)Do idea, will have to investigate.
Greetings - I have a couple of questions. Why don't you have any credit card (revolving credit) activity? What is an institutional lender at LC, and could you explain your delinquency from a little over 4 years ago? Regards; Art	Some time ago, we decided to zero it all out. We have a mtg on our house and loans on our 2 cars, but otherwise try to pay everything off each month. No idea on the delinquency and will try to find out.
Can you verify your income? Thanks.	Thanks for asking. Yes, will try to get it started.
Hello Tpantz! Quick question.. do you plan on paying this loan off prematurely (read less than a year) or to make payments for at least a year or more?	Thanks for asking. Yes, I do plan to make payments for at least a year.
Any results on finding out what the delinquency was? Thanks	We pulled our credit report and it appears to have been related to an instance where a group of our payments got lost in the mail, and were never received. We had one month where something very strange happened and our mtg, home-owners assoc payment, american express and one or two other bills simply never got to where we sent them. Never returned either. That 2005 30 day late was the only delinquency we see on our entire credit history and that mtg was paid off in january 2008, when we sold the apt.

Member Payment Dependent Notes Series 420050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420050	$9,600	$9,600	19.16%	1.00%	June 30, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420050. Member loan 420050 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	St. John of the Cross	Debt-to-income ratio:	5.93%
Length of employment:	8 years	Location:	Lemon Grove, CA

Home town:	San Diego
Current & past employers:	St. John of the Cross, Cox Communications
Education:	Grossmont College, US Career Institute

This borrower member posted the following loan description, which has not been verified:

I will use this loan to assist me in opening my Massage Therapy business. I have been working part time in an existing Massage Therapy business and have witnessed business operations and high profits. A small space will cost $300-$500 a month. It is common for me to make this amount in two days working part time. I will also hire another massage therapist as an independent contractor. I am educated in Massage Therapy and see this opportunity as a good future.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,670.00	Public Records On File:	1
Revolving Line Utilization:	81.60%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide some information on the one public record. Thank you and best wishes for your business.	I was married at the time with young children and my husband was going through a challenging time while providing for his family.
There's a current $11,670.00 debt, how much of this is paid each month?	I pay $385. a month.
what do you do for Cox Comm and for St John of the cross? do you have a business plan and in what city are you interested in opening your business? Have you submitted your W-2 or tax return to Lending Club to verify your income?	I work for a school. I have a plan. Where can I email it to? I will open my business in metro San Diego. I will send income verification to Lending Club shortly. Thank you.
What do you do at St. John of the Cross? Will you be keeping that job, at least for a few months after starting the massage therapy business?	I teach. I will keep my job for a few months. I projected Massage Therapy income according to working a part time schedule.
Can you provide more details on your business plan? location? expected revenue? cost? marketing plans? etc?	The location will be in San Diiego. I will advertise through local online sources. Where can I email more information?
Specifically what are your plans for the loan proceeds?	The loan proceeds will be used for licensing, equipment, supplies, advertising, continued education and operating expenses. You can email me at marcivbs@gmail.com. Also, I want to thank all the investors who invested in me. I also invested in someone and their co. voxox @ voxox.com, the winner of the "stevie" at the 2009 American Business Awards June 22nd, who created the 1st & only service that unifies today's key communication channels & are on their way up!

Member Payment Dependent Notes Series 420104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420104	$2,400	$2,400	11.58%	1.00%	July 1, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420104. Member loan 420104 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Publix Super Markets	Debt-to-income ratio:	15.05%
Length of employment:	1 year 6 months	Location:	Naples, FL

Home town:	Fayetteville
Current & past employers:	Publix Super Markets
Education:	St. Petersburg College

This borrower member posted the following loan description, which has not been verified:

I will use this money to finance my education at St. Petersburg College, where I am finishing my AA degree. I have a steady job that I've held for almost 2 years, at a grocery store, which makes me a lot more "recesssion resistant" (everybody's got to eat!).

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	16
Revolving Credit Balance:	$731.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. You are asking for a very reasonable amount for a good purpose. Could you just explain the delinquency on your record?	I don't have a copy of my credit report in front of me, but I believe you are referring to an account that I opened with Zales (I don't know offhand the bank that the account was with) for approximately $250. I had bought a pair of diamond earrings a couple of years ago for my wife, and thought that the purchase was interest free for 1 year. However, I apparently did not buy big enough earrings for her, and did not meet the minimum purchase requirements for that plan. The plan that I did qualify for was a 90-day interest free plan. I did not realize my mistake for a few months, but when I did, payed the account in full. Feel free to ask me any additional questions.

Member Payment Dependent Notes Series 420336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420336	$1,000	$1,000	14.11%	1.00%	June 30, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420336. Member loan 420336 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,812 / month
Current employer:	J&S Masonry	Debt-to-income ratio:	3.63%
Length of employment:	20 years 4 months	Location:	tacoma, WA

Home town:	Sacramento
Current & past employers:	J&S Masonry
Education:

This borrower member posted the following loan description, which has not been verified:

I am seeking a lower interest loan to pay down some higher rate debt I've incurred over the last couple of years. In my quest to achieve financial freedom within the next two years I've come up with a solid budget to live by. Sick and tired of the roller coaster that I've bought into and would like help to start the process of prosperous living without the false security credit cards have provided. With $1000.00 I can pay off a couple of my smaller high interest credit cards and apply the minimum amount, once used to pay those two, plus the minimum I would usually apply towards the higher balance cards. Thus creating the snowball effect. I'm figuring that within eighteen months I will have freed up over 880.00 a month that can then be put into a high yield money market account and making money..becoming an assett instead of liability. I am a thirty nine year old man that has worked with Local Union number 1 here in Seattle for over 20 years. There have been short periods of unemployment due to weather (it is Seattle), and temporary breaks in construction scheduling. Over the last 20 years I have never been out of work for more than a month, even during those times I was motivated to find side jobs to make ends meet and pay what was due. Thank you for considering my request to help start my journey to financial freedom..

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,795.00	Public Records On File:	1
Revolving Line Utilization:	95.10%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 420406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420406	$10,000	$10,000	11.58%	1.00%	June 30, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420406. Member loan 420406 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	academy mailboxes inc.	Debt-to-income ratio:	21.87%
Length of employment:	5 years	Location:	BRONX, NY

Home town:	Bronx
Current & past employers:	academy mailboxes inc.
Education:

This borrower member posted the following loan description, which has not been verified:

looking to get out of my debt by consolidating it to one low monthly payment.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,131.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	yes i have all that.
Could you be more specific in your answers to debtbuster1's questions?	I am in the process of providing all the information to lending club to verified my income. i am going to have them take out the money straight out my account each month. i also am going to send double the payments each time i have extra cash for that month. i currently have 1250 dollars in my savings account witch i put in 50 dollars a week in case of emergency.also when i receive my income taxes i am going to send a chunk of it back to pay off the loan . i know i can pay off this loan before the three years my credit speaks for itself i am very good a responsible person with paying company's or people back .thank you

Member Payment Dependent Notes Series 420457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420457	$5,000	$5,000	19.16%	1.00%	June 30, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420457. Member loan 420457 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Simple Home Buyer, Inc	Debt-to-income ratio:	22.59%
Length of employment:	3 years	Location:	Rocky Face, GA

Home town:	Dalton
Current & past employers:	Simple Home Buyer, Inc, Simple Homes LLC, Simple Management Services LLC
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Loan Request: I am a full time real estate investor. With the drought in financing to acquire homes I have lately been buying mobile homes located in mobile home parks with cash and renting them out. I buy the mobiles with my cash and rehab them. Once the home is completed and filled with a tenant or tenant/buyer I obtain a private lending loan to recover my cost and to move on to the next project. This loan would cover my acquisition and rehab cost for the property. The tenant pays a weekly rent of $120 a week. The lot rent is $170 a month. This property cash flows approximately $350 a month averaged out over the course of a year leaving plenty of room for a loan of $5000. My Experience: I have acquired over 50 properties in the past 3 years and run a property management company that manages over 150 units in the Northwest Georgia area. I have raised over $500,000 in private money for acquiring single family homes over the past 3 years and continue to do so. I can provide documentation of security deeds for mortgages from my private lenders and the cancellations showing that the loans were paid off. I have two full time contractors that work for me and rehab the properties that we acquire and we quickly fill most all of our units. My private money website for the single family homes is located at http://www.privatedollar.com. My management company's website is located at http://www.picksimple.com. Please note that my credit rating may seem risky however in general my score is most affected by my debt to income. I have several mortgages on my report in addition the income on my tax returns being lower due to the number of deductions I take from my business so please keep that in mind. There are no late payments and I can provide references of private lenders who my local area who will verify my timely payments and also references of lenders who have loaned me money before and that I have paid off. Thank you and I look forward to working with you. Sincerely, Michael Shane Wilson

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	47
Revolving Credit Balance:	$22,312.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420464	$5,000	$5,000	9.63%	1.00%	June 29, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420464. Member loan 420464 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,392 / month
Current employer:	GBA	Debt-to-income ratio:	21.81%
Length of employment:	2 years 1 month	Location:	spring hill, KS

Home town:	Aurora
Current & past employers:	GBA, University of Missouri - Columbia
Education:	University of Missouri-Columbia, University of Missouri-Rolla

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan for the purpose of financing a vehicle due to the birth of a child. Due to the low cost of the vehicle and private seller an auto loan is not the best option. My wife and I both have great credit and repayment history and most importantly secure employment. Thank you.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,369.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 420490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420490	$3,000	$3,000	12.21%	1.00%	June 30, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420490. Member loan 420490 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Curtis-Rosenthal, Inc.	Debt-to-income ratio:	10.29%
Length of employment:	17 years	Location:	Redondo Beach, CA

Home town:	Arcadia
Current & past employers:	Curtis-Rosenthal, Inc., Dockins Company (Appraisal Firm - Redondo Beach)
Education:	Loyola Marymount University

This borrower member posted the following loan description, which has not been verified:

I recently moved into a new rental unit at the beginning of June. I had been living for the past 2+ years with a roommate and I had paid the full security deposit of $3,000. With the OK of my landlord, I vacated and my roommate decided to remain at the house on a month-to-month basis. My name has been taken off of the lease. The landlord has retained the security deposit since one roommate remained and advise me to settle the security deposit issue with the remaining roommate. My former-roommate promised to fully reimburse me for the security deposit by mid-June but has failed to do so. Now my former roommate has advised me that she will be giving notice to vacate by the end of July and will tell the landlord that the security deposit should be returned to me. In the mean time, I have paid to get into my new place and had been expecting to have the use of my security deposit funds. My loan request is to cover this money that I previously though I would have the use of but now will likely have to wait until mid-August to actually recieve. I have been employed at my present job for the past 17-years and have a solid repayment record with my accounts. Tom Curtis

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,324.00	Public Records On File:	1
Revolving Line Utilization:	79.00%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I was just wondering if you earn $10k a month, why would you need a loan?	I just moved into a new place recently and paid my first month's rent and security deposit. I though I would have the benefit of the return of my security deposit from my roommate on a timely basis but now will have to wait. Currently, I am just a little bit short of cash and thus applied for this loan Tom.

Member Payment Dependent Notes Series 420550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420550	$10,000	$10,000	9.63%	1.00%	June 29, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420550. Member loan 420550 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,600 / month
Current employer:	St. Thomas More Parish School	Debt-to-income ratio:	8.94%
Length of employment:	9 years 7 months	Location:	Centennial, CO

Home town:	Overlan Park
Current & past employers:	St. Thomas More Parish School
Education:	Metro State College

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to fund a new roof as well as make some other necessary improvements to my home and its rental basement apartment. I own this home outright, have excellent credit and very little debt.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,716.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420612	$10,000	$10,000	9.32%	1.00%	June 29, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420612. Member loan 420612 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Strawberry Limo	Debt-to-income ratio:	9.26%
Length of employment:	4 years	Location:	SAN RAFAEL, CA

Home town:
Current & past employers:	Strawberry Limo
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I???m moving to a new condo and will need some new furniture so thought it would be a good idea to get a loan to furnish it instead of charging the purchases on my credit card. I???ve been working for the same company for almost four years, currently the only debt I have is a $260/mo auto loan.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,391.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current position at Strawberry Limo, and how is the company doing?	Im a limousine driver. The business was down during the first few months of the year as every other business but it is getting back to normal.

Member Payment Dependent Notes Series 420667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420667	$8,000	$8,000	12.21%	1.00%	June 30, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420667. Member loan 420667 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Richard Goettle, Inc.	Debt-to-income ratio:	0.07%
Length of employment:	11 months	Location:	Cincinnati, OH

Home town:	Cincinnati
Current & past employers:	Richard Goettle, Inc., Atos Origin - 9 years
Education:	Bachelors of Science, Miami University

This borrower member posted the following loan description, which has not been verified:

This note will partially fund the purchase of an ELSA Airplane. This is my dream airplane, low and slow! This note will fund 8,000 of the 14,000 purchase price. The remainder will be funded by cash and personal home equity line of credit. I have been a licensed private pilot for 9 years. I am a very conservative financial planner. I have a considerable IRA balance, no car payment, and no debts other than my mortgage. I could fully fund this purchase with cash and my home equity line of credit, but I prefer to keep that open for emergencies and to fund home remodeling projects. My FICO score would be even higher except for a collection I just became aware of that was posted by Time Warner. Time Warner canceled my automatic payment due to some upgrade to their billing system. I do not regularly read their statements and did not become aware of the issue until 3 months later. Once notified, I immediately paid the entire passed due balance and re-instituted automatic payments. I am still a Time Warner customer. I was not aware this had be posted to my credit report until today. It is my intention to dispute this collection, but I'm assuming this process will take some time to complete. I would like to complete the purchase of this airplane soon.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have some questions. What is the primary reason for the Airplane Purchase? Can you give a brief description of the type of work you perform at Richard Goettle, Inc.? How much is your monthly mortgage payment? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how. ) How many months of total living expenses will your emergency fund cover?	The airplane purchase is a fun toy that I've wanted for a while. I'm getting a good deal due to the buyer's financial position and I don't want to miss the opportunity. I have been researching this purchase for 18 months. I am in charge of IT (computers). Previously, I was an IT consultant. I wear all the technical hats from keeping the servers running to redesigning our processes. Yes, I intend to verify my bank account as soon as the transaction posts to my account. My emergency fund will cover living expenses for 6 months before I have to dip into my Roth account. I'm not willing to publicly post my mortgage payment, but I have a 30 year fixed with a good interest rate.
Your credit looks good and your well written description is commendable. My only questions are for personal interest. What type of ELSA? Fixed wing, PPC, or other? Do you have a place lined up for storage?	It's a dope & fabric covered fixed wing, think piper cub. Yes, I will hanger it indoors. I intend to hanger it at the airport down the street from my office. I will either rent my own or split a hangar with one of my buddies.
WHY WOULD YOU REFUSE TO TELL A LENDER YOUR MORTGAGE PAYMENT ?	Privacy reasons. It's in the range of $1000 to $1300 per month including taxes and home insurance.

Member Payment Dependent Notes Series 420739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420739	$12,000	$12,000	9.32%	1.00%	June 30, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420739. Member loan 420739 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Language Door	Debt-to-income ratio:	13.88%
Length of employment:	1 year	Location:	Encino, CA

Home town:	Boston
Current & past employers:	Language Door, Julian Construction, Inc.
Education:	2 Year Meisner Conservatory Program, Santa Monica CA

This borrower member posted the following loan description, which has not been verified:

Hello! I am a responsible female adult that recently got accepted into Angel Academy of Art in Florence, Italy as a full-time student. This is a really big dream for me and I'm so excited that I am getting this opportunity! I do have funds in my savings account that could cover expenses but I prefer to get a loan to cover my tuition and pay for partial living costs. I would love your assistance to help me ease the financial burden of paying everything all at once and depleting my savings account. I have an excellent credit rating and I am responsible with all my bills and would never jeopardize my high credit score. Thank you so much for your consideration and thank you for helping me realize my dream! Ciao ciao! A

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,505.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There is a comment on the internet from some one who paid this school, was then denied a visa, then denied a refund by the school. Did not sound like a the school played fair. Have you seen this posting and what is your response. Take your time if you need to research.	Actually, I did see that posting when I was doing tons of research. Honestly, I feel there was some kind of responsibility factor missing from the student's end. And I've been in great communication with the school director so I feel really good. I've already been to the Italian consulate to get all the info I need for the visa -- and I brought most of my paperwork in order to have it looked over. So no worries about either of those two issues. Thank you for bringing it to my attention - I appreciate it!
How will you pay for this loan while going to school abroad?	(Please see previous question/answer listed.) And to note that I will have no other debt other than this loan payment which is completely manageable. I've already done a budget for myself and know exactly how much I will need to go to school and live. I'm SUPER organized ; )
How do you plan to repay this loan during school as lending club loans are not deferred while your in school? Your looking around $383 USD a month for 3 years. Have you looked into student loans or private student loans which will offer deferment?	(Please see previous question/answer listed.)
May I ask what kind of plans you have, in terms of a job, in paying off the loan? Will you be working in Italy as well as getting your education?	Yes, I am a certified ESL teacher and already have a job lined up -- Yay! So I'll be able to work part-time during school as well as full-time between trimesters. I'm very excited that I've already worked that out.

Member Payment Dependent Notes Series 420832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420832	$12,000	$12,000	9.63%	1.00%	June 29, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420832. Member loan 420832 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,542 / month
Current employer:	Mid-Atlantic Health Care, LLC	Debt-to-income ratio:	7.46%
Length of employment:	2 years 6 months	Location:	Baltimore, MD

Home town:	Freehold
Current & past employers:	Mid-Atlantic Health Care, LLC, Sylvan Learning Center
Education:	The Community College of Baltimore County, Oglethorpe University, Saint Joseph's University

This borrower member posted the following loan description, which has not been verified:

Funds are needed to remodel garden bathroom in master bedroom.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,674.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much equity do you have in your house? Thanks.	I have about little over 3k. Unfortunately our house is under water. If this was not the case we would be financing through our equity.
Thanks for your reply? How long to do you have left on the mortgage? Thanks.	I am sorry but what does this have to do renovating my bathroom?
Fair question. 12k is a sizeable loan, but this will add value to your house. I'm pretty comfortable with this loan, but would be more comfortable if you have skin in your house. While I understand the loan is not actually secured by your house, its sort of the way I'm looking at it (as people often dip into home equity for renovations). Your obviously a very good borrower, but for one of the lower rates on LC, I like it to be very safe.	I see where you are coming from. I have 37 more years on my mortgage. As I mentioned before we are underwater. I appreciate that you notice my credit rating.If this helps you we plan to pay off the loan quicker than three years. My wife and I have very secure jobs and our salaries combined is six digits. I am an accountant going for my CPA and my wife is school teacher for over 10 years just completed her national board and waiting for test results. Unfortunately we cannot dip into our home as our primary asset. I hope this helps!
Thanks. Happy to invest... My fiance is studying for part I of the CPA test now... Looks grueling. Good luck.	Thank you for your confidence. You will not be disappointed. I take Part I next year.

Member Payment Dependent Notes Series 420890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420890	$7,400	$7,400	16.32%	1.00%	June 30, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420890. Member loan 420890 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	New York Life Insurance	Debt-to-income ratio:	3.85%
Length of employment:	9 months	Location:	Kent, WA

Home town:
Current & past employers:	New York Life Insurance, Wells Fargo Bank N.A., BMC Group
Education:	NYLIC U - New York Life Insurance Company University

This borrower member posted the following loan description, which has not been verified:

I own my own business and currently have my business expenses going on credit cards which I would like to get away from because interest rates are high and when I have a slower month and the card reaches higher then 50% it dings my credit. I always pay my bills on time and more then the minimum required. For example if the minimum is $25 I will pay $100-$150 or more. I am newer to credit then most and new to owning my own business but I am very consistant in payment amounts and again am always on time. I also have always been very aware of my limits and have only gone over in two or three occasions due to family emergancies and business emergancies happening at once. Consolidation would allow me to focus more on saving and building a bigger cushion in savings and be able to pay off the debt faster. I am consolidation the following: (Note: I do not know the current interest rates exactly I just know they are higher then 7%) 1- Discover HSBC card: owe: 200.00 note: I want to pay off and close - no one takes discover and when I can use it, it becomes to easy to get close to limit. 2- Nordstrom Card Owe: $882.55 + another $550 for repairs to work shoes notes: This balance consists of clothes bought for work so I could conduct professional meetings in suites. 3- Wells Fargo owe: 3507.93 Notes: Main Card for business expenses and equipment purchases. They recently raised interest on everyone who had cards and I would like to bring this card to a zero balance and have as a gas card and an emergancy back up. Total to consolidate: $5140.48 The other $4859.52 i would like to use as a pure cushion for emergancies that could come up in the business and personal. But not to be used other wise.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,375.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420941	$8,000	$8,000	11.58%	1.00%	June 30, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420941. Member loan 420941 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Citigroup Inc.	Debt-to-income ratio:	18.25%
Length of employment:	9 years 9 months	Location:	Carrollton, TX

Home town:	Laramie
Current & past employers:	Citigroup Inc., Information Recources Inc, Foote Cone and Belding
Education:	Portland Community College

This borrower member posted the following loan description, which has not been verified:

This loan is to accommodate some wedding expenses for our August wedding. We'll utilize the loan to pay for the reception facility and catering. I have a perfect payment record and great credit history and intend on keeping it that way! ... but I do have a medium to high debt to income ratio, which in the past was never the case, but with the new credit limitations imposed by banks now puts me in that category. I earn a good salary and I've just rented out a house, so have additional monthly income coming in. I'd prefer to pay back the loan quickly. Thanks for your consideration!

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,261.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 421049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421049	$4,000	$4,000	9.32%	1.00%	June 30, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421049. Member loan 421049 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Wachovia.Bank	Debt-to-income ratio:	12.99%
Length of employment:	5 years	Location:	ALABASTER, AL

Home town:	Clay
Current & past employers:	Wachovia.Bank, AmSouth Bancorp., SunTrust Banks
Education:	Jefferson State Community College

This borrower member posted the following loan description, which has not been verified:

I am going to be using this loan to get rid of some credit card debt and lower my current car payment. I have great credit and have always paid back any loans.

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,727.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan on paying this loan back over the three year period, or will you pay it off earlier?	Currently, I am planning on paying it off in three years.I would like to pay it off earlier, but that just depends on my income.

Member Payment Dependent Notes Series 421063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421063	$2,500	$2,500	18.21%	1.00%	June 30, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421063. Member loan 421063 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Citi Private Bank	Debt-to-income ratio:	12.07%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	New york
Current & past employers:	Citi Private Bank
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

I have started up a new whole selling company with two other partners. We are still maintaining our fulltime jobs and will be able to repay the loan regardless from our current employment. We have already established contacts in the states and overseas for high quality merchandise. This loan would be to purchase initial sample supplies as well as other costs associated with a new business, specifically website and inventory. Our salaries are strong, our jobs secure, but start up capital has been difficult because of cost of living, recession etc. The market is becoming strong and demand is out there. If approved there is a strong chance this loan will be repaid much faster with either profits from the company or our own salaries/bonus (bonus occurs at the beginning of a new year). Thank you

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,336.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a revolving debt of around 20K... Will you manage paying that down while taking on a new 90/mo loan from lending club?	Yes, one is a company card at a low rate of about 4k, one is actually closed @ 4% interest rate at about 4k as well. The rest of my debt, i've been lucky and have made deals over the past few years to keep my rates down. So in essence nearly half my debt is @ 4% or lower, and the rest is between roughly 10%-15%, but more than manageable.

Member Payment Dependent Notes Series 421115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421115	$10,000	$10,000	14.42%	1.00%	June 30, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421115. Member loan 421115 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Freeman, D'Aiuto, Pierce, Gurev	Debt-to-income ratio:	8.00%
Length of employment:	7 years 6 months	Location:	Lathrop, CA

Home town:	Walnut Creek
Current & past employers:	Freeman, D'Aiuto, Pierce, Gurev, Law Offices of Lucius A. Cooper
Education:

This borrower member posted the following loan description, which has not been verified:

Last summer I took out a loan for $7,200 and this year I increased that loan up to $10,000; then I just took out an additional loan of $2,600, for a total of $12,600. Unfortunately the interest rate is on these loans is ridiculous. The last loans I took out were to pay off some medical expenses due to my son's unexpected appendectomy and a ridiculously high deductible and to help my daughter pay down a student loan and help with some wedding expenses for her wedding next weekend. I have now raised my med premium so we do not experience the same dilemna relating to unforseen medical expenses and am on a reasonable budget. I do have credit card debt but I haven't missed a payment and at times, paid the monthly balance. I am seeking $15,000 to pay off these two loans and pay off the $15,000 in 3 years. I own my own home which my husband and I purchased this last January, I paid off my vehicle in April of this year and am on my way to making better decisions. I am hoping that someone would be willing to loan me the money so I can continue on this freeing journey. Thank you.

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,547.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 421134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421134	$2,000	$2,000	11.89%	1.00%	June 30, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421134. Member loan 421134 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Franchise Tax Board	Debt-to-income ratio:	5.70%
Length of employment:	2 years 5 months	Location:	Sacramento, CA

Home town:	Los Angeles
Current & past employers:	Franchise Tax Board, Ogilvy Public Relations World Wide, Sears and Roebuck
Education:	Cosumnes River College, California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

I am trying to desperately get my car fixed. It needs about $2000.00 worth of repairs. I have a 1990 Lexus LS 400. I am a student at California State University Sacramento. Please help as best you can. Thank you.

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	41
Revolving Credit Balance:	$1,616.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With an income of about 1,000/mo will you be able to meet your current financial obligations as well as take on a new 2,000K loan from here? Could you please tell us about your 41 month old delinquency? Thanks and good luck!	Yes. I will definitely be able to make payments on this current loan, and make them on time, while making sure I make my payments on time with my other debt. My plan is to pay this $2000.00 off, with interest, no later than the first week of September 2009. I need the $2000.00 now to pay for car repairs desperately. With the extra summer hours and income I will be making at Franchise Tax Board, July and August, on top of a left over portion of my school loan I will be receiving around 08/31/2009, This loan will be paid in full no later than the first week of September 2009. GUARANTEED!!! I pay rent to my mom, but we have an understanding that no rent is to be paid for July and August. I have thought this through, crunched some numbers and have planned this out thoroughly. The 41 month old Delinquency was my fault hands down. I thought I paid the bill, along with others the month before. When I noticed I had not paid the bill, I looked for the envelope the bill came in, and there it was, unopened. I put it in my paid file some how, thinking it was paid. A simple mistake any human being could have made. I'm still uneasy about it. Its the only time I was 30 days late I believe.
Hi. Thanks for the clear explanation of your intentions for repayment. I'm investing with you and I wish you good luck.	Hello, no problem, and thank you for investing in me. I really do appreciate it and it is greatly needed.

Member Payment Dependent Notes Series 421242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421242	$4,800	$4,800	18.21%	1.00%	July 1, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421242. Member loan 421242 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,330 / month
Current employer:	Garmin International	Debt-to-income ratio:	13.27%
Length of employment:	2 years 7 months	Location:	OLATHE, KS

Home town:	Jerusalem
Current & past employers:	Garmin International, Vestcom
Education:	Fox Valley Technical College

This borrower member posted the following loan description, which has not been verified:

I am taking a trip to europe in august, purchase a laptop

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	31
Revolving Credit Balance:	$6,395.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
are you coming back to pay for the loan?	Yes, I am coming back. I love the US.

Member Payment Dependent Notes Series 421316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421316	$9,000	$9,000	11.26%	1.00%	June 30, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421316. Member loan 421316 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,403 / month
Current employer:	SYNNEX	Debt-to-income ratio:	9.11%
Length of employment:	13 years	Location:	GREENVILLE, SC

Home town:
Current & past employers:	SYNNEX
Education:

This borrower member posted the following loan description, which has not been verified:

My credit history is good, no missed payments, high income. I'd like to consolodate 4 higher interest credit cards to one loan.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,904.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1 yes is agreed to that in the app. 2 yes. 3 combination of income from job, stock option exercises and real estate rental income. 4 yes. 5 yes. 6 yes well more than that. I will likely pay this loan off by Jan 10

Member Payment Dependent Notes Series 421379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421379	$6,000	$6,000	8.00%	1.00%	June 30, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421379. Member loan 421379 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,800 / month
Current employer:	Nokia Siemens Networks	Debt-to-income ratio:	13.27%
Length of employment:	9 months	Location:	Marietta, GA

Home town:	Atlanta
Current & past employers:	Nokia Siemens Networks, Electronic Arts, The Rubicon Group
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I work for Nokia Siemens Networks here in Atlanta, GA. My credit score is excellent, and I've never missed a payment on anything (car loan, iPhone bill, mortage). I am requesting this loan from my peers to pay off a high interest rate credit card. Simple as that. Invest with confidence. Cheers!

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,501.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1. Yes. 2. Yes. 3. Easily. 4. Mmhm. 5. Absolutely. 6. Yes.
Please list off the current balance, interest rate, and monthly minimum payments for the debt you will be paying off. Thank you and good luck.	Current Balance is what you see in my revolving debt: $7500. Just applied a $500 dollar payment this month. They want $175 a month, but I've never paid the minimum payment for anything. And finally, the interest rate is around 15%. 8% is better.
I would like to help fund your loan, but have a few questions. Can you give a brief description of the type of work you perform at Nokia Siemens Networks? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Do you have an emergency fund? And if so, how many months of total living expenses will your emergency fund cover?	I'm the lead software engineer at NSN currently working on various projects to handle trade shows & customer visits to our Solutions Experience Center. I'm in the process right now of verifying my income w/ this website. I have about $3k in a savings account, that would cover about 6 weeks worth of living expenses.

Member Payment Dependent Notes Series 421402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421402	$10,000	$10,000	8.00%	1.00%	June 30, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421402. Member loan 421402 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Virginia Farm Bureau	Debt-to-income ratio:	12.56%
Length of employment:	14 years 8 months	Location:	Marion, VA

Home town:	Marion
Current & past employers:	Virginia Farm Bureau, Smyth County Mutual Ins.
Education:

This borrower member posted the following loan description, which has not been verified:

I am interested in a debt consolidation loan and would like information on the interest rates.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,096.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club? Also, could you explain what debt you are consolidating as you have only $5,000 on your credit card debt?	Yes, my income can be verifed with Lend Club. Please see additional post for credit card debt information.
Hello, Can you provide the amount of your mortgage payment, the number of dependents you have, and information about the debts you would like to consolidate? Thanks.	My mortgage payment is $862 (including taxes and insurance escrow). I have one dependent and am married to a landscaper. The debt I want to consolidate is credit card and miscellaneous bills. The credit card debt was acquired from when my child was using formula and it had to be special ordered (very expensive!).

Member Payment Dependent Notes Series 421455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421455	$12,250	$12,250	15.05%	1.00%	June 30, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421455. Member loan 421455 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Alton & Bird, LLP	Debt-to-income ratio:	23.80%
Length of employment:	9 years	Location:	Powder Springs, GA

Home town:	Fort Campbell
Current & past employers:	Alton & Bird, LLP, Alston & Bird LLP
Education:	Grantham University

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate my family's debt into one simple payment. We have been working to lower our debt and hae made some progress but feel things would be easier and save us some money by consolidating everything at a lower rate. We have no problem paying our bills each month but have little left afterwards and feel any dent we make on our debt is small but still a step in the righ direction. We have been very good at paying our bills on time. We own our own home going on 11 years and have faithfully paid our mortgage on time with never a problem. Please consider us a reliable, responsible candidate for a loan.

A credit bureau reported the following information about this borrower member on June 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	49	Months Since Last Delinquency:	12
Revolving Credit Balance:	$19,136.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate such levels of debt, and once you consolidate, how will you make sure not to accumulate more debt again?	Most of it came from mistakes made from lack of discipline and self control. I believe once our daughter was born we grew up pretty quickly and have realized what needs to be done to ensure that we are financially stable for our future. This consolidation loan will be a big step in that direction. I will allow us to pay off the debt we have much quickly and a much lower interest rate. We have created and been living off of a pretty strict budget for the last year and have grown into a great routine that I feel will prevent this level of debt from occurring again.
I would like to help fund your loan. Can you please list all your credit cards, balances, interest rates and minimum payments due? As well as any other loans you have outstanding (car loan, student loans, medical, etc...) How much is your mortgage payment? And does your spouse have any debt? If so how much? Why are you only requesting about $12,000 when you seem to have over $19,000 of debt? Best of Luck!!	The reason we only are asking for $12,000 is that the remaining debt is at a low enough interest rate that it would not make sense to consolidate it into something that would raise the rate. The majority of the debt we have is credit card debt. We have one student loan we are working to pay off separately. The majority of our cards have very high interest rates (20 - 30%) and this is what we are attempting to use this funding for. Our plan is to consolidate these high interest cards and pay them off faster than if we left them as is.
Thanks! It would be helpful though if you could please list out the credit cards you want to consolidate along with their respective balance, interest rate, and minimum monthly payments due.	I am not that comfortable listing out all of that information on here. I may just be too cautious but just want to be careful that this information could not be used in a negative way. I will tell you that the debt represented in my funding request is everything that my wife and I have with the exception of our mortgage and two car payments that total approximately $2000/month. The credit cards we are looking to consolidate all have interest rates in the 25 - 30% range. We have one additional credit card with an interest rate of 15% that we will not be consolidating as that rate is already low. I am not trying to be difficult in answering your request for information just a bit nervous about how secure these disclosures are on here.

Member Payment Dependent Notes Series 421783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421783	$9,600	$9,600	8.00%	1.00%	June 30, 2009	July 11, 2012	July 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421783. Member loan 421783 was requested on June 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	US Govt	Debt-to-income ratio:	5.93%
Length of employment:	19 years	Location:	CHEYENNE, WY

Home town:	Casper
Current & past employers:	US Govt
Education:	United States Air Force Academy (USAFA)

This borrower member posted the following loan description, which has not been verified:

Purpose of this loan is to re-finance a purchase of a timeshare on the south end of the Strip

A credit bureau reported the following information about this borrower member on June 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,981.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club?	Hello. Would be happy to do so if I knew how. Maybe this information will help you, though: I currently have one auto loan (23,000 payoff) and pay off my credit cards every month. Also, I pay no rent since my housing is provided by my employer.
Through what institution did you finance the initial purchase, for how much and what is the current interest rate? How long have you owned the time share?	Hello, I financed this timeshare through El Dorado Resorts Corporation. The original interest rate was/is 17.9%; we accepted such a high rate because we knew we would turn around immediately and re-fi during the "grace period". Original amount financed is $14,391.
Can you elaborate on your current job? where do you work and how stable is it?	Hello. I fly for the US gov't. My wife is part-time employed by the State of Wyoming.

Member Payment Dependent Notes Series 421980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421980	$5,000	$5,000	8.00%	1.00%	July 1, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421980. Member loan 421980 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Pulsafeeder	Debt-to-income ratio:	17.84%
Length of employment:	9 years 6 months	Location:	W. Henrietta, NY

Home town:	Rochester
Current & past employers:	Pulsafeeder, Pulsafeeder
Education:	Riverside School of Aeronautics

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, Curesome Inc is a small family run ecommerce corporation that currently has two websites (curesome.com & curesomeone.com) each averaging over 3200 visitors a month with an additional 3-4 more sites up and running by early 4th quarter of this year. Each website currently sells just under 600 products ranging from items for the home, personal health, body building, and pet supplies. Of these, 20 to 25 items account for 35% of our total sales. Future websites will be stream lined to specific customer goals and interests to take advantage of this. With an aggressive SEO plan utilizing such tools as Google analytics, we have seen a steady increase in visitors and sales, primarily from the United Kingdom and Germany with North America being responsible for just under 25% of current activity. Our goal at this time is to take advantage of our best selling products. We plan on being even more aggressive on pricing so will need to purchase larger quantities from our vendors in order to lessen the cost and raise our profit margin. This loan would allow us to reach that goal. I thank you for taking the time to read and consider our loan request for a family run business that we are very proud of. John Kehoe VP Curesome Inc.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,392.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Pulsafeeder ? What type of work do you do ?	Pulsafeeder engineers and manufactures industrial metering pumps of various sizes and specs for a wide range of applications. Applications such as pharmaceutical plants, water treatment centers and even oil rigs.

Member Payment Dependent Notes Series 422275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422275	$3,000	$3,000	10.95%	1.00%	June 30, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422275. Member loan 422275 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Northwestern Memorial Hospital	Debt-to-income ratio:	7.42%
Length of employment:	6 years 9 months	Location:	Chicago, IL

Home town:	Dallas
Current & past employers:	Northwestern Memorial Hospital
Education:	City Colleges of Chicago-Harold Washington College

This borrower member posted the following loan description, which has not been verified:

Thank you!

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,630.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Prospectus Supplement (Sales Report) No. 37 dated July 1, 2009